Table of Contents

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Material

☐ Soliciting Material under §240.14a-12

The Beauty Health Company

(Name of Registrant as Specified In Its Charter)

_________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

THE BEAUTY HEALTH COMPANY

2165 Spring Street

Long Beach, California 90806

LETTER TO STOCKHOLDERS

April 26, 2024

Dear Stockholder:

You are cordially invited to attend this year’s annual meeting of stockholders of The Beauty Health Company on June 6, 2024, at 1:00 p.m. Pacific Time. The annual meeting will be a completely “virtual” meeting. You will be able to attend the annual meeting, as well as vote and submit your questions during the live webcast of the meeting, by visiting www.virtualshareholdermeeting.com/SKIN2024 and entering the company number and control number included on the Notice of Internet Availability of Proxy Materials (the “Notice”) delivered to you or the proxy card or voting instructions that accompanied your proxy materials, if you requested and received a printed copy of the proxy materials.

Details regarding admission to the annual meeting and the business to be conducted at the annual meeting are described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

Whether or not you plan to attend the annual meeting, your vote is important and we encourage you to vote promptly. You may vote by telephone or Internet or by marking, signing and returning a proxy card, if you requested and received paper copies of the proxy materials. For specific instructions on voting, please refer to the instructions on your Notice or proxy card. If you attend the annual meeting, you will have the right to revoke the proxy and vote your shares virtually at the meeting. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from your brokerage firm, bank or other nominee to vote your shares.

Sincerely yours,

MARLA BECK
PRESIDENT AND CHIEF EXECUTIVE OFFICER

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THE BEAUTY HEALTH COMPANY

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 6, 2024

When	June 6, 2024 at 1:00 p.m. PDT		How to Vote in Advance

Where	Virtually at: www.virtualshareholdermeeting.com/SKIN2024	By Mail	Complete, sign, date and return your proxy card or voting instruction form in the postage-paid envelope provided

Proposal 1	Election of three nominees named in the proxy statement to serve on the Board of Directors. The Board of Directors recommends a vote “FOR ALL” director nominees.	By Internet	You can vote your shares online at www.proxyvote.com

Proposal 2	To approve an amendment to the Company’s Second Amended and Restated Certificate of Incorporation to declassify the Board of Directors, beginning with the Company’s 2025 annual meeting of stockholders. The Board of Directors recommends a vote “FOR” this proposal.	By Phone	You can vote your shares by calling 1-800-690-6903

Proposal 3	To approve an amendment to the Company’s Second Amended and Restated Certificate of Incorporation to eliminate the supermajority voting requirement for amendments to the Second Amended and Restated Certificate of Incorporation. The Board of Directors recommends a vote “FOR” this proposal.		Your vote is important. Please vote as soon as possible by one of the methods shown above. Be sure to have your Notice of Internet Availability, proxy card or voting instruction form in hand and follow the instructions provided therein.

Proposal 4	Ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the fiscal year ended December 31, 2024. The Board of Directors recommends a vote “FOR” this proposal.

Proposal 5	Advisory vote to approve named executive officer compensation. The Board of Directors recommends a vote “FOR” this proposal.

Any other business which may properly come before the annual meeting or any adjournment or postponement. In addition to the business to be transacted as described above, management may speak on our developments of the past year and respond to questions of general interest to stockholders.

Who Can Vote	Only owners of record of the Company’s issued and outstanding Class A Common Stock as of the close of business on April 9, 2024. Each share of Class A Common Stock is entitled to one vote.

Date of Mailing	A Notice or a printed copy of the proxy materials were first mailed to stockholders of record entitled to receive notice of the Annual Meeting on or about April 26, 2024.

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In accordance with rules and regulations adopted by the Securities and Exchange Commission, we have elected to furnish our proxy materials to stockholders by providing access to the materials on the Internet. Accordingly, a Notice has been mailed to the majority of our stockholders, while other stockholders have instead received paper copies of the documents accessible on the Internet. It is important that your shares be represented and voted whether or not you plan to attend the virtual annual meeting. If you are the registered holder of your shares and are viewing the proxy statement on the Internet, you may grant your proxy electronically via the Internet by following the instructions in the Notice previously mailed to you and the instructions listed on the Internet site. If you are receiving a paper copy of the proxy statement, you may vote by completing and mailing the proxy card enclosed with the proxy statement, or you may grant your proxy electronically via the Internet or by telephone by following the instructions on the Notice or proxy card. If your shares are held in “street name,” which means your shares are held of record by a broker, bank or other nominee, you should review the Notice used by that firm to determine whether and how you will be able to submit your proxy by telephone or over the Internet. Submitting a proxy over the Internet, by telephone or by mailing a proxy card will ensure your shares are represented at the annual meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for examination by stockholders of record at www.virtualshareholdermeeting.com/SKIN2024 during the Annual Meeting.

THE BEAUTY HEALTH COMPANY

BY ORDER OF THE BOARD OF DIRECTORS

MARLA BECK
PRESIDENT AND CHIEF EXECUTIVE OFFICER
Long Beach, California
Dated: April 26, 2024

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TABLE OF CONTENTS

Page
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING	1
PROPOSAL 1: ELECTION OF THREE CLASS III DIRECTORS	8
DIRECTORS AND NOMINEES	9
PROPOSAL 2: APPROVAL OF AN AMENDMENT TO OUR SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO DECLASSIFY OUR BOARD OF DIRECTORS AND MAKE CERTAIN OTHER CHANGES	13
PROPOSAL 3: APPROVAL OF AN AMENDMENT TO OUR SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO ELIMINATE THE SUPERMAJORITY VOTING REQUIREMENT FOR AMENDMENTS TO THE SECOND AMENDED AND RESTATED CERTIFICATE	15
CORPORATE GOVERNANCE	17
2023 DIRECTOR COMPENSATION	30
PROPOSAL 4: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	32
AUDIT COMMITTEE REPORT	34
EXECUTIVE OFFICERS	35
PROPOSAL 5: ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION	36
COMPENSATION DISCUSSION AND ANALYSIS	37
COMPENSATION COMMITTEE REPORT	51
EXECUTIVE COMPENSATION	52
PAY VERSUS PERFORMANCE	67
CEO PAY RATIO DISCLOSURE	73
EQUITY COMPENSATION PLAN INFORMATION	75
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	76
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	79
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	80
STOCKHOLDER PROPOSALS	81
OTHER MATTERS	82
AVAILABLE INFORMATION	83
APPENDIX A: PROPOSED AMENDMENTS TO SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO DECLASSIFY BOARD OF DIRECTORS
APPENDIX B: PROPOSED AMENDMENTS TO SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO ELIMINATE THE SUPERMAJORITY VOTING REQUIREMENT FOR AMENDMENTS TO THE SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

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THE BEAUTY HEALTH COMPANY

2165 Spring Street

Long Beach, California 90806

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 6, 2024

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board of Directors” or the “Board”) of The Beauty Health Company, a Delaware corporation, for use at the 2024 annual meeting of stockholders (the “Annual Meeting”). This Proxy Statement and related materials were first made available to stockholders of record entitled to receive notice of the Annual Meeting on or about April 26, 2024. References in this Proxy Statement to “we,” “us,” “our,” or the “Company” refer to The Beauty Health Company and its consolidated subsidiaries. When we refer to the Company’s fiscal year, we mean the applicable annual period ended on December 31.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Proxy Materials and Voting Information

1.	What are proxy materials?

A proxy statement is a document that includes information that we are required to provide to you under the rules promulgated by the Securities and Exchange Commission (“SEC”) and is designed to assist you in voting your shares (your “shares”) of the Company’s Class A Common Stock, par value $0.0001 per share (“Class A Common Stock”) at the Annual Meeting. The proxy materials include our proxy statement for the Annual Meeting (this “Proxy Statement”), our Annual Report to Stockholders (including our Annual Report on Form 10-K for the fiscal year ended December 31, 2023) (the “Annual Report”), and a proxy card or a voting instruction card for the Annual Meeting, if you request a printed copy of the proxy materials.

This Proxy Statement contains information about the Annual Meeting and was prepared by our management. We sent a Notice of Internet Availability of Proxy Materials (the “Notice”) and made these proxy materials and the Notice available online, on or about April 26, 2024 to stockholders of record entitled to receive notice of the Annual Meeting. All stockholders may access the proxy materials online and download printable versions of the proxy materials or request a printed set of the proxy materials by following the instructions in the Notice. As a stockholder of record, you are invited to attend our virtual Annual Meeting online and are requested to vote on the items of business described in this Proxy Statement.

2.	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If your shares are registered directly in your name with the Company’s registrar and transfer agent, Continental Stock Transfer & Trust Company, you are considered a stockholder of record with respect to those shares. If your shares are held in a bank or brokerage account, you are considered the “beneficial owner” of those shares.

3.	Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

In accordance with SEC rules, we may furnish proxy materials, including this Proxy Statement and our Annual Report, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Accordingly, we sent the Notice to our stockholders of record and beneficial owners as of the close of business on April 9, 2024 (the “Record Date”).

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4.	I share an address with another stockholder. Why did we receive only one copy of the proxy materials and how may I obtain an additional copy of the proxy materials?

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy proxy delivery requirements with respect to two or more stockholders sharing the same address by delivering a single set of proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” is intended to provide extra convenience for stockholders and cost savings for companies.

A number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single Notice will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. If you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice, please notify your broker. Stockholders who have multiple accounts in their names or who share an address with other stockholders can request “householding” and authorize their broker to discontinue mailings of multiple annual reports and proxy materials by contacting their broker.

We will promptly deliver to a stockholder who receives one copy of the Notice as a result of “householding” a separate copy of the Notice upon such stockholder’s written or oral request directed to Investor Relations at The Beauty Health Company, 2165 Spring Street, Long Beach, CA 90806 or (800) 603-4996.

5.	Who is entitled to vote at the Annual Meeting?

Only stockholders of record of our Class A Common Stock at the close of business on the Record Date are entitled to vote at the Annual Meeting or at any adjournment or postponement of the Annual Meeting. Each stockholder of record is entitled to one vote per share of Class A Common Stock. On the Record Date, there were 123,459,323 shares of Class A Common Stock issued and outstanding.

Registered Stockholders. The Notice was provided to you directly by us. As a stockholder of record, you have the right to grant your voting proxy directly to the individuals appointed by the Board to act as proxies at the Annual Meeting and listed on the proxy card or to vote virtually at the Annual Meeting.

Beneficial Stockholders. The Notice was forwarded to you by your broker or nominee. Your broker or nominee is considered the stockholder of record of your shares, and you are considered to hold your shares in “street name”. Beneficial owners are also invited to virtually attend the Annual Meeting. However, since you are not a stockholder of record, you may not vote your shares virtually at the Annual Meeting unless you follow your broker’s procedures for obtaining a legal proxy. If you request a printed copy of your proxy materials by mail, your broker or nominee will provide a voting instruction card for you to use.

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6.	What items of business will be voted on at the Annual Meeting? How does the Board of Directors recommend I vote on these items and what are the voting standards?

Proposal	Voting Options	Vote Required to Adopt the Proposal	Effect of Abstentions or Withhold Votes	Effect of “Broker Non-Votes”	Board Recommendation
Proposal 1: Election of three Class III directors	For all, withhold all, or for all except.	A plurality of the votes cast by the stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter.	No effect.	No effect.	✓FOR ALL director nominees
Proposal 2: Approval of an amendment to the Company’s Second Amended and Restated Certificate of Incorporation to declassify the Company’s Board of Directors, beginning with the 2025 annual meeting of stockholders.	For, against, or abstain

The affirmative vote of the holders of not less than two-thirds percent (66 2/3%) of the total voting power of all outstanding shares of capital stock of the Company as of the Record Date and entitled to vote on the matter.

			Same effect as a vote “Against” the proposal	Same effect as a vote “Against” the proposal.	✓FOR the amendment to the Second Amended and Restated Certificate of Incorporation
Proposal 3: Approval of an amendment to the Company’s Second Amended and Restated Certificate of Incorporation to eliminate the supermajority voting requirement for amendments to the Second Amended and Restated Certificate of Incorporation	For, against, or abstain.

The affirmative vote of the holders of not less than two-thirds percent (66 2/3%) of the total voting power of all outstanding shares of capital stock of the Company as of the Record Date and entitled to vote on the matter.

			Same effect as a vote “Against” the proposal	Same effect as a vote “Against” the proposal	✓FOR the amendment to the Second Amended and Restated Certificate of Incorporation
Proposal 4: Ratification of the appointment of Deloitte & Touche LLP (“Deloitte”) as the independent registered public accounting firm of the Company for fiscal year 2024.	For, against, or abstain.	The affirmative vote of a majority of the votes cast by the stockholders present in person or by proxy at the Annual Meeting and entitled to vote on the matter.	No effect.	Not applicable; Brokers have discretion to vote.	✓FOR the ratification of the appointment of Deloitte
Proposal 5: Advisory vote to approve named executive officer compensation.	For, against, or abstain.	The affirmative vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter.	No effect.	No effect.	✓FOR the named executive officer compensation set forth in the Proxy Statement

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7.	How do I cast my vote if I am a stockholder of record entitled to vote at the Annual Meeting?

If you are a stockholder of record entitled to vote at the Annual Meeting, you can vote your shares by proxy electronically, by telephone or by mail, if you requested and received a printed copy of the proxy materials, by following the instructions set forth below:

Voting Electronically. You can vote at www.proxyvote.com, 24 hours a day, seven days a week. You will need the control number included on your Notice or your proxy card (if you received a printed copy of the proxy materials).

Voting By Telephone. You can vote using a touch-tone telephone by calling 1-800-690-6903, 24 hours a day, seven days a week. You will need the control number included on your Notice or your proxy card (if you received a printed copy of the proxy materials).

Voting By Mail. If you have requested and received a printed copy of the proxy materials by mail, you may complete, sign, date and return the proxy card or voting instruction form in the postage-paid envelope provided to you by mail to The Beauty Health Company, c/o Broadridge Financial Solutions, 51 Mercedes Way, Edgewood, New York 11717.

Voting at the Annual Meeting. Although we encourage you to complete and return a proxy prior to the Annual Meeting to ensure that your vote is counted, you can virtually attend the Annual Meeting and vote your shares online by visiting www.virtualshareholdermeeting.com/SKIN2024. You will need your control number included on your Notice or proxy card (if you receive a printed copy of the proxy materials) to be able to vote during the Annual Meeting. If you vote by proxy prior to the Annual Meeting and also virtually attend the Annual Meeting, there is no need to vote again at the Annual Meeting unless you wish to change your vote.

The procedures for voting online, by telephone, by mail and virtually at the Annual Meeting comply with Delaware law and are designed to authenticate stockholders’ identities, to allow stockholders to vote their shares and to confirm that their instructions have been properly recorded.

Please note that you cannot vote your shares by filling out and returning the Notice. The Notice does, however, include instructions on how to vote your shares.

8.	Is there a deadline for submitting proxies electronically or by telephone or mail?

Yes. Proxies submitted electronically or by telephone as described above must be submitted by 11:59 p.m. EDT on June 5, 2024.

Proxies submitted by mail must be received before the close of the Annual Meeting on June 6, 2024.

Each valid proxy received in time will be voted at the Annual Meeting in accordance with your instructions, regardless of the submission method used.

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9.	What if I am a stockholder of record entitled to vote at the Annual Meeting and do not specify a choice for a matter when returning a proxy?

All proxies properly submitted pursuant to this solicitation and not revoked will be voted at the Annual Meeting in accordance with the directions given. If you properly submit a proxy, but do not provide specific voting instructions, your shares will be voted:

(1)	FOR ALL Class III director nominees;

(2)	FOR the amendment to the Company’s Second Amended and Restated Certificate of Incorporation to provide for the declassification of our Board of Directors, beginning with our 2025 annual meeting of stockholders;

(3)	FOR the amendment to the Company’s Second Amended and Restated Certificate of Incorporation to eliminate the supermajority voting requirement for amendments to the Second Amended and Restated Certificate of Incorporation.

(4)	FOR the ratification of the appointment of Deloitte as our independent registered public accounting firm of the Company for fiscal year 2024; and

(5)	FOR the compensation of our named executive officers, as set forth in the Proxy Statement.

If you have returned a signed and completed proxy card and other matters are properly presented at the Annual Meeting for consideration, the proxy holders appointed by our Board (the persons named in your proxy card if you are a stockholder of record) will have the discretion to vote your shares on those matters for you.

10.	What if I am beneficial owner and do not give voting instructions to my broker?

As a beneficial owner, to ensure your shares are voted in the way you would like, you must provide voting instructions to your bank, broker or other nominee by the deadline provided in the materials you receive from your bank, broker or other nominee.

Under the rules of the Nasdaq Capital Market (“Nasdaq”), if you hold your shares in street name and do not provide voting instructions to the broker, bank or other nominee that holds your shares, the nominee has discretionary authority to vote on routine matters, but not on non-routine matters. As such, if your shares are held in an account at a bank or brokerage firm, that bank or brokerage firm will not be permitted to vote your shares with respect to Proposal 1 (election of directors), Proposal 2 (declassification of the Board), Proposal 3 (elimination of supermajority voting requirement for amendments to the Second Amended and Restated Certificate of Incorporation), or Proposal 5 (advisory vote on named executive officer compensation), since these proposals are considered to be non-routine matters, unless you provide instructions as to how your shares should be voted. Proposal 4 (the ratification of the appointment of the independent registered public accounting firm) is considered a routine matter, so your broker, bank or other nominee that holds your shares has discretion to vote your shares on Proposal 4 if they do not otherwise receive voting instructions from you. Accordingly, we do not expect there to be any broker non-votes for Proposal 4.

11.	How are broker non-votes and abstentions counted?

A broker non-vote occurs when shares held by a broker are not voted with respect to a particular proposal, because the broker does not have authority to vote on the non-discretionary item (i.e., Proposal 1, Proposal 2, Proposal 3, and Proposal 5) and has not received voting instructions from its client.

Broker non-votes, withheld votes and abstentions by stockholders from voting (including brokers holding their clients’ shares of record who cause abstentions to be recorded) will be counted towards determining whether a quorum is present. However, because broker non-votes and abstentions are not considered votes “cast” under Delaware law, they will have no effect on the approval of Proposal 1 or Proposal 5. However, because Proposal 2 and Proposal 3 require the affirmative vote of the holders of at least two-thirds percent (66 2/3%) of the total voting power of all outstanding shares of Class A Common Stock as of the Record Date, broker non-votes will have the same effect as a vote “Against” Proposal 2 and Proposal 3. Proposal 4 (the ratification of the appointment of the independent registered public accounting firm) is considered a routine matter, so your broker, bank or other nominee that holds your shares has discretion to vote your shares on Proposal 4 if they do not otherwise receive voting instructions from you. Accordingly, we do not expect there to be any broker non-votes for Proposal 4.

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12.	What constitutes a quorum?

A quorum will be present if holders of a majority of the outstanding voting power of our Class A Common Stock entitled to vote at the Annual Meeting are present in person or represented by proxy at the Annual Meeting. Shares represented by proxies that reflect abstentions or broker non-votes will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the Annual Meeting.

13.	What can I do if I change my mind after I vote my shares? Can I revoke my proxy?

At any time prior to the completion of voting at the Annual Meeting, you may change your vote either by:

•	giving written notice to our Secretary revoking your proxy;

•	submitting a later-dated proxy by telephone or electronically before 11:59 p.m. EDT on June 5, 2024;

•	delivering a later-dated mailed proxy received before the close of the Annual Meeting on June 6, 2024; or

•	voting online at the Annual Meeting.

14.	Who will count the vote?

A representative of Broadridge Financial Solutions, Inc. will tabulate the votes and act as inspector of election.

15.	May I see a list of stockholders entitled to vote as of the Record Date?

Yes. A list of registered stockholders as of the close of business on the Record Date will be available for examination by any stockholder for any purpose germane to the Annual Meeting. During the Annual Meeting, such list will be available for examination at www.virtualshareholdermeeting.com/SKIN2024.

16.	How do I attend the Annual Meeting virtually?

We will host the Annual Meeting live online via audio webcast. Any stockholder can attend the Annual Meeting live online at www.virtualshareholdermeeting.com/SKIN2024. The webcast will start at 1:00 p.m. PDT. Stockholders may vote and submit questions while attending the Annual Meeting online. In order to enter the Annual Meeting, you will need the 16-digit control number included on your Notice, the instructions that accompanied your proxy materials or your proxy card (if you received a printed copy of the proxy materials). Instructions on how to attend and participate online, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/SKIN2024. We encourage you to access the Annual Meeting prior to the start time to allow ample time to complete the online check-in process. If you encounter any difficulties accessing the Annual Meeting during the check-in or meeting time, please call the technical support number that will be provided on the log-in page.

17.	Why is the Annual Meeting a virtual, online meeting?

Our Annual Meeting will be a virtual meeting of stockholders conducted via live audio webcast. By conducting our Annual Meeting solely online, we eliminate many of the costs associated with a physical meeting. In addition, we believe that hosting a virtual meeting facilitates stockholder attendance and broader participation by enabling stockholders to participate from any location around the world. We believe a virtual meeting also improves our ability to communicate more effectively with our stockholders during the Annual Meeting. We have designed the virtual meeting to provide the same rights to participate as you would have at an in-person meeting, including providing opportunities to submit questions during the Annual Meeting.

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18.	Who will pay the cost of solicitation?

We will pay the cost of soliciting proxies for the Annual Meeting. Proxies may be solicited by our employees and directors, without additional compensation, in person, or by mail, courier, telephone, email or facsimile. The Company may also retain the services of a proxy solicitation firm if, in the Board’s view, it is deemed necessary or advisable. In the event the Company retains such a firm, it estimates that the fees of such firm could be up to $50,000, plus out-of-pocket expenses, all of which would be paid by the Company.

We may also make arrangements with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of our shares held of record by such persons. We may reimburse such brokerage houses, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

19.	How can I access the Proxy Statement and Annual Report?

As described in the Notice, our Proxy Statement and Annual Report are available online at www.proxyvote.com.

These proxy materials are also available in the “Investor Relations” section of our website: https://investors.beautyhealth.com/ in the “Financials” and “SEC Filings” subsection.

If you have received a Notice and you would prefer to receive the proxy materials in printed form by mail or electronically by email, please follow the instructions contained in the Notice.

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PROPOSAL 1: ELECTION OF THREE CLASS III DIRECTORS

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR ALL” WITH RESPECT TO THE ELECTION OF THE CLASS III DIRECTOR NOMINEES LISTED BELOW.

General

Our Second Amended and Restated Certificate of Incorporation (our “Second Amended and Restated Certificate of Incorporation”) provides for a classified board of directors consisting of three classes of directors, with each class serving staggered three-year terms and a nearly equal number of board members in each class, as determined by our Board. As a result, a portion of our Board of Directors will be elected each year. Our current directors and their respective current terms are as follows:

Class III Directors Current Term Ending at 2024 Annual Meeting	Class I Directors Current Term Ending at 2025 Annual Meeting	Class II Directors Current Term Ending at 2026 Annual Meeting
Marla Beck Brenton L. Saunders Doug Schillinger	Desiree Gruber Michelle Kerrick [Vacancy]	Michael D. Capellas Dr. Julius Few Brian Miller

On the recommendation of the nominating and corporate governance committee of our Board of Directors (the “Nominating and Corporate Governance Committee”), our Board of Directors, including its independent directors, selected and approved Ms. Marla Beck, Mr. Brenton Saunders and Mr. Doug Schillinger as nominees for re-election as Class III directors, the class being elected at the Annual Meeting, each to serve for a term of three years, expiring at the 2027 annual meeting of stockholders or until his or her successor is duly appointed or elected and qualified or until his or her earlier death, resignation or removal.

Each of Ms. Beck, Mr. Saunders and Mr. Schillinger currently serves as a member of our Board of Directors and has agreed to serve if elected at the Annual Meeting. Ms. Beck also currently serves as our Chief Executive Officer. The biographies for each of Ms. Beck, Mr. Saunders and Mr. Schillinger may be found below under the heading “Directors and Nominees - Nominees for Election to the Board of Directors (Class III Directors).”

In the event the nominees named herein are unable to serve or decline to serve at the time of the Annual Meeting, the persons appointed by the Board to act as proxies at the Annual Meeting will exercise discretionary authority to vote for substitutes. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR ALL the nominees. The proxy cannot be voted for a greater number of persons than three.

As discussed in Proposal 2, the Board has agreed to submit a proposal to the stockholders regarding a vote to amend the Second Amended and Restated Certificate of Incorporation to declassify the Board, which the Company is doing at the Annual Meeting. If Proposal 2 passes, directors up for election at the Annual Meeting will be elected to a one-year term or, if earlier, such director’s death, resignation or removal, whichever is earliest to occur, and the classified (three-year, staggered term) board structure would be eliminated. If Proposal 2 does not pass, the Board will remain classified, and the directors up for election at the 2025 annual meeting of stockholders will be elected as Class I directors.

Vote Required

If a quorum is present, a nominee for Class III director will be elected to the Board of Directors by a plurality of the votes cast by the stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter. Abstentions and broker non-votes will have no effect on the outcome of the election.

Recommendation of the Board of Directors

Our Board of Directors unanimously recommends that the stockholders vote FOR ALL with respect to the election of the Class III director nominees: Ms. Marla Beck, Mr. Brenton Saunders and Mr. Doug Schillinger.

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DIRECTORS AND NOMINEES

The following table and biographical information that follows provide certain information about Ms. Marla Beck, Mr. Brenton Saunders and Mr. Doug Schillinger, as well as our other continuing directors. Such information is current as of April 9, 2024. The information presented below for each director includes the specific experience, qualifications, attributes and skills that led us to the conclusion that such individual should be nominated to serve on our Board of Directors in light of our business, and that each director offers significant individual attributes and contributions important to our Board’s overall composition and functioning.

There is no family relationship between any of our executive officers, directors, or director nominees. Each of our directors, except Ms. Desiree Gruber and Ms. Marla Beck, has served as a director since May 4, 2021. Ms. Desiree Gruber has served as a director since June 2021, and Ms. Marla Beck has served as a director since June 2022.

Name	Age	Position
Brenton L. Saunders	54	Chairman of the Board
Marla Beck	53	President, Chief Executive Officer, and Director
Michael Capellas	69	Director
Dr. Julius Few	56	Director
Desiree Gruber	56	Director
Michelle Kerrick	61	Director
Brian Miller	49	Director
Doug Schillinger	50	Director

Nominees for Election to the Board of Directors (Class III Directors)

Marla Beck has served on our Board of Directors since June 6, 2022, and as our President and Chief Executive Officer since April 8, 2024. From November 20, 2023 to April 8, 2024, she served as our Interim Chief Executive Officer. Ms. Beck was the co-Founder and former CEO of Bluemercury, a high growth, disruptive omnichannel beauty retailer founded in 1999 and acquired by Macy’s Inc. in 2015. Ms. Beck led Bluemercury as CEO from 1999 to 2021, including as the chief executive officer of a division of Macy’s from 2015 to 2021. Ms. Beck was responsible for all aspects of operations, including digital strategies, marketing, merchandising, loyalty programming, product development, supply chain, real estate, store expansion and development, finance, and human resources across 180 locations and 27 states. Ms. Beck was also the co-founder of M-61 Laboratories, the creators of clean, sustainable brands M-61 Powerful Skincare and Lune+Aster Cosmetics. Prior to founding Bluemercury, Ms. Beck was a consultant at McKinsey & Company.

Ms. Beck also served as an independent director of The Children’s Place from 2015 to January 2024, where she served on its audit committee and corporate responsibility, sustainability and governance committees. Furthermore, Ms. Beck served as treasurer of the board of trustees at the Sidwell Friends School in Washington, D.C., and also serves on the board of directors at Evenly Technologies. Ms. Beck served on the global advisory board of edX and the executive and finance committees of the board of directors of the National Retail Federation.

We believe that Ms. Beck is qualified to serve on our Board of Directors because of her valuable perspective and experience in brand management, brand marketing, senior leadership, finance, sales & marketing, business scaling, human resources, compliance/ethics, and digital engagement (including e-commerce), as well as her extensive background and knowledge of our industry in general.

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Brenton L. Saunders has served on our Board of Directors since May 4, 2021 and currently serves as our Chairman of the Board. Mr. Saunders served as Interim Chief Executive Officer of the Company from January 1, 2022 to February 7, 2022, and our Executive Chairman of the Board for the fiscal year of 2022 until March 6, 2023. Mr. Saunders has over 25 years of experience in various aspects of healthcare and has been in leadership roles at several prominent global pharmaceutical and healthcare companies. Until May 2020, when it was acquired by AbbVie Inc. in a transaction valued at approximately $63 billion, Mr. Saunders served as Chairman, President and Chief Executive Officer of Allergan plc (“Allergan”), an American, Irish-domiciled pharmaceutical company. His role as President and Chief Executive Officer of Allergan began in July 2014 and his added role of Chairman began in October 2016. Mr. Saunders’ first role as an executive officer in the pharmaceuticals and healthcare sectors began in 2003, as a member of the executive management team at Schering-Plough Corporation (“Schering-Plough”), where he held several key roles, including President of the company’s Global Consumer Health Care division. While at Schering-Plough, Mr. Saunders led the integrations of the company’s $14 billion acquisition of Organon Biosciences N.V. in 2007 as well as the merger between Schering-Plough and Merck & Co., Inc. in 2009. From March 2010 until August 2013, Mr. Saunders served as Chief Executive Officer of Bausch + Lomb Corporation, a leading global eye health company, until its acquisition by Valeant Pharmaceuticals, Inc. in 2013. He then became the Chief Executive Officer of Forest Laboratories Inc., a role he held until the company’s merger with Actavis plc (“Actavis”) in 2014. Following the merger with Actavis, Mr. Saunders was named Chief Executive Officer of the combined business. In 2015, he led Actavis’ acquisition of Allergan, renaming the post-combination company Allergan Plc.

Before joining Schering-Plough in 2003, Mr. Saunders was a Partner and Head of Compliance Business Advisory at PricewaterhouseCoopers LLP, an international professional services company. Prior to that, he was Chief Risk Officer at Coventry Health Care, Inc., a health insurance company, and Senior Vice President, Compliance, Legal and Regulatory at Home Care Corporation of America, a healthcare service provider. Mr. Saunders began his career as Chief Compliance Officer for the Thomas Jefferson University Health System.

Over the course of his career, Mr. Saunders has overseen over 80 mergers, acquisitions, divestitures and licensing transactions, totaling over $300 billion in value. Notable highlights from Mr. Saunders’ transaction experience include Actavis’ approximately $28 billion acquisition of Forest Laboratories in 2014, Actavis’ $70 billion acquisition of Allergan in 2015 and the $40 billion sale of Allergan’s global generics business to Teva Pharmaceutical Industries Ltd in 2016. Mr. Saunders’ transaction experience also includes the divestiture of Allergan’s medical dermatology business, and the acquisitions of leading companies in the medical aesthetics space such as Kythera, Lifecell, and Zeltiq.

Additionally, as of March 6, 2023, Mr. Saunders rejoined Bausch + Lomb Corporation and currently serves as its Chairman and CEO.

We believe that Mr. Saunders is qualified to serve on our Board of Directors because of his extensive leadership experience, including his role as chief executive officer of two public global healthcare companies, deep understanding of business transformation, as well as his experience in financial, strategic, public company board service and corporate governance, regulatory, international markets and global scaling, product development, sales & marketing, compliance/ethics, human resources and talent, environmental, social & governance matters, and operational matters.

Doug Schillinger has served on our Board of Directors since May 4, 2021. Mr. Schillinger joined DW Healthcare Partners in 2004 and is currently a Managing Director and oversees several of the firm’s portfolio investments. Mr. Schillinger’s investment, transaction and board experience include a broad array of healthcare service and medical devices including pharma services, diagnostics, medical tech products and devices, provider services, laboratory services, post-acute care, medical aesthetics, and telehealth. Before joining DW Healthcare Partners, Mr. Schillinger worked for Bain & Company and Accenture (previously Andersen Consulting). He is currently a board member of Public Partnerships Limited, Parnell Veterinary Pharmaceuticals, Aequor Healthcare Services, Chrysalis, CareXM, and Vets Plus Inc. Mr. Schillinger was previously a board member of Z-Medica, Reliant Rehabilitation, Tandem Labs, American Optics, Global Physics Solutions, Spectrum Solutions, and Arteriocyte Medical Systems. Mr. Schillinger is also a current board member of the Healthcare Private Equity Association and a former member of the Harvard Business School Alumni Board of Directors.

We believe that Mr. Schillinger is qualified to serve on our Board of Directors because of his significant knowledge of and history with medical devices, his experience as a seasoned investor, as well as his experience being a current and former director of many companies. Mr. Schillinger also has substantial experience in senior leadership, finance, sales & marketing, human resources, product development, compliance/ethics, and corporate governance.

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Continuing Directors - Class I Directors

Desiree Gruber has served on our Board of Directors since June 11, 2021. Ms. Gruber, a Peabody Award-winner, founded Full Picture, a brand accelerator, content production, communications, and consulting services company in 1999 and currently serves as its Chief Executive Officer. As a notable entrepreneur, business strategist, and venture capitalist, Ms. Gruber co-founded the Project Runway television series in 2004 and co-founded Diagonal Ventures (“DGNL”) in 2016 with a goal to create real opportunities for women to achieve measurable success. DGNL invests in and architects transformational deals across the consumer, technology, and media spectrum in order to establish a legacy of female empowerment. Ms. Gruber also advises Anthos Capital, Pharrell Williams’ Something in the Water, and Chegg, and previously served as a board member of SLAM Corp. and DPCM Capital, Inc.

We believe that Ms. Gruber is qualified to serve on our Board of Directors because of her senior leadership experience and knowledge of the beauty and cosmetics products industry, her experience in business strategy, public company board service and corporate governance, commercial sales & marketing, business scaling, as well as her experience in retail and brand execution.

Michelle Kerrick has served on our Board of Directors since May 4, 2021. Ms. Kerrick served as the West Region Market Leader and Managing Partner of the Los Angeles office of Deloitte, an international professional services firm. Ms. Kerrick worked at Deloitte for 35 years before retiring in September 2020. In her role, Ms. Kerrick was responsible for driving national strategy and client and business growth and strategic positioning across the 13-office West Region and the Los Angeles office. With more than 35 years of professional experience, Ms. Kerrick has served a diverse group of publicly and privately held companies, ranging from middle-market companies to large multi-nationals, in various industry sectors. Ms. Kerrick has expertise in finance and accounting, risk management and corporate governance. Ms. Kerrick is an independent corporate board director for AMH, f.k.a. American Homes 4 Rent, and Capital Bank & Trust Company, a subsidiary of the Capital Group. Ms. Kerrick is a retired member of the California and Arizona State Board of Accountancy and the American Institute of Certified Public Accountants.

We believe that Ms. Kerrick is qualified to serve on our Board of Directors because of her deep financial and strategic acumen, her experience in senior leadership, business strategy, public company board service and corporate governance, compliance/ethics, human resources & talent, environmental, social & governance matters, as well as her executive experience and valuable perspective in finance/accounting and audit practices.

Continuing Directors - Class II Directors

Michael D. Capellas has served on our Board of Directors since May 4, 2021. Mr. Capellas has also been a member of the Board of Directors of Cisco Systems, Inc. (“Cisco”) since January 2006 and currently serves as Cisco’s lead independent director. Mr. Capellas also currently serves as the Chairman of the Board of Directors of Flex Ltd. Mr. Capellas has served as founder and Chief Executive Officer of Capellas Strategic Partners since November 2012. He served as Chair of the Board of VCE Company, LLC (“VCE”) from January 2011 until November 2012 and as Chief Executive Officer of VCE from May 2010 to September 2011. Mr. Capellas was the Chair and Chief Executive Officer of First Data Corporation from September 2007 to March 2010. From November 2002 to January 2006, he served as Chief Executive Officer of MCI, Inc. (“MCI”), previously WorldCom. From November 2002 to March 2004, he was also Chair of the Board of WorldCom, and he continued to serve as a member of the board of directors of MCI until January 2006. Mr. Capellas left MCI as planned in early January 2006 upon its acquisition by Verizon Communications Inc. Previously, Mr. Capellas was President of Hewlett-Packard Company (“Hewlett-Packard”) from May 2002 to November 2002. Before the merger of Hewlett-Packard and Compaq Computer Corporation (“Compaq”) in May 2002, Mr. Capellas was President and Chief Executive Officer of Compaq, a position he had held since July 1999, and Chair of the Board of Compaq, a position he had held since September 2000. Mr. Capellas held earlier positions as Chief Information Officer and Chief Operating Officer of Compaq. Mr. Capellas previously served as the independent lead director of MuleSoft, Inc., and as a director of Elliot Opportunity II Corp.

We believe that Mr. Capellas is qualified to serve on our Board of Directors because of his experience in executive roles and a background of leading global organizations in the technology industry. Through this experience, he has developed expertise in several valued areas including strategic product development, business development, sales, marketing, and finance. Mr. Capellas also has experience serving as a public company outside director.

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Dr. Julius Few has served on our Board of Directors since May 4, 2021. Dr. Few founded and has been Director of The Few Institute for Aesthetic Plastic Surgery since 2008. A board-certified plastic surgeon in private practice, Dr. Few is widely recognized for enhancing the aesthetic appearance of his patients and contributing to research in plastic surgery. He is called upon by regulatory agencies, professional associations and international study bodies to share his expertise on surgical techniques and skin care innovations. Dr. Few can be seen across leading media channels including CBS News, ABC News, 20 20, Good Morning America, CNN, NBC News, The Wall Street Journal, Crain’s Business, Health Magazine, The Chicago Sun Times, The Chicago Tribune, WEB MD and Washingtonian Magazine on cosmetic procedures and treatments. Due to his expertise in aesthetic plastic surgery and having over 200 publications, Dr. Few was named Associate Editor of the Aesthetic Surgery Journal in 2024, the largest international journal dedicated to cosmetic plastic surgery. Dr. Few also serves as an Emeritus Clinical Professor for the Division of Plastic Surgery at the University of Chicago as well as a Health Systems Clinician at Northwestern University. Dr. Few previously served on the Board of Trustees of the Museum of Contemporary Art. He is a founding member of the Common Ground Foundation, and is also the founder of the Few Initiative for Children, a non-profit that aids disadvantaged youth. Dr. Few received his medical degree from the University of Chicago Pritzker School of Medicine and completed his residency in general surgery at the University of Michigan Medical Center, followed by plastic surgery training at Northwestern University. In addition, Dr. Few received special facial and eye cosmetic training in Honolulu, New York and Atlanta.

We believe that Dr. Few is qualified to serve on our Board of Directors because of his deep knowledge and background in the beauty and medical industry, his senior leadership and management skills, and his experience in sales & marketing, health & safety, product development and business scaling.

Brian Miller has served on our Board of Directors since May 4, 2021. Mr. Miller is the Co-Founder and Partner of Linden Capital Partners LLC (“Linden”), a private equity firm, which was founded in 2004. He has been involved in healthcare principal investing since 1998. Prior to Linden, Mr. Miller was a founding member of the healthcare team at First Chicago Equity Capital, a private equity firm. Mr. Miller began his career in the investment banking division of Salomon Brothers Inc. (currently Citigroup). He is currently a board member of Lifestyles Healthcare, Vital Care, Formulated Solutions, MeriCal, StatLab Medical Products and Regenity, and was previously a board member of Z-Medica, Solara, SeraCare, BarrierSafe Solutions International, CORPAK MedSystems, HYCOR Biomedical, Strata Pathology Services, Flexan, and Suture Express. He is a board member of AdvaMed, the Founder of the Healthcare Private Equity Association, the founder of Private Equity Analysts of Chicago, a Trustee of The University of Chicago Medical Center, and a member of the Economic Club of Chicago.

We believe that Mr. Miller is qualified to serve on our Board of Directors because of his significant knowledge of our Company and his extensive experience in beauty and consumer product, investment banking, management, and senior leadership experience, as well as his business experience in global operations, finance/audit, corporate governance, regulatory, manufacturing, sales & marketing, environmental, human resources, social & governance matters, product development, compliance/ethics, investor relations, and talent development.

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PROPOSAL 2: APPROVAL OF AN AMENDMENT TO OUR SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO DECLASSIFY OUR BOARD OF DIRECTORS AND MAKE CERTAIN OTHER CHANGES

After continued evaluation of our corporate governance practices and procedures, our Board of Directors and our Nominating and Corporate Governance Committee determined that it would be advisable and in the best interests of the Company and our stockholders to amend the Company’s Second Amended and Restated Certificate of Incorporation to declassify the Board of Directors (“Proposal 2”).

This description of Proposal 2 to amend the Second Amended and Restated Certificate of Incorporation is qualified in its entirety by reference to the text of the proposed revisions, which are set forth in Appendix A of this Proxy Statement.

Proposal 2’s amendment to the Company’s Second Amended and Restated Certificate of Incorporation would become effective upon the filing of a Certificate of Amendment with the Secretary of State of the State of Delaware, which we would file promptly following the Annual Meeting if our stockholders approve Proposal 2.

Declassification of the Board

Currently, our Second Amended and Restated Certificate of Incorporation divides our board into three classes, designated as Class I, Class II and Class III. Each class consists, as nearly equal in number as possible, of one-third of the total number of directors constituting the entire Board of Directors, with each class of directors elected to serve three-year staggered terms of office. Specifically:

•	The directors designated as Class I directors have terms expiring at the 2025 annual meeting of stockholders;
•	The directors designated as Class II directors have terms expiring at the 2026 annual meeting of stockholders; and
•	The directors designated as Class III directors have terms expiring at the 2024 Annual Meeting of stockholders.

For more information on the current members of our Board, see “Proposal 1: Election of Three Class III Directors” on page 8 of this Proxy Statement.

Purpose of Proposal 2

In considering whether to agree to declassify our Board of Directors, our Nominating and Corporate Governance Committee and our Board conducted a careful assessment of the advantages of both classified and declassified boards, as set forth below.

	Advantages of Classified Board		Advantages of Declassified Board
•	Enhances stability and continuity of the board because incumbent directors have institutional knowledge of the company;	•	Increases accountability of members of the board of directors;

•	Promotes a company’s long-term operating strategy and execution of management’s strategic plan; and	•	Encourages members of the board of directors to focus on stockholder interests; and

•	Protects against certain abusive takeover tactics.	•	Aligns a company’s corporate governance with what is considered to be a “best practice” in corporate governance by the investor community.

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Furthermore, our Board of Directors also concluded that it can continue to effectively oversee the management and protect the best interests of the Company and its stockholders under an annual term election system.

Upon the recommendation of the Nominating and Corporate Governance Committee, our Board of Directors has determined that it is in the best interests of the Company and its stockholders to amend the Second Amended and Restated Certificate of Incorporation to eliminate the classified structure of the Board and to provide for the annual election of all directors, and has resolved to submit Proposal 2 to stockholders for their consideration and adoption at the Annual Meeting; and has recommended that stockholders vote to adopt Proposal 2.

Impact of Proposal 2 - Annual Elections of Directors

If Proposal 2 is approved at the Annual Meeting, the classified (three-year, staggered term) board structure would be eliminated upon the filing of a Certificate of Amendment with the Secretary of State of the State of Delaware, which we would file promptly following the Annual Meeting. As a result, if Proposal 2 is approved, each member of the Board of Directors will (i) stand for re-election at the 2025 annual meeting of stockholders and remain in office until his or her successor shall be duly elected and qualified, or (ii) his or her earlier death, resignation, or removal from office.

If Proposal 2 is not approved at the Annual Meeting, we will continue to have a classified Board structure and during our 2025 annual meeting of stockholders, our stockholders will be asked to elect the director nominees to serve as Class I directors, as will be described in our 2025 proxy statement.

Vote Required

If a quorum is present, the amendment to our Second Amended and Restated Certificate of Incorporation to eliminate the classified Board structure will be approved if we receive the affirmative vote of the holders of at least two-thirds percent (66 2/3%) of the voting power of the outstanding shares of capital stock of the Company entitled to vote on the matter. Abstentions and broker non-votes will have the same effect as a vote “Against” this proposal.

Recommendation of the Board of Directors

Our Board of Directors unanimously recommends that the stockholders vote FOR the approval of the amendment to the Second Amended and Restated Certificate of Incorporation to declassify the Board of Directors, as disclosed in this Proxy Statement.

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PROPOSAL 3: APPROVAL OF AN AMENDMENT TO OUR SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO ELIMINATE THE SUPERMAJORITY VOTING REQUIREMENT FOR AMENDMENTS TO THE SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

After continued evaluation of our corporate governance practices and procedures, and evaluation of the view generally held by corporate governance proponents and institutional stockholders that majority vote requirements are more friendly with respect to stockholder rights than supermajority vote requirements, our Board of Directors and our Nominating and Corporate Governance Committee determined that it would be advisable and in the best interests of the Company and our stockholders to amend the Company’s Second Amended and Restated Certificate of Incorporation to eliminate the supermajority voting requirement for amendments to the Second Amended and Restated Certificate of Incorporation (“Proposal 3”).

This description of Proposal 3 to amend the Second Amended and Restated Certificate of Incorporation is qualified in its entirety by reference to the text of the proposed revisions, which are set forth in Appendix B.

Proposal 3’s amendment to the Company’s Second Amended and Restated Certificate of Incorporation would become effective upon the filing of a Certificate of Amendment with the Secretary of State of the State of Delaware, which we would file promptly following the Annual Meeting if our stockholders approve Proposal 3.

Elimination of the Supermajority Voting Requirement

Currently, Article XI of our Second Amended and Restated Certificate of Incorporation requires the affirmative vote of the holders of at least two thirds of the voting power of the outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class to amend the Second Amended and Restated Certificate of Incorporation.

This Proposal 3 requests that stockholders approve an amendment to eliminate the requirement of at least two thirds of the voting power of the outstanding shares as the voting standard for amendments to the Second Amended and Restated Certificate of Incorporation. As a result, if Proposal No. 3 is adopted, pursuant to the Delaware General Corporation Law, future amendments to the Second Amended and Restated Certificate of Incorporation would require an affirmative vote of holders of a majority of the voting power of our then issued and outstanding shares of capital stock entitled to vote on the amendment.

Purpose of Proposal 3

In considering whether to agree to eliminate the supermajority voting requirement, our Nominating and Corporate Governance Committee and our Board conducted a careful assessment of the advantages of both a majority voting requirement and a supermajority voting requirement to amend the Second Amended and Restated Certificate of Incorporation, as set forth below.

	Advantages of Classified Board		Advantages of Declassified Board
•	Decreases difficulty to amend or remove provisions to enhance corporate governance practices;	•	Ensures there is broad stockholder support to revise provisions of the charter;

•	Promotes a board’s accountability and responsiveness to stockholders; and	•	Encourages clear stockholder mandate and vision to revise provisions of the charter; and

•	Provides stockholders greater ability to participate in a company’s corporate governance.	•	Protects against certain abusive takeover tactics, encouraging acquirers to negotiate directly with a company’s board.

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Upon the recommendation of the Nominating and Corporate Governance Committee, our Board of Directors has determined that it is in the best interests of the Company and its stockholders to amend the Second Amended and Restated Certificate of Incorporation to eliminate the supermajority voting requirement to amend the Second Amended and Restated Certificate of Incorporation, and has resolved to submit Proposal 3 to stockholders for their consideration and adoption at the Annual Meeting; and has recommended that stockholders vote to adopt Proposal 3.

Impact of Proposal 3 - Majority Vote

If Proposal 3 is approved at the Annual Meeting, the requirement for at least two-thirds percent (66 2/3%) of the voting power of the outstanding shares of capital stock of the Company to approve an amendment to the Second Amended and Restated Certificate of Incorporation would be eliminated upon the filing of a Certificate of Amendment with the Secretary of State of the State of Delaware, which we would file promptly following the Annual Meeting. As a result, if Proposal 3 is approved, future amendments to the Second Amended and Restated Certificate of Incorporation would require an affirmative vote of the holders of a majority of the voting power of our then issued and outstanding shares of capital stock entitled to vote on the amendment.

If Proposal 3 is not approved at the Annual Meeting, we will continue to require at least two-thirds percent (66 2/3%) of the voting power of the outstanding shares of capital stock of the Company to amend the Second Amended and Restated Certificate of Incorporation.

Vote Required

If a quorum is present, the amendment to our Second Amended and Restated Certificate of Incorporation to eliminate the supermajority voting requirement to amend the Second Amended and Restated Certificate of Incorporation will be approved if we receive the affirmative vote of the holders of at least two-thirds percent (66 2/3%) of the voting power of the outstanding shares of capital stock of the Company entitled to vote on the matter. Abstentions and broker non-votes will have the same effect as a vote “Against” this proposal.

Recommendation of the Board of Directors

Our Board of Directors unanimously recommends that the stockholders vote FOR the approval of the amendment to the Second Amended and Restated Certificate of Incorporation to eliminate the supermajority voting requirement to amend the Second Amended and Restated Certificate of Incorporation, as disclosed in this Proxy Statement.

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CORPORATE GOVERNANCE

We are committed to good governance practices. Our governance practices seek to ensure that we conduct our affairs in a manner that matches the high standards we have set for our people, products, and services. We believe that good governance builds integrity and trust, strengthens the accountability of our Board, management and employees, promotes the long-term interests of our stockholders, and allows us to be a good corporate citizen in each of the countries where we do business.

Affirmative Determinations Regarding Director and Nominee Independence

Nasdaq listing standards require that a majority of the Board of Directors be independent. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which, in the opinion of the Board of Directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. The definition also includes a series of objective tests, including that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his or her family members has engaged in various types of business dealings with us. To help determine whether a director is independent, our Board reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

Our Board has determined that each of the following directors satisfies our independence standards, Nasdaq’s listing standards, and applicable SEC rules: Mr. Michael Capellas, Dr. Julius Few, Ms. Desiree Gruber, Ms. Michelle Kerrick, Mr. Brian Miller, and Mr. Doug Schillinger.

Background and Experience of Directors

The Nominating and Corporate Governance Committee and the Board believe that a board composed of directors who have diverse personal backgrounds and experiences and who bring a fresh perspective is a priority for the Company. We seek to mix a diverse range of skills, backgrounds, and experiences such as leadership, beauty and consumer products, international and strategic planning experience, financial and accounting expertise, corporate governance, and governmental policy and regulatory experience, among others. We also value and consider broad diversity for our Board, including ethnicity, gender, nationality and age. The Board conducts an annual self-evaluation process and periodically considers its composition and refreshment in order to effectively align the Board’s mix of skills, experience and attributes with the Company’s business strategy.

As of the date of this Proxy Statement, our Board is comprised as follows:

Board Diversity Matrix (As of April 9, 2024)

Total Number of Director	8
	Female	Male	Non-Binary	Did Not Disclose Gender
Part 1: Gender Identity
Directors	3	5	—	—
Part II: Demographic Background
African American or Black	—	1	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	3	4	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—
Did Not Disclose Demographic Background	—

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Director Nomination Process

The Nominating and Corporate Governance Committee recommends nominees for our Board consistent with the criteria determined by our Board. The Nominating and Corporate Governance Committee may receive recommendations from other directors and executives and may, when appropriate, seek assistance from third-party search firms with respect to identifying and vetting qualified candidates for the Board’s consideration. The Nominating and Corporate Governance Committee will also consider nominations from stockholder(s) to the extent the nomination complies with all procedures and includes all information about the candidate(s) required by our Amended and Restated Bylaws (the “Bylaws”). Nominations from stockholder(s) that are made in accordance with these procedures and include all required information (such as (i) information about each prospective director nominee as would have been required to be included in a proxy statement filed pursuant to the rules of the SEC had the prospective director nominee been nominated by the Board, and (ii) that the prospective director nominee has consented to be named, if nominated, as a nominee and, if elected, to serve as a director) will be considered by the Nominating and Corporate Governance Committee in accordance with the criteria discussed above and in the same manner as other nominations, and the Nominating and Corporate Governance Committee will present its recommendation to our Board. To date, the Company has not received any recommendations from stockholders requesting a candidate for inclusion among the slate of nominees in this Proxy Statement.

Board Leadership Structure

While our Board believes it is important for our Chairman to have both a stake in and deep understanding of the Company, our Board recognizes that the leadership structure and combination or separation of the Chief Executive Officer and Chairman roles is driven by the needs of the Company at any point in time. As a result, no policy exists requiring combination or separation of leadership roles and our governing documents do not mandate a particular structure. We believe this construct has allowed our Board the flexibility to establish the most appropriate structure for the Company at any given time. Mr. Saunders currently serves as our Chairman, and Ms. Beck currently serves as our Chief Executive Officer.

Our Board believes the present structure provides the Company and the Board with strong leadership, continuity of experience, and appropriate independent oversight of management.

Executive Sessions

Our Board meets regularly in executive session without management directors or any members of management. In addition, the independent directors on our Board meet annually in executive session.

Attendance at Meetings

Regular meetings of our Board are held at such times as our Board may determine. In addition, special meetings of our Board may be called by the Chairman of the Board, Chief Executive Officer of the Company, or the Board pursuant to a resolution adopted by a majority of the Board.

In fiscal year 2023, our Board held 9 meetings, the audit committee of the Board (the “Audit Committee”) held 6 meetings, the compensation committee of the Board (the “Compensation Committee”) held 6 meetings, and the Nominating and Corporate Governance Committee held 3 meetings. Each director attended more than 75% of the aggregate of the total number of meetings of the Board (held during the period for which he or she has been a director) and the total number of meetings held by all committees of the Board on which he or she served (during the periods that he or she served).

Our Board and its committees also act from time to time by written consent in lieu of meetings. Although we do not have a formal policy regarding attendance by members of our Board of Directors at our Annual Meeting, we encourage our directors to attend. Last year, 3 members of the Board attended our annual meeting of stockholders.

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Board Committees

Our Board of Directors has established the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. The composition and responsibilities of each committee are described below. Our Board of Directors may also establish from time to time any other committees that it deems necessary or desirable. Members serve on these committees until their resignation or until otherwise determined by our Board of Directors. A copy of each committee’s charter may be found on our website: www.beautyhealth.com under the heading “Governance”, and then “Documents & Charters”.

The current composition of each Board committee is set forth below.

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Brenton L. Saunders (1)
Marla Beck(2)
Michael Capellas	*		C
Dr. Julius Few			*
Desiree Gruber		*
Michelle Kerrick	C		*
Brian Miller		*	*
Doug Schillinger	*	C
_______________

*	Member
C	Chairperson

(1)	Mr. Saunders does not serve on a committee but is the Chairman of the Board.
(2)	Ms. Beck served on the Audit Committee until November 20, 2023, when she was appointed as Interim Chief Executive Officer. As a result, Ms. Beck does not serve on a committee. On April 8, 2024, Ms. Beck was appointed as our President and Chief Executive Officer on a full-time basis.

Audit Committee

The Audit Committee oversees our accounting and financial reporting processes and the audits of our financial statements. The Audit Committee consists of Michael D. Capellas, Michelle Kerrick and Doug Schillinger. Michelle Kerrick serves as the chair of the Audit Committee.

Our Board has determined that Michael D. Capellas, Michelle Kerrick and Doug Schillinger are independent under the applicable rules of the SEC and Nasdaq for Audit Committee membership. All members of our Audit Committee meet the requirements for financial literacy under the applicable rules and regulations of Nasdaq. Our Board has determined that Michelle Kerrick qualifies as an “Audit Committee financial expert” as defined in the applicable SEC rules and has the requisite financial sophistication as defined under the applicable Nasdaq rules and regulations.

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The primary functions of the Audit Committee include:

•	appointing, compensating and overseeing our independent registered public accounting firm;

•	mutually reviewing and approving the annual audit plan;

•	overseeing the integrity of our financial statements and our compliance with legal and regulatory requirements;

•	discussing the annual audited financial statements and unaudited quarterly financial statements with management and the independent registered public accounting firm;

•	pre-approving all audit services and permitted non-audit services to be performed by our independent registered public accounting firm, including the fees and terms of the services to be performed;

•	appointing or replacing the independent registered public accounting firm;

•	establishing procedures for the receipt, retention and treatment of complaints (including anonymous complaints) we receive concerning accounting, internal accounting controls, auditing matters or potential violations of law;

•	monitoring our environmental sustainability and governance practices;

•	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies;

•	approving audit and non-audit services provided by our independent registered public accounting firm;

•	discussing earnings press releases and financial information provided to analysts and rating agencies;

•	discussing with management our policies and practices with respect to risk assessment and risk management;

•	overseeing cybersecurity risks and management’s implementation of the Company’s cybersecurity program;

•	approving or ratifying related party transactions required to be disclosed pursuant to Item 404 of Regulation S-K, as may be amended from time to time, and any other applicable requirements; and

•	producing an annual report for inclusion in our proxy statement, in accordance with applicable rules and regulations.

The Audit Committee has the authority to retain advisors as the committee deems appropriate.

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Compensation Committee

The Compensation Committee approves, or recommends to our Board of Directors, policies relating to compensation and benefits of our officers and employees. The Compensation Committee consists of Desiree Gruber, Brian Miller and Doug Schillinger. Doug Schillinger serves as the chair of the Compensation Committee.

Our Board has determined that Desiree Gruber, Brian Miller and Doug Schillinger are independent under the applicable rules and regulations of Nasdaq for Compensation Committee membership and that each also qualifies as a “non-employee director” as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The principal functions of the Compensation Committee include:

•	reviewing and approving corporate goals and objectives relevant to the compensation of our executive officers and directors, evaluating the performance of our executive officers in light of those goals and objectives, and setting compensation levels based on this evaluation;

•	setting salaries and approving incentive compensation and equity awards for Section 16 Officers, as well as compensation policies for all such officers, and changes in ownership of the Section 16 Officers as designated by our Board of Directors;

•	making recommendations to the Board with respect to incentive compensation programs and equity-based plans that are subject to Board approval;

•	approving any employment or severance agreements with our Section 16 Officers;

•	granting any awards under equity compensation plans and annual cash incentive plans to our Section 16 Officers; and

•	producing an annual report on executive compensation for inclusion in our proxy statement, in accordance with applicable rules and regulations.

The Compensation Committee has the authority to retain advisors as the committee deems appropriate.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee identifies and recommends individuals qualified to serve as directors of the Company and on committees of the Board. The Nominating and Corporate Governance Committee consists of Michael D. Capellas, Dr. Julius Few, Michelle Kerrick and Brian Miller. Michael D. Capellas serves as the chair of the Nominating and Corporate Governance Committee.

Our Board has determined that Michael D. Capellas, Dr. Julius Few, Michelle Kerrick and Brian Miller are independent under the applicable rules and regulations of Nasdaq for Nominating and Corporate Governance Committee membership.

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The principal functions of the Nominating and Corporate Governance Committee include:

•	identifying, recruiting and, if appropriate, interviewing candidates to fill positions on the Board of Directors, including persons suggested by other members of the Board, executives, stockholders or others;

•	reviewing the background and qualifications of individuals being considered as director candidates;

•	recommending to the Board of Directors the director nominees for election by the Company’s stockholders or appointment by the Board of Directors;

•	reviewing the suitability for continued service as a director of each member of the Board of Directors when his or her term expires and in certain other circumstances;

•	reviewing annually with the Board of Directors the composition of the Board of Directors as a whole and to recommend, if necessary, measures to be taken so that the Board of Directors reflect the appropriate balance of knowledge, experience, skills, expertise, and diversity required for the Board of Directors as a whole and contains at least the minimum number of independent directors required by Nasdaq;

•	monitoring the functioning of the committees of the Board of Directors and to make recommendations for any changes;

•	reviewing annually committee size, membership, and composition, including chairpersonships, and recommending any changes to the Board of Directors for approval; and

•	reviewing periodically, and at least annually, the corporate governance guidelines adopted by the Board of Directors to assure that they are appropriate for the Company.

The Nominating and Corporate Governance Committee has the authority to retain advisors and seek assistance from third-party search firms with respect to identifying and vetting qualified candidates for the Board’s consideration as the committee deems appropriate.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consists of Desiree Gruber, Brian Miller and Doug Schillinger. None of our executive officers currently serves, and in the past year has not served, as a member of the compensation committee of any entity that has one or more executive officers serving on our Board of Directors.

Stockholder Engagement

We encourage you to visit the Corporate Governance area of the “Investor Relations” section of our website (https://investors.beautyhealth.com/corporate-governance/documents-and-charters) where you will find detailed information about our corporate governance practices and policies, including our Nominating and Corporate Governance Committee charter.

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Communications with Directors

The Board of Directors has established a process for stockholders to send communications to our Board. Stockholders may communicate with our Board generally or a specific director at any time by writing to the Company’s Secretary, The Beauty Health Company, 2165 Spring Street, Long Beach, CA 90806. Each communication should specify the applicable director(s) to be contacted, the general topic of the communication, and the number of shares of our Class A Common Stock owned of record (if a record holder) or beneficially owned. We review all messages received and forward any message that reasonably appears to be a communication from a stockholder about a matter of stockholder interest that is intended for communication to our Board. Communications are sent as soon as practicable to the director to whom they are addressed, or if addressed to our Board generally, to our Chairman. Because other appropriate avenues of communication exist for matters that are not of stockholder interest, such as general business complaints, commercial inquiries, employee grievances, or general information about the Company or our products, communications that do not relate to matters of stockholder interest are not forwarded to our Board. In addition, communications that are unduly hostile, threatening, illegal, or similarly unsuitable will be excluded, with the provision that any communication that is so filtered will be made available to any director upon any such director’s request.

Director or Officer Involvement in Certain Legal Proceedings

Securities Class Action

On November 16, 2023, a putative class action was filed in the United States District Court for the Central District of California against the Company, its then-current president and chief executive officer, Andrew Stanleick, its former chief financial officer, Liyuan Woo, and its current chief financial officer, Michael Monahan. The complaint, styled, Abduladhim A. Alghazwi, individually and on behalf of all others similarly situated, v. The Beauty Healthy Company, Andrew Stanleick, Liyuan Woo, and Michael Monahan, Case No. 2:23-cv-09733 (C.D. Ca.) (the “Securities Class Action”), asserts claims for violation of Section 10(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Rule 10b-5 promulgated thereunder against all defendants (First Claim), and violation of Section 20(a) of the Exchange Act against the individual defendants (Second Claim). The complaint alleges that, between May 10, 2022 and November 13, 2023, defendants materially misled the investing public by publicly issuing false and/or misleading statements and/or omissions relating to Hydrafacial’s business, operations, and prospects, specifically with respect to the performance of and demand for the Syndeo 1.0 and 2.0 devices. The relief sought in the complaint includes a request for compensatory damages suffered by the plaintiff and other members of the putative class for damages allegedly sustained as a result of the alleged securities violations.

On January 16, 2024, putative class members Jeff and Kevin Brown (the “Browns”), Priscilla and Martjn Dijkgraaf (the “Dijkgraafs”), and Joseph Jue filed three competing motions for appointment as lead plaintiff under the Private Securities Litigation Reform Act (“PSLRA”), 17 U.S.C. § 78u-4(a)(3). On January 31, 2024, Joseph Jou filed a notice of non-opposition to the Browns’ and Dijkgraafs’ motions for appointment as lead plaintiff. The court is currently deciding the motions for appointment of lead counsel and lead plaintiff.. Within ten days of entry of the order appointing lead plaintiff and approving lead counsel, the court-appointed lead plaintiff and defendants shall confer and submit a proposed schedule for the filing of an amended complaint and defendants’ response(s) thereto. The Securities Class Action case is assigned to U.S. District Judge Sherilyn Peace Garnett.

The Company believes that the claims asserted in the Securities Class Action have no merit and intends to vigorously defend them. The Company is unable to reasonably estimate the possible loss or range of loss, if any, associated with these claims, and, accordingly, it has not accrued any liability associated with the Securities Class Action.

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Derivative Action

On February 8, 2024, a derivative complaint was filed in the Delaware Court of Chancery against the Company’s former president and chief executive officer, Andrew Stanleick; its former chief financial officer, Liyuan Woo, and current members of the Company’s Board of Directors: Brenton Saunders, Marla Beck, Michael Capellas, Julius Few, Desiree Gruber, Michelle Kerrick, Brian Miller, and Doug Schillinger, with the Company as the nominal defendant. The complaint, styled Margie Elstein, derivatively on behalf of The Beauty Health Company v. Brenton Saunders, Marla Beck, Michael Capellas, Julius Few, Desiree Gruber, Michelle C. Kerrick, Brian Miller, Doug Schillinger Andrew Stanleick, and Liyuan Woo, C.A. No. 2024-0114-LWW (Del. Ch.) (the “Derivative Action”), asserts a single claim for breach of fiduciary duty against the individual defendants based on the alleged disclosure of knowingly false information and/or the alleged failure to respond to red flags relating to Hydrafacial’s business, operations, and prospects, specifically with respect to the performance of and demand for the Syndeo 1.0 and 2.0 devices. The plaintiff-stockholder further maintains that no demand was made upon the Company’s board prior to the initiation of the Derivative Action based on allegations that a majority of the board was not disinterested or independent with respect to the fiduciary duty claim, such that demand should be excused as futile. The relief sought in the complaint includes a finding of demand futility, a finding that the individual defendants are liable for breaching their fiduciary duties (as current/former officers and directors), and an award of compensatory damages for harm suffered by the Company and its stockholders for harm allegedly sustained as a result of the alleged fiduciary duty violation. The Derivative Action has been assigned to Vice Chancellor Lori Will.

The Company believes that the claims asserted in the Derivative Action have no merit and intends to vigorously defend them. The Company is unable to reasonably estimate the possible loss or range of loss, if any, associated with these claims, and, accordingly, it has not accrued any liability associated with the Derivative Action.

Role of the Board in Risk Oversight

Our Board oversees, with management, the various risks we face. Our Board and management consider risks in all facets of the Company, our business strategy and our overall business.

Our Board dedicates a portion of one meeting each year to evaluating and discussing risk, risk mitigation strategies and the Company’s internal control environment. At this meeting, our Board considers an enterprise risk management analysis. Topics examined in the enterprise risk management analysis include, but are not limited to, strategic, operational, financial and compliance risks. Our Board’s risk oversight also includes an annual review of our strategic plan. Because overseeing risk is an ongoing process and inherent in our strategic decisions, our Board also receives input from senior management and considers risk at other times in the context of specific proposed actions.

In addition to our Board’s risk oversight responsibility, the Board’s committees are also charged with overseeing risks within their areas of responsibility and reviewing with the Board significant risks identified by management and management’s response to those risks. For example, our Audit Committee provides oversight to legal and compliance matters and assesses the adequacy of our risk-related internal controls. Our Compensation Committee considers risk and structures our executive compensation programs, if any, to provide incentives to appropriately reward executives for growth without undue risk taking. In addition, our Nominating and Corporate Governance Committee assesses risks relating to our corporate governance practices and the independence of our Board.

While our Board is actively involved in overseeing our risk management process, management is responsible for assessing and managing risk on a day to-day basis. Our Board focuses on our general risk management strategy and ensures that appropriate risk mitigation strategies are implemented by management. Certain departments, such as accounting, finance, legal, regulatory compliance, and individuals within other departments, focus on specific risks associated with different aspects of our business, from regulatory, environmental, and financial risks to commercial and strategic risks. Senior members of management responsible for risk management report regularly to the appropriate Board committee or the Board, as appropriate. Our Board believes its administration of its risk oversight function has not negatively affected our Board’s leadership structure.

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Cybersecurity Governance

Our Board considers cybersecurity risk as part of its risk oversight function and has delegated to the Audit Committee oversight of cybersecurity and other information technology risks. The Audit Committee oversees management’s implementation of our cybersecurity program.

Management participates in discussions and updates the Audit Committee, as necessary, regarding any material cybersecurity incident as well as incidents with lesser potential impact. The Audit Committee reports to the full Board of Directors regarding its activities, including those related to cybersecurity. The full Board of Directors also receives briefings from management on our cyber risk program on an as-needed basis. Members of our Board of Directors receive presentations on cybersecurity topics from our Chief Information Security Officer, internal staff, or external experts as part of the Board of Directors’ continuing education on topics that impact public companies.

Our management team is responsible for assessing and managing our material risks from cybersecurity threats. The team (and team personnel who support our information security program) has primary responsibility for our overall cybersecurity program and supervises both our internal cybersecurity personnel and our retained external cybersecurity third party vendors and consultants. In addition, our team supervises efforts to prevent, detect, mitigate, and remediate cybersecurity risks and incidents through various means, which may include briefings from internal personnel, threat intelligence and other information obtained from governmental, public or private sources, including external vendors and consultants engaged by us, and alerts and reports produced by security tools deployed in the information technology (“IT”) environment. The team is led by our Vice President - Software, Engineering, and IT, who also currently serves as our Interim Chief Information and Security Officer, and has over 24 years of industry experience leading IT for organizations of similar sizes. Team personnel who support our information security program have relevant educational and industry experience, including holding similar positions at previous large companies and government entities.

Environmental, Social and Governance Matters

We are committed to maintaining a strong sense of good corporate citizenship that places a high value on the welfare of our employees, the communities in which we operate, and the world as a whole. Highlights of each of these values are set forth below. These values are reflective of our commitment to Environmental, Social, and Governance (“ESG”) matters and are fundamentally embedded in our operations and culture. We believe effectively prioritizing and managing our ESG topics will create long-term value for our stakeholders, including our providers, consumers, suppliers, and partners, which in turn will create long-term value for our stockholders. We also believe that transparently disclosing the goals and relevant metrics related to our ESG topics will allow our stakeholders to be informed about our progress.

Environmental Matters

We participate in a recycling program through our local waste management facility to divert all recyclable materials – bottles, cans, plastics, paper, and cardboard – from landfills. Our facilities provide for recycling, and our electronic waste is sent to locally approved e-waste recycling centers.

Social

Data Privacy and Security

We value consumer privacy and have implemented certain policies and procedures that are designed to protect the data we collect. Our website includes our privacy policy, which describes how we use and disclose the data we collect, and provides information for controlling personal data, including opting-out, accessing, updating, or deleting it.

In recognition of the importance of data protection to our operations, including cybersecurity, we have certain measures in places that are designed to safeguard the security, confidentiality, and privacy of our systems and information assets.

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Human Rights

We endorse and respect the goals and principles of the United Nations (“UN”) Universal Declaration of Human Rights and the International Labor Organization Declaration on Fundamental Principles and Rights at Work.

This includes everyone’s right to life and liberty, the protection of law, and freedom from slavery and torture – within our operations and business relationships. We also seek to apply relevant sections of the UN Guiding Principles on Business and Human Rights.

While government authorities have the primary responsibility for protecting human rights, we believe we have a duty to respect the human, cultural, and legal rights of individuals and communities, and to avoid adverse human rights impacts through our own activities. This responsibility includes the fair treatment and meaningful involvement of all people, regardless of race, ethnicity, color, gender, gender identity, national origin, religion, sexual orientation or income level. In addition, we adhere to and comply with all local and national regulations in our operating areas and aim to respect the rights of all people within our spheres of influence.

Our commitment to many of these rights is articulated in our Code of Business Conduct and Ethics and other company policies. Our Code of Business Conduct and Ethics and related policies prohibit workplace harassment, violence or discrimination. These policies apply to our employee recruitment, training, development, compensation, performance management and benefits at the Company.

We also identify and proactively engage with stakeholders within or adjacent to our operations regarding potential risks, including human rights risks, and our response plans. Additionally, we are committed to ensuring that slavery, human trafficking, and other human rights violations do not exist in our supply chain or in any part of our business.

Governance

Business Ethics

We have placed the highest emphasis on conducting our business with honesty and integrity. The highest ethical standards are expected of management and employees alike, and we continuously strive to create a corporate culture of honesty, integrity, and trust. Throughout our operations and in our dealings with our stakeholders, we endeavor to engender the confidence that our conduct is beyond reproach.

The policies we have developed are intended to:

•	Offer guidance in understanding our policies, interpreting laws, and handling company-related issues and situations;

•	Foster clear, ethical behaviors and conduct to create an atmosphere of respect, trust, cooperation, and collaboration throughout the Company and our activities; and

•	Provide clear and well-defined procedures by which our employees can easily obtain information, ask questions, and, if necessary, report any suspected violations of any of our business ethics policies.

In addition to abiding by all applicable laws, all management and employees are required to comply fully with our Code of Business Conduct and Ethics which sets forth the Company’s values, business culture, and practices.

A copy of our Code of Business Conduct and Ethics may be found on our website: www.beautyhealth.com under the heading “Governance”, and then “Documents & Charters”.

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Corporate Governance

We are committed to ensuring strong corporate governance practices on behalf of our stockholders and other stakeholders. We believe strong corporate governance provides the foundation for financial integrity and stockholder confidence. Our Board of Directors is responsible for the oversight of risks facing the Company, and our management is responsible for the day-to-day management of risk. Our Board of Directors, as a whole, oversees our strategic and business risk, including risks related to financial reporting, compensation practices, ESG, and product developments.

Human Capital Resources

Employees

We have built a team of industry professionals focused on beauty health. As of December 31, 2023, and as a result of our reduction in workforce that we announced in November 2023, we employed approximately 881 employees, of whom approximately 85% were salaried, with the remainder being compensated on an hourly basis. Set forth below is the geographic makeup of our workforce.

Geographic Location	Number of Employees	% of Total Workforce
United States of America (1)	494	56%
Asia-Pacific	182	21%
Europe, Middle East, and Africa	156	18%
Canada & Latin America	49	5%
Total	881	100%

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(1)	As of December 31, 2023, 210 of these employees were based in our Long Beach, California headquarters.

None of our employees are represented by a labor organization or are a party to any collective bargaining arrangement. We believe we have good relations with our employees.

Talent Attraction and Development

Hiring, retaining, and developing the best talent globally is key to our success in sustaining long-term growth.

We employ targeted marketing practices through our careers website, which personalizes a user’s experience based on jobseeker location and searching behavior. Jobseekers can also apply for roles from anywhere using any device.

Our talent strategy is focused on employee engagement and investments in career development, as well as measuring, recognizing, and rewarding performance. Our investments include providing programs to ensure our employees are equipped with the right skillsets and knowledge, as well as providing opportunities to transfer to other functions or regions through short-term and long-term assignments. For instance, we provide our employees with a 3-5 day training program that informs and educates our employees about our business model, marketing strategies, and other related topics about our business operations. We believe these programs and opportunities create a pipeline of talent and leadership among our employees, while fostering a sense of shared ownership necessary to drive and deliver on our long-term strategy.

To enhance our culture and measure our human capital objectives, we regularly engage with our employees. We provide several mechanisms for our employees to provide their feedback, including direct discussions with managers, employee surveys, interactive town hall meetings, and team offsite meetings. Based on our review of employee feedback, we develop action plans and implement them to enhance employee satisfaction and to ensure alignment with our overall human capital strategy.

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Workplace Practices and Policies

The Company is an equal opportunity employer committed to inclusion and diversity and to providing a workplace free of harassment and discrimination.

Diversity and Inclusion

As a beauty health company, we believe that it is important for our workforce to reflect the diversity of our consumers and be representative of the society in which we live. We firmly believe an inclusive work environment is essential for a successful and thriving business and enables us to better understand our consumers, drive innovation, and stimulate creativity. We recognize the importance of all types of diversity at leadership levels and throughout our organization.

Our objective in creating an environment of inclusion is to enhance our ability to attract and retain the best talent globally and promote a sense of belonging. We continuously encourage a culture of fairness, equal access to opportunities, including positions of leadership, and transparency in employment matters. We have enhanced our strategy in many areas including hiring, employee engagement, development, and talent management to further support diversity and inclusion across our organization. For instance, we have identified several priorities designed to guide our efforts in this matter such as increasing diverse representation throughout our organization, creating an environment where every employee feels included and valued for who they are, and promoting equal opportunity in recruitment, hiring, training, development, and advancement across our organization.

As of December 31, 2023, a breakdown of our workforce is as follows:

Employee Population	Race/Ethnicity		Gender
	% Minority (1)	% White	% Female	% Male
U.S. Workforce	54%	45%	67%	33%
U.S. Managers & Above	48%	49%	71%	29%
U.S. Officers	36%	59%	45%	55%

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(1)	In the United States, 52% of employees identified as Black or African American, Hispanic or Latino, American Indian, Alaska Native, Asian American, Native Hawaiian, or other Pacific Islander.

Compensation and Benefits

Consistent with our core values, our “Total Rewards” programs take care of our employees by offering competitive compensation and flexible, comprehensive benefits programs designed to attract, motivate, and retain world-class talent. We continuously review and ensure our compensation packages are competitive across all of the markets in which we operate. For instance, in addition to base pay (which is based on specific circumstances, including role and experience, geographic location, and performance), we offer annual cash performance-based incentives and equity-based long-term incentive awards for eligible employees.

Our robust benefit programs, which vary by country, include basic and supplemental health and insurance benefits, health savings and flexible spending accounts, access to a personal health advocate, family leave, life and disability insurance, employee assistance programs, physical, mental and financial well-being programs, a U.S. employee stock purchase plan, retirement savings plans, and pet insurance, to name a few.

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Workplace Health and Safety

Maintenance of a safe, healthy work environment is a basic policy of our Company. The backbone of our Safety & Health program is the accountability of line management, who are informed and guided by supporting staff. Our policy is to maintain the safety and healthfulness of the workplace for all employees, contractors, and visitors to reduce the probability and magnitude of injuries, illnesses, and financial loss.

Our program requirements and statement of basic policy represent the essential elements of our Safety & Health program. These requirements define minimum standards that apply, in a program and physical sense, to every employee and every workplace in which our people are employed. These requirements establish a frame of reference for assessing our progress in achieving important program objectives. Such progress will be monitored, but with the understanding that, in some of our facilities, subject to the influence of prevailing local practices and limited capabilities, certain requirements represent longer-range commitments that cannot be fully implemented in the short term.

Changes and additions to the program requirements will take place as needed through legal consultation to ensure the maintenance of a Safety & Health program that reflects the commitment and best interests of all at the Company. The establishment and maintenance of a safe environment is the shared responsibility between the employer and employees at all levels of the organization. To this end, every reasonable effort will be made in achieving the goal of accident prevention and health preservation.

The Company has developed and implemented a comprehensive Injury and Illness Prevention Program. The goal of this program is to protect employees, agency employees, contractors, and visitors by providing an active safety program for the prevention of injuries, accidents, and illnesses. The Company has a designated environmental, health, and safety (“EHS”) department to provide a clear focal point for the safety program. The EHS department has appointed “Department Safety Coordinators” to implement and maintain the program at each location. The Department Safety Coordinators are the Department Heads of the Company and are an integral part of the Safety Awareness Team.

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2023 DIRECTOR COMPENSATION

Each of our non-employee directors receives an annual fee payable in cash. In addition, so that our non-employee directors have an ownership interest aligned with our stockholders, each non-employee director also receives an annual grant of restricted stock units (“RSUs”). Members of our Board committees receive an additional annual fee for each committee on which they serve. We also reimburse our directors for reasonable costs related to travel expenses and other out-of-pocket costs incurred in connection with attendance at Board meetings. On an annual basis, the Compensation Committee reviews the compensation of our non-employee directors with our independent compensation consultant and makes recommendations to the Board with respect to any changes. Our non-employee director compensation program was last reviewed in April 2023.

Our Director compensation program is summarized in the table below.

Annual Cash Retainer	$45,000
Annual Equity Grant
Restricted stock units (target value)	$150,000
Vesting Schedule	One-year
Cash Fee for Committee Members
Non-Executive Chairman	$100,000
Audit Committee Member	$10,000
Compensation Committee Member	$7,500
Nominating and Corporate Governance Committee Member	$5,000
Cash Fee for Committee Chairs
Audit Committee Chair	$20,000
Compensation Committee Chair	$15,000
Nominating and Corporate Governance Committee Chair	$10,000

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The following table provides compensation information for fiscal year 2023 for each non-employee member of our Board of Directors. Employee directors do not receive any separate compensation for their Board activities. The compensation for Marla Beck, our Chief Executive Officer, is located in the “Executive Compensation” section of this Proxy Statement and includes all compensation paid to Ms. Beck for her services as a non-employee member of our Board of Directors, prior to her appointment as our Interim Chief Executive Officer on November 20, 2023. Amounts and/or percentages may not foot due to rounding.

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	Total ($)
Brenton L. Saunders(3)	203,243	149,994	353,237
Michael D. Capellas (3)	65,000	149,994	214,994
Dr. Julius Few (3)	50,000	149,994	199,994
Michelle Kerrick (3)	70,000	149,994	219,994
Brian Miller (3)	57,500	149,994	207,494
Desiree Gruber (3)	52,500	149,994	202,494
Douglas Schillinger (3)	70,000	149,994	219,994

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(1)	Director fees under the program are payable in arrears in four equal quarterly installments.

(2)	The number of RSUs granted was determined by dividing the grant date value of the award by $9.17, the closing price of the Company’s Class A Common Stock on June 14, 2023. The RSUs vest on the earlier of the one-year anniversary of the grant date and the next annual meeting of stockholders to occur following the grant date, subject to the director’s continuous service and further subject to full accelerated vesting upon a change in control of the Company or the applicable director’s termination of service due to death or disability. If the director’s continuous service terminates for any other reason prior to the applicable vesting date, the RSUs shall automatically be forfeited for no consideration. Directors who are elected or appointed to the Board on a date other than the date of any annual meeting of stockholders receive a pro-rated annual RSU award in connection with his or her commencement of service on the Board. The dollar value of RSU awards granted during 2023 were computed in accordance with Financial Accounting Standard Board Accounting Standards Codification Topic 718 (“ASC Topic 718”), rather than the amounts paid to or realized by the named individual. We provide information regarding the assumptions used to calculate the value of all RSUs and option awards made to our directors in Note 13 to the consolidated financial statements included in our Annual Report.

(3)	The aggregate numbers of option awards and unvested RSU awards held as of December 31, 2023 by each non-employee director other than Mr. Saunders was 16,357. The aggregate number of unvested and vested but unexercised option awards, and unvested RSU and performance based units (“PSUs”) awards held as of December 31, 2023 by Mr. Saunders was 2,259,807.

Non-Employee Director Deferral Plan

The Company previously adopted a Non-Qualified Deferred Compensation Plan (the “Deferred Compensation Plan”) on March 1, 2022 for Directors to attract and retain non-employee members of the Board of Directors of the Company by providing them with an opportunity to defer receipt of a portion of their RSUs and other specified compensation. Equity-based compensation deferrals are credited in the form of units with each unit equal in value to one share of the Company’s Class A Common Stock, based on the units awarded to the participant under the terms of the Company’s equity compensation plan. Each unit is paid in the form of one share of the Company’s Class A Common Stock. A participant may not allocate units to another investment option under the Deferred Compensation Plan. A participant may not allocate cash deferrals into units of the Company’s Class A Common Stock. The Deferred Compensation Plan is intended to meet the requirements of Code Section 409A and shall be operated and interpreted consistent with that intent.

On December 14, 2023, the Board of Directors authorized and approved to terminate the Deferred Compensation Plan. The Company anticipates that it will take approximately one year to wind down the Deferred Compensation Plan and expects to completely terminate the Deferred Compensation Plan by the end of 2024.

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PROPOSAL 4: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2024.

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent external audit firm retained to audit the Company’s financial statements. Our Audit Committee has selected Deloitte to serve as our independent registered public accounting firm to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2024. As a matter of good corporate governance, we are asking the stockholders to ratify the selection of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

Stockholders are not required to ratify the appointment of Deloitte as our independent registered public accounting firm. If stockholders fail to ratify the appointment, the Audit Committee will consider whether or not to retain Deloitte. Even if the appointment is ratified, the Audit Committee may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

Deloitte has served as our auditor since 2020. A representative of Deloitte is expected to be present virtually at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Principal Accountant Fees and Services

The following table sets forth the aggregate fees billed by Deloitte for the fiscal years ended December 31, 2023 and December 31, 2022:

	2023	2022
Audit Fees (1)	$2,514,610	$2,143,070
Audit Related Fees (2)	–	55,000
Tax Fees	571,466	752,472
Total Fees	$3,086,076	$2,950,542

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(1)	Fees for audit services included fees associated with the annual audits for the years ended December 31, 2023 and 2022 and the quarterly reviews of the financial statements included in our quarterly reports on Form 10-Q in 2023 and 2022.

(2)	Audited related fees were for services related to consent letters issued in connection with the filing of our registration statements.

Pre-Approval Policies

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services rendered by Deloitte, our independent registered public accounting firm. The Audit Committee pre-approves specified services in defined categories of audit services, audit-related services and tax services up to specified amounts, as part of the Audit Committee’s approval of the scope of the engagement of Deloitte or on an individual case-by-case basis before Deloitte is engaged to provide a service. The Audit Committee has determined that the rendering of non-audit services by Deloitte is compatible with maintaining the principal accountant’s independence. All of the fees earned by Deloitte described above were attributable to services pre-approved by the Audit Committee.

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Vote Required

If a quorum is present, the selection of Deloitte as our independent registered public accounting firm will be ratified if we receive the affirmative vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter. Abstentions will have no effect on the outcome of this proposal. We do not expect broker non-votes to occur in connection with this proposal because brokers, banks, trustees and other nominees have discretionary voting authority to vote shares on this proposal under stock exchange rules without specific instructions from the beneficial owner of such shares.

Recommendation of the Board of Directors

Our Board of Directors unanimously recommends that the stockholders vote FOR the ratification of Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

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AUDIT COMMITTEE REPORT

Our Audit Committee currently consists of three directors. Michelle Kerrick (Chair), Michael D. Capellas and Doug Schillinger are each, in the judgment of the Board of Directors, an independent director. The Audit Committee acts pursuant to a written charter that has been adopted by the Board of Directors. A copy of the charter is available on the investor relations section of our website.

The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. The Audit Committee is responsible for retaining our independent registered public accounting firm, evaluating its independence, qualifications and performance, and approving in advance the engagement of the independent registered public accounting firm for all audit and non-audit services. The Audit Committee’s specific responsibilities are set forth in its charter. The Audit Committee reviews its charter at least annually.

Management has the primary responsibility for the financial statements and the financial reporting process, including internal control systems, and procedures designed to ensure compliance with applicable laws and regulations. Our independent registered public accounting firm, Deloitte & Touche LLP, is responsible for expressing an opinion as to the conformity of our audited financial statements with generally accepted accounting principles.

The Audit Committee has reviewed and discussed with management the Company’s audited financial statements. The Audit Committee has also discussed with Deloitte & Touche LLP all matters that the independent registered public accounting firm was required to communicate and discuss with the Audit Committee, including the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the SEC. In addition, the Audit Committee has met with the independent registered public accounting firm, with and without management present, to discuss the overall scope of the independent registered public accounting firm’s audit, the results of its examinations, its evaluations of the Company’s internal controls and the overall quality of our financial reporting.

The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm its independence.

Based on the review and discussions referred to above, the Audit Committee recommended to our Board of Directors that the Company’s audited financial statements be included in our Annual Report.

AUDIT COMMITTEE

Michelle Kerrick (Chair)
Michael D. Capellas
Doug Schillinger
Members of the Audit Committee

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EXECUTIVE OFFICERS

Below is biographical information for each of our current executive officers as of the date of this Proxy Statement, other than Marla Beck (whose biographical information is included under “Proposal 1: Election of Three Class III Directors” on page 8). Each of these executive officers serve at the discretion of the Board of Directors and the Chief Executive Officer.

Name	Age	Position
Marla Beck	53	Chief Executive Officer
Michael Monahan	51	Chief Financial Officer
Daniel Watson	62	Chief Revenue Officer

Michael Monahan has served as the Company’s Chief Financial Officer since August 10, 2023. Prior to his appointment, Mr. Monahan served as the Chief Financial Officer for Casper Sleep Inc., a publicly-traded sleep products company that was formerly listed on the New York Stock Exchange, from August 2020 to July 2022. From June 2019 to October 2019, Mr. Monahan served as the Chief Financial Officer for HEXO Corp., a publicly-traded consumer packaged goods company formerly listed on the New York Stock Exchange and the Toronto Stock Exchange. From May 2013 to June 2019, Mr. Monahan served as the Chief Financial Officer of Nutrisystem, Inc., a publicly-traded weight management products company formerly listed on The Nasdaq Stock Market LLC. From January 2009 to May 2013, Mr. Monahan served as the Chief Financial Officer of PetroChoice Holdings, Inc., a distributor of industrial, commercial and passenger car lubricants. Mr. Monahan received his B.A. from Villanova University, and received his M.B.A. from the University of Chicago.

Daniel Watson has served as the Company’s Chief Revenue Officer since January 5, 2023. Prior to serving in this role, Mr. Watson served as Executive Vice President of Sales for the U.S. and Canada since March 2017, and in 2020 took over leadership for all of the Americas. Mr. Watson has 34 years of medical device sales experience and manages the Company’s capital sales teams and business development teams in both the medical, non-medical and corporate channels. Prior to joining the Company, Mr. Watson worked at Stryker Spine since 2004, serving as the VP of Sales at Stryker Spine from 2005 to March 2017. Stryker Corporation is an American multinational medical technology corporation and Stryker Spine is a comprehensive portfolio offering spinal solutions. Mr. Watson has also held various senior sales management positions for companies such as Sherwood Medical, Ethicon EndoSurgery, CR Bard, SpineTech, Oratec, and Smith and Nephew. Mr. Watson received his B.A. from Bates College in Economics.

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PROPOSAL 5: ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS SET FORTH IN THE “EXECUTIVE COMPENSATION SECTION” OF THIS PROXY STATEMENT.

Section 14A of the Exchange Act requires us to hold a separate non-binding advisory stockholder vote to approve the compensation paid to our named executive officers (a “say-on-pay” vote).

Our stockholders have the opportunity to vote to approve on a non-binding, advisory basis, the compensation paid to our named executive officers (the “NEOs”) as disclosed in the “Compensation Discussion and Analysis” (the “CD&A”) and “Executive Compensation” sections of this Proxy Statement that follow, as required by Section 14A of the Exchange Act. This “say-on-pay” vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and our compensation philosophy, policies and practices as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC, including the CD&A and the compensation tables and narrative included in the Executive Compensation section of this Proxy Statement.

At our 2022 annual meeting of stockholders, we held an advisory (non-binding) vote to determine the frequency of future say-on-pay votes. Based on the voting results for this proposal at the 2022 annual meeting of stockholders, the Board determined that the say-on-pay vote would be conducted annually until the next advisory vote is held to determine the frequency of the say-on-pay vote, which will occur no later than our 2028 annual meeting of stockholders.

We believe that our CD&A and other compensation disclosures included in this Proxy Statement evidence a sound and prudent compensation philosophy and set of policies and practices, and that our compensation decisions are consistent with our “pay-for-performance” philosophy and related policies and practices. We also believe that our compensation programs effectively align the interests of our executive officers with those of our stockholders by tying a significant portion of our executives’ compensation to the Company’s performance and by providing a competitive level of compensation needed to recruit, retain and motivate talented executives critical to our long-term success.

For the foregoing reasons, we are asking our stockholders to indicate their approval, on an advisory basis, of the compensation paid to our NEOs as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, including the CD&A and the compensation tables and narrative included in the Executive Compensation section of this Proxy Statement by voting in favor of the following resolution. While this vote is non-binding, we value the opinions of our stockholders and will consider the outcome of the vote when making future decisions concerning executive compensation.

RESOLVED, that the compensation paid to the named executive officers of The Beauty Health Company, as disclosed in this Proxy Statement pursuant to the SEC’s executive compensation disclosure rules, which disclosure includes the Compensation Discussion and Analysis, the compensation tables and narrative included in the Executive Compensation section of this Proxy Statement, is hereby approved.

Vote Required

If a quorum is present, the compensation of our NEOs will be approved, on an advisory basis, if we receive the affirmative vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

Because your vote is advisory, it will not be binding on the Company, our Board or our Compensation Committee. However, the Board and the Compensation Committee will consider the outcome of the vote when making future decisions regarding the compensation of our NEOs.

Recommendation of the Board of Directors

Our Board of Directors unanimously recommends that the stockholders vote FOR the approval, on an advisory basis, of the compensation of our NEOs as disclosed in this Proxy Statement.

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COMPENSATION DISCUSSION AND ANALYSIS

General

In this CD&A section, we provide an overview and analysis of the compensation awarded to or earned by our NEOs identified in the Summary Compensation Table below during fiscal 2023, including the elements of our compensation program for NEOs, material compensation decisions made under that program for fiscal 2023, and the material factors considered in making those decisions. For 2023, our NEOs include four current executive officers and two former executive officers named below and in the executive compensation tables of this Proxy Statement, as follows:

•	Marla Beck, Chief Executive Officer, former Interim Chief Executive Officer, and Director;(1)

•	Michael Monahan, Chief Financial Officer;(2)

•	Brad Hauser, former Chief Operating Officer;(3)

•	Daniel Watson, Chief Revenue Officer;(4)

•	Andrew Stanleick, former Chief Executive Officer;(5) and

•	Liyuan Woo, former Chief Financial Officer.(6)

______________

(1)	Ms. Beck was appointed as our President and Chief Executive Officer on April 8, 2024. Prior to that, she served as our Interim Chief Executive Officer from November 20, 2023, to April 8, 2024.

(2)	Mr. Monahan commenced employment as Chief Financial Officer on August 10, 2023.

(3)	Mr. Hauser served as Chief Operating Officer from April 19, 2023 to April 9, 2024. As of April 9, 2024, Mr. Hauser will remain with the Company in an advisory role until no later than June 30, 2024.

(4)	Mr. Watson has served as Chief Revenue Officer since January 5, 2023.

(5)	Mr. Stanleick served as the Chief Executive Officer from February 7, 2022 to November 19, 2023. Mr. Stanleick was terminated without cause on November 19, 2023.

(6)	Ms. Woo served as the Chief Financial Officer from September 21, 2020 to August 10, 2023. Ms. Woo was terminated without cause on August 10, 2023.

The Company acknowledges that it had four actively-employed NEOs as of December 31, 2023, instead of five, due to the Company’s organizational structure changes that became effective in February 2023. These changes caused the geographic division leaders to cease to qualify as “executive officers” as defined in Exchange Act Rule 3b-7.

Executive Summary

2023 Compensation Highlights

Consistent with our compensation philosophy, key compensation decisions for 2023 included the following:

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Base Salaries

We continue to target the market median of our peers for our 2023 base salaries based on the market analysis of our independent compensation consultant, as described further below. We believe that providing base salaries at the current level allows us to attract and retain superior talent in a competitive market.

Annual Cash Incentives

We continue to target our 2023 target annual cash incentives for our NEOs between the median and the 75th percentile of our peers, based on the market analysis of our independent compensation consultant, as described further below.

For 2023, our Compensation Committee selected performance goals for our performance based annual cash incentive plan that were intended to promote our business plan and short-term goals, including with respect to revenue, adjusted EBITDA, and consumable sales growth. For 2023, the total weighted performance based annual cash incentive payments as a percent of target was 38.1%. See “Annual Performance-based Cash Incentive Compensation” below for more detail.

Retention Bonus

On November 29, 2023, our Board of Directors, following consultation with and under the recommendation of the Company’s Compensation Committee, approved a grant of special cash retention bonuses (each, a “Cash Retention Award”) and restricted stock unit awards (each, a “RSU Retention Award”, and together with the Cash Retention Award, the “Retention Bonus”) to three of the Company’s NEOs: Mr. Monahan, Mr. Hauser, and Mr. Watson (each, a “Participant”). The Retention Bonus was granted to enable the Company to motivate and retain the Participants through the uncertainty stemming from the Company’s previously announced business transformation program to reduce operating costs and streamline its operations.

The following table sets forth the Retention Bonus that each Participant received:

Name and Title	Cash Retention Award (1)	RSU Retention Award (2)
Michael Monahan Chief Financial Officer (Principal Accounting Officer and Financial Officer)	$85,500	176,711 RSUs
Brad Hauser Former Chief Operating Officer	$85,500	176,711 RSUs
Daniel Watson Chief Revenue Officer	$88,200	156,250 RSUs

______________

(1)	The Cash Retention Award will be paid in one lump sum payment, provided that the Participant remains in continuous full-time employment with the Company through June 1, 2024.

(2)	The RSUs underlying the RSU Retention Awards entitle the grantee to receive one share of the Company’s Class A Common Stock for each RSU granted. The grant was determined by dividing the approved dollar value by the closing price per share of the Class A Common Stock as reported on the Nasdaq Capital Market on November 29, 2023, which was $2.52. The approved value of the RSU Retention Award for each Participant is as follows: (a) Mr. Monahan, $445,313; (b) Mr. Hauser, $445,313; and (c) Mr. Watson, $393,750. Fifty percent (50%) of the RSUs will vest on December 1, 2024, and the remaining fifty percent (50%) of the RSUs will vest on June 1, 2025. The RSUs are otherwise subject to all the requirements of the Company’s 2021 Incentive Award Plan (the “2021 Plan”), and the execution of a Restricted Stock Unit Agreement.

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Equity-Based Long-Term Incentives

In 2023, we granted approximately 80% of our NEOs’ annual target direct compensation as equity-based compensation in the form of RSUs and PSUs (together with the RSUs, the “Equity Based Compensation”). Approximately 75% of the Equity Based Compensation was comprised of grants that are time-based RSUs (“RSU Equity Compensation”), with the remaining 25% of the Equity Based Compensation comprised of PSUs. The RSU Equity Compensation is comprised of awards that vest on three (3) different vesting schedules, all generally subject to continued employment through the applicable vesting dates (other than as described throughout this Proxy Statement). The first set of RSU Equity Compensation was comprised of approximately 8% of the total RSU Equity Compensation and was granted to our NEOs in 2023, and is eligible to fully vest on the first anniversary of the date of grant. The second portion of the RSU Equity Compensation was comprised of approximately 9% of the total RSU Equity Compensation and vests as to 50% of the award in December of 2024 and 50% in June of 2025. Finally, the remaining tranche of the RSU Equity Compensation was comprised of approximately 83% of the total RSU Equity Compensation, and vests on a pro-rata basis on each of the first, second, and third anniversaries of the date of grant. PSUs vest based on the Company’s relative total shareholder return (“TSR”) performance compared to a blended peer group of the Company’s Compensation Peer Group (as defined below) and the Dow Jones US Select Medical Equipment Index over a three-year period. We believe that RSUs and relative TSR PSUs (as defined below) effectively align the interests of our executives with those of our stockholders by directly linking compensation to the value of our Class A Common Stock. We grant restricted stock unit awards as a retention tool as they provide the opportunity to receive stock based on the recipient’s continuous employment with the Company through the date the restrictions lapse. We grant relative TSR PSUs, which vest upon the attainment of certain performance metrics over a three-year performance period, to further incentivize our executive officers to deliver superior long-term results in alignment with our stockholders’ interests.

Compensation Governance and Best Practices

We are committed to having strong governance standards with respect to our compensation programs, procedures, and practices. Our key compensation practices include the following:

What We Do		What We Do Not Do
✓	Assess the risk-reward balance of our compensation programs to mitigate undue risks.	X	Do not pay guaranteed bonuses.

✓	Pay the vast majority of executive compensation in the form of incentive awards.	X	Do not provide excessive perquisites.

✓	Emphasize the use of equity compensation to promote executive retention and reward long-term value creation.	X	Do not reprice our underwater stock option awards without stockholder approval.

✓	Take into consideration the compensation levels of an appropriate and relevant peer group of companies when setting compensation.	X	Do not allow executives to participate in the determination of their own compensation.

✓	Engage an independent compensation consultant to advise our Board and Compensation Committee.	X	Do not allow for pledging of our common stock or for employees to hedge or sell short our common stock.

✓	Require our NEOs to satisfy meaningful stock ownership guidelines to strengthen the alignment with our stockholders’ interests.

✓	Cap the maximum payout under our annual incentive awards and maximum vesting percentage of our PSUs

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Stockholder Advisory Vote on Named Executive Officer Compensation

At the 2022 annual meeting of stockholders, the stockholders of the Company approved, in a non-binding advisory vote, that the say-on-pay vote required by Section 14A of the Exchange Act will be held every year (the first such vote being at the 2023 annual meeting of stockholders) until the next required vote on the frequency of say-on-pay vote, which is expected to occur on or before the 2028 annual meeting of stockholders.

At the 2023 annual meeting of stockholders, which was virtually held on June 14, 2023, approximately 85.54% of our issued and outstanding shares voted on the say-on-pay proposal and approved the compensation of our NEOs as described in our proxy statement filed with the SEC on April 28, 2023.

Executive Compensation Objectives and Philosophy

The key objective in our executive compensation program is to attract, motivate, retain, incentivize, and reward leaders who create an inclusive and diverse environment and have the skills and experience necessary to successfully execute on our strategic plan to maximize stockholder value. Our executive compensation program is designed to:

•	Reward achievement of both operating performance and strategic objectives;

•	Align the interests of our management and our investors by providing different types of compensation based on short-term and long-term business results and delivering a large portion of total compensation that is tied to our stock in alignment with our stockholders’ interests;

•	Differentiate rewards based on performance against business objectives to drive a pay for performance culture, with a major portion of executive pay based on achievement of financial performance goals; and

•	To attract the very best talent necessary for our continued success, we target base pay at the market median and variable short and long-term compensation ranging from median to the 75th percentile.

We strive to set our overall total compensation at a competitive level. Executives may be compensated above or below the targeted market position based on factors such as experience, performance, scope of position and the competitive demand for proven executive talent, as described further below under “Determination of Executive Compensation.”

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2023 NEO Pay Mix

The Company’s executive compensation program is designed to strengthen the link between pay and performance by having a significant amount of compensation tied to the achievement of pre-established performance metrics directly related to our business goals and strategies. Given the fact that we experienced a change in our CEO in November 2023, we are using Mr. Stanleick’s 2023 target compensation to calculate the NEO pay mix. Long-term incentive (“LTI”) retention grants were provided in March 2023 and November 2023 in connection with our previously announced business transformation program, and the charts below indicate the NEO pay mix with and without these LTI retention grants. Using annualized salary and target short and long-term incentive awards, our NEO pay mix is as follows:

CEO 2023 Target Total Direct Compensation	Other Active NEOs 2023 Target Total Direct Compensation

CEO 2023 Target Total Direct Compensation (excluding LTI retention grant)	Other Active NEOs 2023 Target Total Direct Compensation (excluding LTI retention grants)

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Determination of Executive Compensation

Role of Compensation Committee and Executive Officers

The Compensation Committee is responsible for establishing and overseeing our executive compensation programs and annually reviews and determines the compensation to be provided to our NEOs, other than with respect to our Chief Executive Officer, whose compensation is determined by the full Board of Directors (without the Chief Executive Officer).

In setting executive compensation, the Compensation Committee considers a number of factors, including the recommendations of our Chief Executive Officer (other than with respect to the Chief Executive Officer’s own compensation) and our human resources team, current and past total compensation, competitive market data and analysis provided by the Compensation Committee’s independent compensation consultant, Company performance, each executive’s impact on Company results, each executive’s relative scope of responsibility and potential, each executive’s individual performance and demonstrated leadership, and internal equity pay considerations. Our Chief Executive Officer’s recommendations are based on the Chief Executive Officer’s evaluation of each other NEO’s individual performance and contributions, of which our Chief Executive Officer has direct knowledge. Our Board makes decisions regarding our Chief Executive Officer’s compensation, following recommendation from the Compensation Committee.

Role of Independent Compensation Consultant

To design a competitive executive compensation program that will continue to attract, motivate, retain and reward top executive talent and reflect our compensation philosophy, our Compensation Committee has retained F.W. Cook & Co. (“FW Cook”) as an independent compensation consultant to provide executive compensation advisory services, help evaluate our compensation philosophy and objectives, and provide guidance in administering our executive compensation program. The Compensation Committee has evaluated FW Cook’s independence pursuant to the requirements of Nasdaq and SEC rules and has determined that FW Cook does not have any conflicts of interest in advising the Compensation Committee. FW Cook did not provide any other services to the Company in 2023.

Role of Peer Company Information

In consultation with FW Cook, in July 2022, our Compensation Committee selected our peer group for 2023 (the “Company’s Compensation Peer Group”) as follows, focusing on market capitalization, revenues, industry, and growth-oriented companies:

Axonics, Inc. (AXNX)	Beyond Meat, Inc. (BYND)	Celsius Holdings, Inc. (CELH)	Cutera
e.l.f. Beauty, Inc. (ELF)	Establishment Labs (ESTA)	Evolus (EOLS)	Hims & Hers Health (HIMS)
InMode (INMD)	Inspire Medical Systems, Inc. (INSP)	Inter Parfums, Inc. (IPAR)	iRhythm Technologies, Inc. (IRTC)
iRobot (IRBT)	OneSpaWorld (OSW)	Revance Therapeutics (RVNC)	Sonos, Inc. (SONO)
YETI Holdings, Inc. (YETI)

In December 2022, FW Cook provided an analysis of data derived from (i) members of the Company’s Compensation Peer Group and (ii) the industry-specific survey, the constituent companies of which were not provided to the Compensation Committee. For 2023, the Compensation Committee used FW Cook’s analysis to help structure a competitive executive compensation program, position executive compensation by considering market data, and make individual compensation decisions based on comparable positions at companies with which we compete for talent. The Compensation Committee believes that reviewing competitive data and benchmarks between the 50th and 75th percentile is useful in its deliberations as our compensation policies and practices must be competitive in the marketplace for us to be able to attract, motivate and retain qualified executive officers.

Elements of Compensation

The primary elements of our NEOs’ compensation and the main objectives of each are:

•	Base Salary – Base salary attracts and retains talented executives, recognizes individual roles and responsibilities, and provides stable income;

•	Annual Performance-Based Cash Incentive Compensation – Annual performance-based cash incentive compensation promotes short-term performance objectives and rewards executives for their contributions toward achieving those objectives; and

•	Equity Based Long-Term Incentive Compensation – Equity compensation, provided in the form of restricted stock units and PSUs, aligns executives’ interests with our stockholders’ interests, emphasizes long-term financial and operational performance, and helps retain key executive talent.

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In addition, our NEOs are eligible to participate in our health and welfare programs and our 401(k) plan on the same basis as our other employees. We also maintain severance and change in control arrangements, which aid in attracting and retaining executive talent and help executives to remain focused and dedicated during potential transition periods due to a change in control. Each of these elements of compensation for 2023 is described further below.

Base Salary

The base salaries of our NEOs are an important part of their total compensation package and are intended to reflect the scope and nature of each officer’s responsibilities. Adjustments to base salary are based upon the named executive officer’s past performance, expected future contributions, changes in responsibilities and internal pay equity. The Compensation Committee reviews the base salaries of our executive officers annually to confirm that their base salary levels remain fair, reasonable and competitive.

The annual base salaries actually received by each of our NEOs as of December 31, 2023 are set forth below:

Name	2023 Base Salary ($)
Marla Beck(1)	225,865
Michael Monahan(2)	168,077
Brad Hauser(3)	435,904
Daniel Watson	419,231
Andrew Stanleick(4)	738,462
Liyuan Woo(5)	285,789

_______________

(1)	Ms. Beck was appointed Interim Chief Executive Officer of the Company for a 6-month term effective November 20, 2023. Pursuant to Ms. Beck’s offer letter with the Company (the “Beck Offer Letter”), she is entitled to a monthly base salary of $200,000 for a minimum of four months in the aggregate, even if the 6-month term ends earlier than four months. The amount reported above reflects (a) $184,615 that Ms. Beck received as base salary as our Interim Chief Executive Officer for the fiscal year ended December 31, 2023, and (b) $41,250 as compensation for her services as a non-employee member of our Board of Directors prior to her appointment as our Interim Chief Executive Officer on November 20, 2023. On April 8, 2024, we entered into an employment agreement with Ms. Beck, pursuant to which Ms. Beck is entitled to an annual base salary of $1,000,000. For more information, see “Executive Compensation -- Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table -- Summary of Executive Compensation Arrangements -- Current Executive Officers -- Employment Agreement with Ms. Beck (as President and Chief Executive Officer)”.

(2)	Amount represents a pro rata portion of Mr. Monahan’s annual salary of $475,000 received from August 10, 2023 through December 31, 2023.

(3)

On April 8, 2024, the Company and Mr. Hauser mutually agreed to terminate Mr. Hauser’s employment as Chief Operating Officer of the Company without cause, effective as of April 9, 2024. Mr. Hauser will remain with the Company in an advisory role until no later than June 30, 2024.

(4)	Pursuant to Mr. Stanleick’s employment agreement with the Company, effective as of January 20, 2022, Mr. Stanleick was entitled to an annual base salary of $800,000. However, Mr. Stanleick received only $738,462 as his base salary during the fiscal year ended December 31, 2023, due to his termination without cause on November 19, 2023. For more information, see “Executive Compensation -- Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table -- Summary of Executive Compensation Arrangements -- Former Executive Officers -- Employment Agreement with Mr. Stanleick”. Mr. Stanleick received the remainder of his annual base salary pursuant to the Separation Letter and General Release of all Claims with the Company (the “Stanleick Separation Agreement”).

(5)	Pursuant to Ms. Woo’s employment agreement with the Company, effective as of May 4, 2021, Ms. Woo was entitled to an annual base salary of $445,000. However, Ms. Woo received only $285,789 as her base salary during the fiscal year ended December 31, 2023 due to her termination without cause on August 10, 2023. For more information, see “Executive Compensation -- Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table -- Summary of Executive Compensation Arrangements -- Former Executive Officers -- Employment Agreement with Ms. Woo”.

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Annual Performance-based Cash Incentive Compensation

We provide annual performance-based cash incentive compensation to motivate our executive officers to achieve our short-term financial and strategic goals. Annual performance-based cash incentive compensation is based on predetermined financial measures that are chosen by the Compensation Committee at the beginning of the fiscal year and that are aligned with our annual growth objectives.

We believe that our annual performance-based cash incentive compensation:

•	aligns the interests of our executive officers, our Company, and our stockholders;

•	supports the Company’s strategic and operating plans;

•	holds our executive officers accountable for achievement of financial goals; and

•	attracts, motivates, retains and rewards top talent in our industry

Annual performance-based cash incentive compensation for each executive officer is determined based on a formula consisting of the executive officer’s base salary, target annual cash incentive opportunity, which is set as a percentage of base salary by the Compensation Committee, and a funding percentage, which may range from 0% to 200% of target, of the annual cash incentive compensation pool based on our performance with respect to predetermined financial measures chosen by the Compensation Committee. The Compensation Committee reviews the target annual cash incentive opportunities of our executive officers on an annual basis.

The formula for determining the annual performance-based cash incentive compensation for our executive officers is as follows:

Base Salary	X	Target Percentage	X	Funding Percentage	=	Annual Performance-based Cash Incentive Compensation

Funding for the 2023 annual performance-based cash incentive compensation was based on 60% on revenue, 30% on adjusted EBITDA, and 10% on consumable sales growth as set forth in the table below. Our Compensation Committee believes that using revenue, adjusted EBITDA, and consumable sales growth as performance metrics drives our overall performance, focuses our NEOs on sustaining revenue growth that is profitable while ensuring our NEOs are aligned with our business strategy.

The following table sets forth the weighted payouts for each metric and the aggregate payout for revenue, adjusted EBITDA, and consumable sales growth performance approved by the Compensation Committee.

2023 Performance Goals
Metric	Threshold (40% payout) (1)	Target (100% payout) (1)	Maximum (200% payout) (1)	2023 Actual Achievement (1) (2)	Unweighted Payout %	Weight	Weighted Payout %
Revenue	$382.5	$450.0	$522.0	$398.0	53.8%	60%	32.3%
Adjusted EBITDA	$64.9	$81.1	$97.3	$24.3	0.0%	30%	0.0%
Consumable Sales Growth	$181.6	$213.7	$245.8	$191.4	58.2%	10%	5.8%
Final Payout							38.1%

_______________

(1)	In millions.

(2)	Amounts may not sum due to rounding.

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In fiscal year 2023, our NEOs’ threshold, target, and maximum annual performance-based cash incentive (expressed as a percentage of base salary) were as follows:

Named Executive Officer	Threshold Annual Incentive (Percentage of Base Salary)	Target Annual Incentive (Percentage of Base Salary)	Maximum Annual Incentive (Percentage of Base Salary)
Marla Beck (1)	–	–	–
Michael Monahan	24%	60%	120%
Brad Hauser	24%	60%	120%
Daniel Watson	28%	70%	140%
Andrew Stanleick	40%	100%	200%
Liyuan Woo	24%	60%	120%

_______________

(1)	Employees that join the Company on or after October 1 of the applicable year are not eligible to participate in our annual performance-based cash inventive program. Because Ms. Beck became our Interim Chief Executive Officer effective as of November 20, 2023, Ms. Beck was not eligible to participate in our annual performance-based cash inventive program in 2023.

Overall performance based on the weighted results set forth above resulted in a total achievement percentage of 38.1%, and therefore, the total payout to each NEO under the 2023 annual performance-based cash incentive plan were as follows:

Named Executive Officer	Target Annual Incentive (Amount)		Achievement Percentage	Total Annual Incentive Earned (Amount) (1)
Marla Beck (2)	–		–	–
Michael Monahan	$112,438	(3)	38.1%	$42,839
Brad Hauser	$285,000		38.1%	$108,585
Daniel Watson	$294,000		38.1%	$112,014
Andrew Stanleick	(4)		(4)	(4)
Liyuan Woo	(5)		(5)	(5)

_______________

(1)	Amounts are also set forth in the column entitled “Non-Equity Incentive Plan Compensation” in the “Summary Compensation Table (2023, 2022 and 2021)” below.

(2)	Employees that join the Company on or after October 1 of the applicable year are not eligible to participate in our annual performance-based cash inventive program. Because Ms. Beck became our Interim Chief Executive Officer effective as of November 20, 2023, Ms. Beck was not eligible to participate in our annual performance-based cash inventive program in 2023.

(3)	Represents a pro rata portion of Mr. Monahan’s target annual incentive amount due to his August 10, 2023 start date with the Company.

(4)	Effective December 8, 2023, we entered into a separation agreement in connection with Mr. Stanleick’s termination from the Company without cause. For more information on the amounts paid to Mr. Stanleick pursuant to his separation agreement, see “— Mr. Stanleick’s Severance Benefits.”

(5)	Effective August 10, 2023, we entered into a separation agreement in connection with Ms. Woo’s termination from the Company without cause. For more information on the amounts paid to Ms. Woo in connection with her separation agreement, see “— Ms. Woo’s Severance Benefits.”

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Equity-Based Long-Term Incentive Awards

We view equity-based compensation as a critical component of our balanced total compensation program. Equity-based compensation creates an ownership culture among our employees that provides an incentive to contribute to the continued growth and development of our business and aligns interests of executives and our stockholders.

Our Compensation Committee believes it is essential to provide equity-based compensation to our executive officers to link the interests and risks of our executive officers with those of our stockholders, reinforcing our commitment to ensuring a strong relationship between the Company’s performance and pay.

Annual Long-Term Incentive Program

Our long-term incentive program for 2023 for our named executive officers was comprised of two components: time-based RSUs and PSUs.

•	Restricted Stock Units – We grant RSU awards as a retention tool as they provide the opportunity to receive stock generally only if the recipient continues to be employed by us on the date the restrictions lapse.

•	Performance-based Restricted Stock Units – We grant PSUs, which vest upon the attainment of certain performance metrics, to further incentivize our executive officers to deliver superior long-term results.

In 2023, the total value of each NEO’s annual equity award was granted 75% in RSUs, which vest one-third each year over a three-year period, and 25% in PSUs, which vest based on the Company’s TSR performance compared to a blended peer group of the Company’s Compensation Peer Group and the Dow Jones US Select Medical Equipment Index over a three-year period. The mix of different types of awards is intended to combine the retention and downside risk benefits inherent in RSUs with meaningful incentive and shareholder-value-creation benefits inherent in PSUs, while mitigating the perceived excessive risk that potentially manifests itself through a single type of award approach.

Restricted Stock Units

In 2023, annual RSU grants were made in April to our NEOs. These RSU awards vest in three equal installments on the first, second, and third anniversary of the grant date subject to cancellation or acceleration as provided in the individual RSU award agreements. The number of RSU awards granted to each NEO is based upon the grant date fair value of the RSUs.

Performance-Based Restricted Stock Unit Awards

TSR Vested Performance-Based Restricted Stock Unit Awards

In 2023, annual PSU grants were made in April to our NEOs. These awards will be earned at a rate between 0% and 200% of target and will cliff vest after a three-year performance period between January 1, 2023 until December 31, 2025 based on the Company’s relative TSR performance compared to a blended peer group of the Company’s Compensation Peer Group and the Dow Jones US Select Medical Equipment Index in accordance with the table below (the “TSR PSUs”).

Earnout (% of Target)	Relative TSR
200.0%	85th percentile
166.7%	75th percentile
133.3%	65th percentile
100.0%	55th percentile
67.9%	40th percentile
46.4%	30th percentile
25.0%	20th percentile
0.0%	<20th percentile

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Stock Price Vested Performance-Based Restricted Stock Unit Awards

To drive the Company’s aggressive growth and performance strategy in 2021, the Compensation Committee deemed it crucial to motivate NEOs to achieve significant outperformance objectives. In 2021, Ms. Woo received an additional PSU award with performance-based vesting based on the achievement of stretch stock price goals over a four-year period and subject to her continued employment through the end of the performance period (the “Stock Price PSUs”). In 2022, Mr. Stanleick and Mr. Watson received a similar Stock Price PSU award with performance-based vesting based on the achievement of stretch stock price goals over a four-year performance period (beginning January 1, 2021) and subject to their continued employment through the end of the performance period. In 2023, Mr. Hauser received a similar Stock Price PSU award with a performance-based vesting based on the achievement of stretch stock price goals within the same four-year performance period as Mr. Stanleick and Mr. Watson and subject to his continued employment through the end of the performance period. It was intended that this component would reward our NEOs for exceptional performance and, similarly, no payout would be delivered for performance that failed to meet the objectives established by the Compensation Committee. The Compensation Committee believes this approach helps to align the compensation and objectives of our NEOs with the Company and its stockholders.

The actual number of Stock Price PSUs that will vest on the last day of performance period will be determined based on the greater of (i) the Company’s average stock price during the 90-day period ending on the third anniversary of the vesting commencement date, and (ii) the Company’s average stock price during the 90-day period ending on the fourth anniversary of the vesting commencement date, as follows:

Average Stock Price During the Applicable Measurement Period	Vesting Percentage (% of Maximum)
Less than $25.00	0.00%
$25.00	66.67%
$30.00	80.00%
$37.50 or greater	100.00%

If the Company’s average stock price falls between $25.00 and $30.00, or between $30.00 and $37.50, the vesting percentage used to determine the number of earned Stock Price PSUs will be interpolated on a linear basis.

2023 RSU and PSU Grants to NEOs

In 2023, we made the following grants of RSUs and PSUs to our NEOs:

Name	Number of RSUs	Number of TSR PSUs (at target)	Number of Stock Price PSUs (at maximum)	2023 Total LTI Grant Date Fair Value
Marla Beck(1)	230,032	–	–	$649,994
Michael Monahan(2)	529,818	–	–	$2,945,310
Brad Hauser (2)	390,632	49,377	72,313	$4,578,040
Daniel Watson(2)	268,075	31,421	–	$2,444,749
Andrew Stanleick(2)	353,115	98,193	–	$6,454,465
Liyuan Woo(2)	136,577	39,277	–	$2,524,353

_______________

(1)	Includes RSUs issued by the Company in fiscal year 2023 for either (i) RSUs that vest ratably on a monthly basis over a six month term in connection with Ms. Beck becoming our Interim Chief Executive Officer, notwithstanding that any and all unvested RSUs made pursuant to the Beck Offer Letter will fully vest upon the effective date of the Beck Employment Agreement, or (ii) RSUs that vest on the earlier of the one-year anniversary of the grant date and the next annual meeting of stockholders to occur following the grant date in connection with Ms. Beck’s services as a non-employee member of our Board of Directors, prior to her appointment as our Interim Chief Executive Officer on November 20, 2023.

(2)	Includes all RSUs issued by the Company in fiscal year 2023 for either (i) annual RSU grants issued to the NEOs that vest in three equal installments on the first, second, and third anniversary from the date of such grant, (ii) retention RSU grants issued to the NEOs that vest over a period of 18-months from the date of such grant (where 50% of such RSUs vest in December 2024, and the remaining 50% of such RSUs vest in June 2025), or (iii) retention RSU grants issued to the NEOS that vest after one-year from the date of such grant.

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These grants were approved by the Compensation Committee and the Board following consideration of the factors set forth above under “Determination of Executive Compensation.”

For a description of certain accelerated vesting provisions applicable to the RSUs and PSUs granted to our NEOs during 2023, see “Potential Payments Upon Termination or Change in Control” below.

Employee and Other Benefits

Our NEOs are eligible to participate in a variety of retirement, health, insurance and welfare and paid time off benefits similar to, and on the same basis as, our other salaried employees.

We maintain a 401(k)-retirement savings plan for our employees, including our NEOs, who satisfy certain eligibility requirements. Our NEOs are eligible to participate in the 401(k) plan on the same terms as other full-time employees. The Internal Revenue Code (the “Code”) allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to the 401(k) plan. Currently, we match contributions made by participants in the 401(k) plan up to a specified percentage of the employee contributions, and these matching contributions are fully vested as of the date on which the contribution is made. We believe that providing a vehicle for tax-deferred retirement savings though our 401(k) plan, and making fully vested matching contributions, adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our NEOs, in accordance with our compensation policies.

In 2022, we adopted a Deferred Compensation Plan for certain employees and members of the Board. The Deferred Compensation Plan permits eligible participants to defer receipt of compensation pursuant to the terms of the plan. The Deferred Compensation Plan permits participants to contribute, on a pre-tax basis, up to (i) 5% - 75% of the participant’s base salary, (ii) 5% - 100% of the participant’s bonus/commissions, and (iii) 5% - 66% of the participant’s restricted stock units earned in the upcoming plan year. We may credit a participant’s account with Company contributions in our sole discretion. Deferred Compensation Plan participants may designate investments for deferrals in a variety of different deemed investment options. To preserve the tax deferred status of deferred compensation plans, the IRS requires that the available investment alternatives be “deemed investments.” Participants do not have an ownership interest in the funds they select; the funds are only used to measure the gains or losses that are attributed to the participant’s deferral account over time. However, on December 14, 2023, the Board of Directors authorized and approved the termination of the Deferred Compensation Plan. The Company anticipates that it will take approximately one year to wind down the Deferred Compensation Plan and expects to completely terminate the Deferred Compensation Plan by the end of 2024.

We believe the benefits described above are necessary and appropriate to provide competitive compensation packages to our NEOs.

We do not provide excessive perquisites to our NEOs, and we do not view perquisites or other personal benefits as a significant component of our executive compensation program. In the future, we may provide perquisites or other personal benefits in limited circumstances, such as where we believe it is appropriate to assist an individual executive officer in the performance of the executive’s duties, to make our executive officers more efficient and effective, and for recruitment, motivation, or retention purposes. All future practices with respect to perquisites or other personal benefits will be approved by the Compensation Committee.

Severance and Change in Control Arrangements

We are party to employment agreements or an employment offer letter with each of our NEOs, each of which provide for severance benefits and payments upon certain involuntary terminations without cause or resignations for “good reason”, as defined in each employment agreement or offer letter. Our Compensation Committee believes that these types of arrangements are necessary to attract and retain executive talent and are a customary component of executive compensation. In particular, such arrangements can mitigate a potential disincentive for our NEOs when they are evaluating a potential acquisition of the Company and can encourage retention through the conclusion of the transaction. The payments and benefits provided under our severance and change in control arrangements are designed to be competitive with market practices. A description of these arrangements, as well as information on the estimated payments and benefits that our NEOs would have been eligible to receive as of December 31, 2023 are set forth in “Potential Payments Upon Termination or Change in Control” below.

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Other Policies and Considerations

Clawback Policy

We believe in maintaining best practices for our executive compensation program. Consistent with that belief, our Board of Directors has adopted an Amended and Restated Clawback Policy with respect to incentive-based cash and equity compensation in the event of a material restatement of our publicly disclosed financial statements as a result of material noncompliance with financial reporting requirements under applicable law. The policy provides the Compensation Committee with the discretion to recover cash incentives and equity and equity-based awards from current and former executive officers, as well as from other senior executives or employees who the Compensation Committee determines are subject to the policy.

Stock Ownership Guidelines

We believe that stock ownership aligns the interests of our NEOs and directors with our stockholders and encourages long-term management of the Company for the benefit of its stockholders. Accordingly, our stock ownership guidelines that apply to our NEOs and to our non-employee directors are aligned with market practice.

Named Executive Officer Guidelines
CEO and Executive Chair	Ownership Multiple	6x base salary
	Years to Comply	5 years to meet
Other NEOs	Ownership Multiple	3x base salary
	Years to Comply	5 years to meet

Non-Employee Director Guidelines
Non-Employee Directors	Ownership Multiple	5x cash retainer
	Years to Comply	5 years to meet

Under our stock ownership guidelines, shares counted toward the ownership requirements include vested shares, vested and unvested time-based restricted stock, RSUs, deferred stock units, stock held in the Company’s 401(k) plan and stock owned in trust by spouses or children. NEOs and non-employee directors are required to retain 100% of the after-tax shares received from the Company if guidelines are not met within five years.

Derivatives Trading, Hedging, and Pledging Policies

Our Insider Trading Policy provides that no employee, officer, or director may acquire, sell, or trade in any interest or position relating to the future price of Company securities, such as a put option, a call option or a short sale, or engage in hedging transactions. In addition, our Insider Trading Policy provides that no employee, officer, or director may pledge Company securities as collateral to secure loans. This prohibition means, among other things, that these individuals may not hold Company securities in a “margin” account, which would allow the individual to borrow against their holdings to buy securities.

Section 409A

The Compensation Committee takes into account whether components of the compensation for our executive officers will be adversely impacted by the penalty tax imposed by Section 409A of the Code, and aims to structure these components to be compliant with or exempt from Section 409A to avoid such potential adverse tax consequences.

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Section 162(m)

Section 162(m) of the Code disallows a tax deduction to public companies for compensation in excess of $1 million paid to “covered employees”, which generally includes all NEOs. While the Compensation Committee may take the deductibility of compensation into account when making compensation decisions, the Compensation Committee will award compensation that it determines to be consistent with the goals of our executive compensation program even if such compensation is not deductible by us.

“Golden Parachute” Payments

Sections 280G and 4999 of the Code provide that certain executive officers and other service providers who are highly compensated or hold significant equity interests may be subject to an excise tax if they receive payments or benefits in connection with a change in control of the Company that exceeds certain prescribed limits, and that we, or a successor, may forfeit a tax deduction on the amounts subject to this additional tax. While the Compensation Committee may take the potential forfeiture of such tax deduction into account when making compensation decisions, it will award compensation that it determines to be consistent with the goals of our executive compensation program even if such compensation is not deductible by us.

Accounting for Share-Based Compensation

We follow ASC Topic 718 for our share-based compensation awards. ASC Topic 718 requires companies to measure the compensation expense for all share-based payment awards made to employees and directors, including stock options, RSUs and PSUs, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the compensation tables below, even though our NEOs may never realize any value from their awards.

Compensation Risk Assessment

Each year, the Compensation Committee, in consultation with FW Cook, reviews and evaluates our compensation policies and practices for all employees to assess to what extent, if any, these policies and practices could result in risk taking incentives, whether our compensation policies and practices mitigate such risk taking incentives by properly aligning the interests of our employees with the interests of our stockholders, and whether risks arising from our compensation policies and practices for our employees are reasonably likely to have a material adverse effect on us. In 2024, the Compensation Committee reviewed the results of the 2023 annual compensation risk assessment and concluded that the risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on us.

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COMPENSATION COMMITTEE REPORT

The Compensation Committee reviewed and discussed the foregoing Compensation Discussion and Analysis with the Company’s management. Based on this review and discussion with management, the Compensation Committee recommended to the Board of Directors that the CD&A be included in this Proxy Statement. The foregoing report has been furnished by the Compensation Committee.

COMPENSATION COMMITTEE

Doug Schillinger (Chair)
Desiree Gruber
Brian Miller
Members of the Compensation Committee

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following table shows the cash and non-cash compensation awarded to or earned by our NEOs during fiscal years 2023, 2022 and 2021. Amounts and/or percentages may not foot due to rounding:

Name and Principal Position	Year	Salary ($)		Bonus ($) (1)	Stock Awards ($) (2)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($) (4)	Change In Non-Qualified Deferred Compensation Earnings ($) (5)	All Other Compensation ($) (6)	Total ($)
Marla Beck	2023	225,865	(7)	–	649,993	–	–	–	175	876,033
Chief Executive Officer and	2022	–		–	–	–	–	–	–	–
Former Interim Chief Executive Officer	2021	–		–	–	–	–	–	–	–
Michael Monahan	2023	168,077		100,000	2,945,310	–	42,839	–	408	3,256,634
Chief Financial Officer	2022	–		–	–	–	–	–	–	–
	2021	–		–	–	–	–	–	–	–
Brad Hauser	2023	435,904		50,000	4,578,040	–	108,585	–	14,309	5,186,838
Former Chief Operating Officer	2022	–		–	–	–	–	–	–	–
	2021	–		–	–	–	–	–	–	–
Daniel Watson	2023	419,231		–	2,444,749	–	112,014	20,968	14,309	3,011,271
Chief Revenue Officer	2022	394,350		371,197	2,969,643	–	–	–	11,812	3,747,001
	2021	369,104		–	–	2,126,604	445,436	–	11,400	2,952,544
Andrew Stanleick	2023	738,462		–	6,454,465	–	–	–	1,937,275	9,130,202
Former Chief Executive Officer	2022	692,308		800,000	8,857,355	–	–	–	11,771	10,361,434
and President	2021	–		–	–	–	–	–	–	–
Liyuan Woo	2023	285,789		–	2,524,353	–	–	–	843,834	3,653,975
Former Chief Financial Officer	2022	424,646		–	1,989,422	–	–	–	11,812	2,425,880
	2021	412,500		–	1,143,750	5,103,849	498,000	–	–	7,158,099

_______________

(1)	Consists of signing bonuses for Mr. Hauser in connection with his commencement of employment on January 3, 2023, and Mr. Monahan in connection with his commencement of employment on August 10, 2023. Mr. Stanleick’s bonus is in connection with his commencement of employment on February 7, 2022, and Mr. Watson’s is a cash retention bonus in recognition of his continued service with the Company through and until December 31, 2022, where such bonus was paid to Mr. Watson on January 19, 2023.

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(2)	Amounts reflect the full grant-date fair value of time-based RSU awards and/or PSUs granted in the fiscal years noted and computed in accordance with ASC Topic 718 for stock-based compensation transactions. Please refer to Note 13 to the consolidated financial statements included in our Annual Report for a discussion of additional assumptions used in calculating grant date fair value. The value of the PSU awards set forth above is based on the probable outcome of the performance conditions on the grant date. The grant date fair value of the PSUs granted to each of our NEOs in 2023, assuming the highest level of achievement of the performance conditions, was $2,422,726 for Mr. Hauser, $1,270,037 for Mr. Watson, $3,968,961 for Mr. Stanleick, and $1,587,576 for Ms. Woo. Ms. Beck and Mr. Monahan did not receive any PSU awards in fiscal year 2023. For information with respect to the individual RSU awards and PSU awards made for fiscal year 2023, please see the “Grants of Plan-Based Awards in Fiscal 2023” table below.

(3)	Amounts reflect the full grant-date fair value of time-based stock options granted in the fiscal years noted and computed in accordance with ASC Topic 718 for stock-based compensation transactions. Please refer to Note 13 to the consolidated financial statements included in our Annual Report for a discussion of additional assumptions used in calculating grant date fair value.

(4)	Amounts reflect the total payout to each NEO under our 2023 annual performance-based cash incentive program. For more information, see “Annual Performance-based Cash Incentive Compensation”.

(5)	Represents the change in value of the NEO’s Non-Qualified Deferred Compensation earnings (“NQDC”).

(6)	The amounts shown in this column for 2023 consist of the following components (amounts and/or percentages may not foot due to rounding):

Name	Matching Contribution to 401(k) Plan ($)	Life and Disability Insurance Premiums Paid by Company ($)	Severance Paid or Accrued ($)	Total ($)
Marla Beck	–	175	–	175
Michael Monahan	–	408	–	408
Brad Hauser	13,200	1,109	–	14,309
Daniel Watson	13,200	1,109	–	14,309
Andrew Stanleick	13,200	1,130	1,922,945	1,937,275
Liyuan Woo	13,200	739	829,895	843,834

(7)	The amount shown reflects (a) $184,615 that Ms. Beck received as base salary as our Interim Chief Executive Officer for the fiscal year ended December 31, 2023, and (b) $41,250 as compensation for her services as a non-employee member of our Board of Directors prior to her appointment as our Interim Chief Executive Officer on November 20, 2023.

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Grants of Plan-Based Awards in Fiscal 2023

The following table provides supplemental information relating to grants of plan-based awards made during fiscal year 2023 to help explain information provided above in our Summary Compensation Table. This table presents information regarding all grants of plan-based awards occurring during fiscal year 2023. Amounts and/or percentages may not foot due to rounding:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or	Grant Date Fair Value of Stock
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Units (#) (2)	Awards ($) (3)
Marla Beck
2023 Annual Incentive Plan
RSU Grant	6/14/2023							16,357	149,994
RSU Grant	11/20/2023							213,675	500,000
Michael Monahan
2023 Annual Incentive Plan		44,975	112,438 (4)	224,877
RSU Grant	8/10/2023							353,107	2,499,998
RSU Grant	11/29/2023							176,711	445,312
Brad Hauser
2023 Annual Incentive Plan		114,000	285,000	570,000
PSU Grant	2/1/2023				48,209	48,209 (5)	72,313		342,764
RSU Grant	2/1/2023							65,789	799,994
PSU Grant	4/5/2023				5,892	23,566 (6)	47,132		476,269
RSU Grant	4/5/2023							70,699	899,998
PSU Grant	4/19/2023				6,453	25,811 (6)	51,622		563,712
RSU Grant	4/19/2023							77,433	1,049,991
RSU Grant	11/29/2023							176,711	445,312
Daniel Watson
2023 Annual Incentive Plan		117,600	294,000	588,000
RSU Grant	3/1/2023							17,560	215,988
PSU Grant	4/5/2023				7,855	31,421 (6)	62,842		635,018
RSU Grant	4/5/2023							94,265	1,199,993
RSU Grant	11/29/2023							156,250	393,750
Andrew Stanleick
2023 Annual Incentive Plan		320,000	800,000	1,600,000
RSU Grant	3/1/2023							58,536	719,993
PSU Grant	4/5/2023				24,548	98,193 (6)	196,386		1,984,481
RSU Grant	4/5/2023							294,579	3,749,991
Liyuan Woo
2023 Annual Incentive Plan		106,800	267,000	534,000
RSU Grant	3/1/2023							18,746	230,576
PSU Grant	4/5/2023				9,819	39,277 (6)	78,554		793,788
RSU Grant	4/5/2023							117,831	1,499,989

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(1)	Amounts in this column represent cash performance bonus opportunities for our NEOs in 2023 under our annual performance-based cash incentive plan, which is described above in the CD&A section under “Annual Performance-Based Cash Incentive Compensation”.

(2)	Represents RSUs granted to our NEOs pursuant to the 2021 Plan. The number of shares shown reflects the 2023 RSU awards granted under the 2021 Plan. Other than the (i) RSU awards issued to Ms. Beck, and (ii) RSU awards issued in March 2023, the RSU awards made in fiscal year 2023 vest in three equal installments on the first, second, and third anniversary of the date of grant, assuming continued employment with the Company through the applicable vesting date. The RSU awards issued to Ms. Beck on June 14, 2023 were made in connection with her services as a member of the Company’s Board of Directors, and these RSUs vest on the earlier of the one-year anniversary of the grant and the date of the Annual Meeting, contingent upon Ms. Beck’s continued service as a member of the Company’s Board of Directors through such time. The RSU awards issued to Ms. Beck on November 20, 2023 were made in connection with Ms. Beck being appointed as the Company’s Interim Chief Executive Officer, and these RSUs vest in equal monthly installments for a period of six months beginning on November 20, 2023, the vesting commencement date, provided that, in the event the Company terminates Ms. Beck prior to the expiration of her six-month term, all then unvested RSUs shall immediately vest at the time of such termination. The RSU awards issued to our NEOs on March 1, 2023 vest on the one year anniversary of the grant date of March 1, 2023, subject to the NEOs’ continued service through the vesting date and certain acceleration rights.

(3)	Amounts reflect the full grant-date fair value of the RSUs or PSUs, as applicable, granted during fiscal year 2023 in accordance with ASC Topic 718. The value of PSU awards set forth above is based on the probable outcome of the performance conditions on the grant date. We provide information regarding the assumptions used to calculate these values in Note 13 to the consolidated financial statements included in our Annual Report.

(4)	Reflects prorated award based on hire date of August 10, 2023.

(5)	Represents Stock Price PSUs granted under the 2021 Plan. Each Stock Price PSU converts on a one-for-one basis to the Company’s Class A Common Stock upon vesting. See “Stock Price Vested Performance-Based Restricted Stock Unit Awards” in the CD&A section above for additional details.

(6)	Represents TSR PSUs granted under the 2021 Plan. Each TSR PSU converts on a one-for-one basis to the Company’s Class A Common Stock upon vesting. See “Performance-Based Restricted Stock Units” in the CD&A section above for additional details.

Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table

Summary of Executive Compensation Arrangements

Each of our NEOs is or was party to an employment agreement or employment offer letter, as applicable, with us, as more fully described below. For information regarding the severance payments and benefits that our NEOs are eligible to receive, please see “Potential Payments Upon Termination or Change in Control” below.

Current Executive Officers

Beck Offer Letter (as Interim Chief Executive Officer)

Effective November 20, 2023, we entered into the Beck Offer Letter with Ms. Marla Beck in connection with her appointment as Interim Chief Executive Officer for a 6-month term. Pursuant to the Beck Offer Letter, Ms. Beck is entitled to: (i) a monthly base salary of $200,000 for a minimum of four months in the aggregate, even if the 6-month term ends earlier than four months; (ii) RSUs with a grant-date value of $500,000.00 (the “Beck RSUs”), pursuant to the Company’s 2021 Plan, which RSUs will vest ratably on a monthly basis over the 6-month term; (iii) a lump sum cash bonus of $400,000 in the event a Change in Control (as defined in the 2021 Plan) is consummated prior to the expiration of the 6-month term, or within 30 days after the expiration of the 6-month term; and (vi) eligibility to participate in the Company’s employee benefit plans on the same terms as other senior executives of the Company.

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Additionally, (i) if Ms. Beck incurs a termination of service due to (x) her death or disability, or (y) her resignation for “good reason” (as defined in the Beck Offer Letter), then the Beck RSUs will vest in full (to the extent then-unvested) upon the termination date, or (ii) if a Change in Control is consummated, then the Beck RSUs will vest in full (to the extent then-unvested) immediately prior to the consummation of such Change in Control.

The Beck Offer Letter provides that, to the extent that any compensation, payment, award, benefit or distribution would be subject to an excise tax under Section 4999 of the Internal Revenue Code (the “Excise Tax” and such compensation, payments, awards, benefits and distributions collectively, the “Parachute Payments”), Ms. Beck would be entitled to receive an additional payment (a “Make Whole Payment”) in an amount equal to the amount necessary such that the net amount of the Make Whole Payment retained by Ms. Beck, after deduction of any federal, state and local income taxes, employment tax and Excise Tax upon the payment provided by this Section, and any interest and/or penalties assessed with respect to such Excise Tax, shall be equal to the Excise Tax imposed on the Parachute Payments. This Make Whole Payment provision in the Beck Offer Letter was only intended to and only applied during the period when Ms. Beck served as the Company’s Interim Chief Executive Officer and terminated upon the execution of the Beck Employment Agreement.

In addition, pursuant to the Beck Offer Letter, Ms. Beck agreed to be bound by certain non-compete and non-solicitation covenants contained therein. The Beck Offer Letter contemplates at-will employment, which may be terminated by Ms. Beck or the Company at any time, provided, however, that if the Company elects to terminate the Beck Offer Letter, the Board will provide Ms. Beck with one month’s advance written notice.

Employment Agreement with Ms. Beck (as President and Chief Executive Officer)

Effective April 8, 2024, the Board of Directors appointed Ms. Beck as our President and Chief Executive Officer on a permanent basis. In connection with her appointment as President and Chief Executive Officer, we entered into an employment agreement with Ms. Beck (the “Beck Employment Agreement”) on April 8, 2024. Under the Beck Employment Agreement, Ms. Beck will receive (i) an annual base salary of $1,000,000 (the “Beck Base Salary”), (ii) a one-time special cash bonus of $500,000, subject to an 18-month retention requirement, (iii) an annual cash performance bonus targeted at 100% of the Beck Base Salary, and (iv) a long-term incentive equity award with a value of $6,000,000, pursuant to the 2021 Plan, to be issued in the form of (a) RSUs and PSUs, with a grant-date value of $4,300,000 (the “RSU/PSU Award”), where the RSUs in the RSU/PSU Award will vest ratably on an annual basis over a three-year period from the grant date, and the PSUs in the RSU/PSU Award will vest based on relative total shareholder return and will have the same vesting terms applicable to the annual award of PSUs granted to other senior executives of the Company for 2024, and (b) an award of PSUs with a grant-date value of $1,700,000 (the “PSU Award”), which will vest based on the performance of the Company’s stock price based on four quarterly test periods within a 3-year performance period from the first quarter of 2024 through the fourth quarter of 2026. Additionally, any remaining unvested RSUs granted to Ms. Beck pursuant to the Beck Offer Letter shall vest fully effective as of April 8, 2024.

The Beck Employment Agreement does not provide a Make Whole Payment as was provided in the Beck Offer Letter. Instead, the Beck Employment Agreement provides that, to the extent that any payment or benefit received would be subject to an Excise Tax, such payments and/or benefits will be subject to a “best pay cap” reduction if such reduction would result in a greater net after-tax benefit to Ms. Beck than receiving the full amount of such payments.

In addition, pursuant to the Beck Employment Agreement, Ms. Beck agrees to be bound by certain non-compete and non-solicitation covenants contained therein. The Beck Employment Agreement contemplates at-will employment, which may be terminated by Ms. Beck or the Company at any time, provided, however, that if Ms. Beck elects to terminate the Beck Employment Agreement, Ms. Beck will provide the Board with sixty days’ advance written notice.

Employment Agreement with Mr. Monahan

Effective August 10, 2023, we entered into an employment agreement with Mr. Monahan. Pursuant to his employment agreement, Mr. Monahan is entitled to (i) an annual base salary of $475,000, (ii) an annual cash performance bonus targeted at 60% of his base salary, (iii) a one-time promotional grant of restricted stock units with an aggregate grant date value of $2,500,000 which RSUs will vest ratably on an annual basis over a three-year period from the effective date, and (iv) eligibility to participate in the Company’s employee benefit plans on the same terms as other senior executives of the Company.

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Pursuant to his employment agreement, Mr. Monahan received a one-time signing cash bonus of $100,000, which is subject to repayment on a pro-rata basis in the event of Mr. Monahan’s termination by the Company for “cause” or Mr. Monahan’s resignation without “good reason” (each as defined in Mr. Monahan’s employment agreement) within 12 months following the effective date of the employment agreement.

If Mr. Monahan’s employment is terminated due to his death or “disability” (as defined in his employment agreement) he (or his estate, as applicable) will receive a lump sum cash payment equal to his prorated target annual bonus for the year of termination, and any earned, but unpaid annual bonus for the year prior to the year of termination.

In connection with his entrance into the employment agreement, Mr. Monahan also entered into a proprietary information and inventions assignment agreement which contains indefinite confidentiality and non-disclosure restrictions, invention assignment provisions, non-competition and customer non-solicitation covenants effective during employment, and employee non-solicitation covenants effective during his employment and for up to two years following termination.

Employment Offer Letter with Mr. Watson

Effective May 4, 2021, the Company entered into an employment offer letter with Mr. Watson for him to serve as Executive Vice President of Sales, Americas. Pursuant to his offer letter, Mr. Watson was entitled to (i) an annual base salary of $371,197, (ii) an annual cash performance bonus targeted at 60% of base salary, (iii) eligibility for annual long-term incentive awards beginning in 2022, with the form of such award and the value of such awards determined by the Compensation Committee, and (iv) eligibility to participate in the Company’s employee benefit plans on the same terms as other similarly-situated employees of the Company.

Effective January 5, 2023, the Company promoted Mr. Watson to Chief Revenue Officer of the Company. In connection with his promotion, Mr. Watson’s (i) annual base salary was increased to $420,000, effective January 1, 2023, and (ii) annual incentive bonus target was increased to 70% of his base salary.

In connection with his entrance into the employment offer letter, Mr. Watson also entered into a proprietary information and inventions assignment agreement which contains indefinite confidentiality and non-disclosure restrictions, invention assignment provisions, non-competition and customer non-solicitation covenants effective during employment, and employee non-solicitation covenants effective during his employment and for up to one year following termination.

Former Executive Officers

Employment Agreement with Mr. Stanleick

Effective January 20, 2022, we entered into an employment agreement with Mr. Stanleick. Pursuant to his employment agreement, Mr. Stanleick was entitled to (i) an annual base salary of $800,000, (ii) an annual cash performance bonus targeted at 100% of his base salary, (iii) eligibility for annual long-term incentive awards beginning in 2022, with the form of such award and the value of such awards determined by the Compensation Committee, and (iv) eligibility to participate in the Company’s employee benefit plans on the same terms as other senior executives of the Company.

Pursuant to his employment agreement, Mr. Stanleick received a one-time signing cash bonus of $800,000, which is subject to repayment on a pro-rata basis in the event of Mr. Stanleick’s termination by the Company for “cause” or Mr. Stanleick’s resignation without “good reason” (as defined in Mr. Stanleick’s employment agreement with the Company, dated January 20, 2022, filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on January 20, 2022 (the “Stanleick Employment Agreement”)) each within 12 months following the effective date of the employment agreement. Mr. Stanleick also received a one-time award of Stock Price Vested PSUs under the 2021 Plan covering 250,000 shares of the Company’s common stock (at target), which may be earned over a four-year performance period based on the achievement of performance goals related to the Company’s stock price and Mr. Stanleick’s continued employment with the Company through the end of the performance period.

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In connection with his entrance into his employment agreement, Mr. Stanleick also entered into a proprietary information and inventions assignment agreement that contains indefinite confidentiality and non-disclosure restrictions, invention assignment provisions, non-competition, and customer non-solicitation covenants effective during his employment, and employee non-solicitation covenants effective during his employment and for up to one year following termination.

Effective December 8, 2023, we entered into a separation agreement in connection with Mr. Stanleick’s termination from the Company without cause. For more information on the amounts paid to Mr. Stanleick pursuant to his separation agreement, see “— Mr. Stanleick’s Severance Benefits.”

Employment Agreement with Ms. Woo

Effective May 4, 2021, the Company entered into an employment agreement with Ms. Woo. Pursuant to her employment agreement, Ms. Woo is entitled to (i) an annual base salary of $415,000, (ii) an annual cash performance bonus targeted at 60% of her base salary, (iii) eligibility for annual long-term incentive awards beginning in 2022, with the form of such award and the value of such awards determined by the Compensation Committee, and (iv) eligibility to participate in the Company’s employee benefit plans on the same terms as other senior executives of the Company.

In connection with her entrance into her employment agreement, Ms. Woo also entered into a proprietary information and inventions assignment agreement that contains indefinite confidentiality and non-disclosure restrictions, invention assignment provisions, non-competition and customer non-solicitation covenants effective during employment, and employee non-solicitation covenants effective during her employment and for up to one year following termination.

Effective August 10, 2023, we entered into a separation agreement in connection with Ms. Woo’s termination from the Company without cause. For more information on the amounts paid to Ms. Woo in connection with her separation agreement, see “— Ms. Woo’s Severance Benefits.”

Employment Offer Letter with Mr. Hauser

Effective January 3, 2023, we entered into an employment offer letter with Mr. Hauser to serve as Chief Product Officer. Pursuant to his offer letter, Mr. Hauser is entitled to (i) an annual base salary of $410,000, (ii) an annual cash performance bonus targeted at 60% of his base salary, (iii) a one-time long term incentive new hire equity award to be issued in the form of restricted RSUs with a grant-date value of $800,000 and performance-based stock units with an aggregate grant date value of $342,764, and (iv) eligibility to participate in the Company’s employee benefit plans on the same terms as other senior executives of the Company.

Pursuant to his employment offer letter, Mr. Hauser received a one-time signing cash bonus of $50,000, which is subject to repayment on a pro-rata basis in the event of Mr. Hauser’s termination by the Company for “cause” or Mr. Hauser’s resignation without “good reason” (each as defined in Mr. Hauser’s employment offer letter) within 12 months following the effective date of the employment offer letter.

Effective April 19, 2023, the Company promoted Mr. Hauser to Chief Operating Officer of the Company. In connection with his promotion, Mr. Hauser’s (i) annual base salary was increased to $475,000, effective April 19, 2023, and (ii) a one-time long term incentive new hire equity award to be issued in the form of restricted RSUs with a grant-date value of $1,050,000 and performance-based stock units with an aggregate grant date value of $350,000.

In connection with his entrance into the employment offer letter, Mr. Hauser also entered into a proprietary information and inventions assignment agreement which contains indefinite confidentiality and non-disclosure restrictions, invention assignment provisions, non-competition and customer non-solicitation covenants effective during employment, and employee non-solicitation covenants effective during his employment and for up to two years following termination.

On April 8, 2024, the Company and Mr. Hauser mutually agreed to terminate his employment as Chief Operating Officer of the Company without cause, effective as of April 9, 2024. Mr. Hauser will remain with the Company in an advisory role until no later than June 30, 2024.

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Outstanding Equity Awards at Fiscal Year-End Table

The following table summarizes the number of shares of Class A Common Stock underlying outstanding equity incentive plan awards for each NEO as of December 31, 2023. Amounts and/or percentages may not foot due to rounding:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (2)
Marla Beck	–	–	–	–	–	194,420	604,646	–	–

Michael Monahan	–	–	–	–	–	529,818	1,647,734	–	–

Brad Hauser	–	–	–	–	–	390,632	1,214,866	–	–
	–	–	–	–	–	–	–	48,209 (3)	149,930
	–	–	–	–	–	–	–	5,892 (4)	18,324
	–	–	–	–	–	–	–	6,453 (4)	20,069

Daniel Watson	155,000	155,000 (5)	–	12.85	5/6/2031	–	–	–	–
	–	–	–	–	–	319,965	995,091	–	–
	–	–	–	–	–	–	–	6,486 (6)	20,172
	–	–	–	–	–	–	–	125,000 (3)	388,750
	–	–	–	–	–	–	–	7,855 (4)	24,429

Andrew Stanleick (7)	–	–	–	–	–	–	–	–	–

Liyuan Woo (8)	372,000	–	–	12.85	8/10/2025	–	–	–	–

_______________

(1)	Represents stock options granted pursuant to the 2021 Plan that vest over four years, with 25% of the shares vesting on each of the first four anniversaries of the applicable grant date (which was May 6, 2021 for Ms. Woo and Mr. Watson) subject to continued employment with the Company through the applicable vesting date. Such stock options are also subject to accelerated vesting in certain circumstances, as described below under “Potential Payments Upon Termination or Change in Control-Accelerated Vesting of Equity Awards.”

(2)	The values shown equal the number of shares or units multiplied by $3.11, the closing price of a share of our Class A Common Stock on December 29, 2023 as reported on Nasdaq.

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(3)	The Stock Price PSUs vest following the conclusion of the January 1, 2021 through December 31, 2024 performance period based upon the level of attainment of absolute stock price. Values shown assume vesting at threshold. For additional information, see “Stock Price Vested Performance-Based Restricted Stock Unit Awards” in the CD&A section above.

(4)	The TSR PSUs vest following the conclusion of the January 1, 2023 through December 31, 2025 performance period based upon the level of attainment of our relative TSR compared to the relative TSR of companies that comprise of a blended peer group of the Company’s Compensation Peer Group and the Dow Jones US Select Medical Equipment Index in accordance with the table below (the “TSR PSUs”). Values shown assume vesting at threshold. For additional information, see “Performance-Based Restricted Stock Units” in the CD&A section above.

(5)	Stock options vest in two equal installments on May 6, 2024 and May 6, 2025.

(6)	The TSR PSUs vest following the conclusion of the January 1, 2022 through December 31, 2024 performance period based upon the level of attainment of our relative TSR compared to the relative TSR of companies that comprise of the Russell 3000 Index. Values shown assume vesting at threshold. For additional information, see “Performance-Based Restricted Stock Units” in the CD&A section above.

(7)	All of Mr. Stanleick’s awards were cancelled in connection with his termination without cause on November 19, 2023 with the exception of his March 1, 2023 retention award. Within 15 days of his acknowledgement and execution of the Stanleick Separation Agreement, Mr. Stanleick received accelerated vesting of 58,536 retention RSUs that would otherwise not have vested until March 1, 2024 (the “Stanleick Retention Award Acceleration”). This award was accelerated on December 23, 2023 per the Stanleick Separation Agreement.

(8)	All of Ms. Woo’s awards were cancelled in connection with her termination from the Company without cause on August 10, 2023, with the exception of her March 1, 2023 retention award. Under the terms of Ms. Woo’s Separation Letter and General Release of all Claims with the Company (the “Woo Separation Agreement”), Ms. Woo received accelerated vesting of 18,746 retention RSUs that would otherwise not have vested until March 1, 2024. This award was accelerated on August 10, 2023, per the Woo Separation Agreement. Under the terms of the Woo Separation Agreement, Ms. Woo also received a two-year extension of the exercise period during which she may exercise the vested portion (372,000 shares) of the options that were granted to her on May 6, 2021, from within 90 days of August 10, 2023 (the date of her termination from the Company without cause), to August 10, 2025.

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Option Exercises and Stock Vested in 2023

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
Marla Beck	–	–	45,545	204,332
Michael Monahan	–	–	–	–
Brad Hauser	–	–	–	–
Daniel Watson	–	–	25,945	334,691
Andrew Stanleick	–	–	100,203	730,087
Liyuan Woo	–	–	53,957	586,944

_______________

(1)	These values represent the aggregate dollar amount realized upon vesting. The value is calculated by multiplying the number of shares of stock that vested by the market value of the shares on the vesting date.

2023 Non-Qualified Deferred Compensation Table

This table summarizes activity during fiscal year 2023 and account balances in our NQDC plan for our NEOs. The NQDC plan permits the executives to defer receipt of a portion of their salary, bonus, incentive awards, long term incentive plan, restricted stock units, performance share units, and other specified compensation. The NQDC plan is not intended to meet the qualification requirements of Code Section 401(a) but is intended to meet the requirements of Code Section 409A and shall be operated and interpreted consistent with that intent.

	Executive Contributions in 2023 ($)	Beauty Health Contributions in 2023 ($)	Aggregate Earnings in 2023 ($)	Aggregate Withdrawals/Distributions ($)	Aggregate Balance as of 12/31/23 ($)
Daniel Watson	–	–	20,968	–	108,777

Potential Payments upon Termination or Change in Control

The following summarizes the potential payments and benefits that would be made to our NEOs upon certain qualifying terminations of their employment with the Company. We are party to an employment agreement with Mr. Monahan, which provides for certain severance protections, and Ms. Beck, Mr. Hauser, and Mr. Watson participate in The Beauty Health Company Amended and Restated Executive Severance Plan (the “Executive Severance Plan”). The severance payments and benefits provided by such employment agreement and the Executive Severance Plan are more fully described below.

We were party to employment agreements with Mr. Stanleick and Ms. Woo in 2023. In connection with both Mr. Stanleick’s and Ms. Woo’s respective terminations from the Company, their respective employment agreements were terminated and they became entitled to certain severance payments and benefits, as further described below.

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Executive Severance Plan

Ms. Beck, Mr. Hauser, and Mr. Watson participate in the Executive Severance Plan, which provides that upon a termination of the applicable NEO’s employment without “cause” or for “good reason” (each as defined in the Executive Severance Plan) before or more than 12 months after a “change in control” by the Company (as defined in the 2021 Plan), the NEO will be entitled to: (1) continued payment of his or her base salary for 12 months following termination, (2) a prorated target annual bonus for the year of termination, and (3) reimbursement of the employer portion of COBRA premium payments, where applicable, for 12 months following termination.

If, within 12 months, 9 months, or 3 months, respectively, following the consummation of a “change in control” of the Company, the applicable NEO’s employment is terminated without “cause” or for “good reason”, the NEO will be entitled to receive the same severance benefits outlined above, along with a cash payment equal to 100%, 100% or 25%, respectively, of the NEO’s target annual bonus for the year of termination.

The Executive Severance Plan also includes a tenure requirement to the calculation of a participant’s cash salary severance. Participants with less than one year tenure will receive pro-rated severance based on the number of months completed (notwithstanding offer or employment agreement terms to the contrary) with a minimum of six months’ severance. Additionally, the Executive Severance Plan calculates each annual bonus based on the pro-rated portion of the participant’s actual bonus earned based on the achievement of applicable performance goals, rather than the pro-rated portion of the participant’s target bonus for the year.

The severance payments and benefits under the Executive Severance Plan are subject to the applicable NEO’s timely execution of a release of claims in favor of the Company. The Executive Severance Plan also includes a Section 280G “best pay” provision, which provides that if any amount received by the NEO pursuant to the Executive Severance Plan or otherwise that would be subject to the excise tax imposed by Section 4999 of the Code, the NEO would receive the full amount of the payments and benefits or an amount reduced so that no portion would be subject to the excise tax, whichever would result in the largest payment to the NEO on an after-tax basis.

Mr. Monahan’s Employment Agreement

In connection with Mr. Monahan’s appointment as Chief Financial Officer, the Company entered into an employment agreement with Mr. Monahan which provides that if Mr. Monahan’s employment terminates during the term of the agreement for any reason, then the Company will pay or provide to him: (i) his earned but unpaid base salary through the date of termination, (ii) to the extent required by applicable law, any vacation earned but not taken through the date of termination, and (iii) any vested amounts due to him under any plan, program, or policy of the Company.

In addition, upon a termination of Mr. Monahan’s employment by the Company without “cause” (as defined in Mr. Monahan’s employment agreement) or by Mr. Monahan for “good reason” (as defined in Mr. Monahan’s employment agreement), prior to the consummation of a “change in control” (as defined in the 2021 Plan) or more than 12 months after the consummation of a “change in control”, then upon his termination, and subject to the terms and conditions described in his employment agreement (including his timely execution and non-revocation of a release in favor of the Company), Mr. Monahan will be entitled to receive (i) an amount equal to his earned but unpaid annual bonus for the fiscal year ending immediately prior to the year in which the date of termination occurs, (ii) an amount equal to 12 months of his base salary in effect as of the date of termination, (iii) a pro-rated target annual bonus for the year in which the date of termination occurs, and (iv) subject to his valid election to continue healthcare coverage, reimbursement for premiums charged to continue his and his eligible dependents’ healthcare coverage under COBRA for up to 12 months.

Mr. Monahan’s employment agreement also provides that if within 12 months following the consummation of a “change in control”, Mr. Monahan’s employment is terminated either by the Company without “cause” or by Mr. Monahan for “good reason”, as defined in his employment agreement, then, in either case, upon his termination, and subject to the terms and conditions described in his employment agreement (including his execution and non-revocation of a release in favor of the Company), Mr. Monahan will be entitled to receive: (i) an amount equal to his earned but unpaid annual bonus for the year ending immediately prior to the year in which the date of termination occurs, (ii) an amount equal to the sum of (A) 12 months of his base salary in effect as of the date of termination, and (B) one times his target annual bonus for the year in which the date of termination occurs, (iii) a pro-rated target annual bonus for the year in which the date of termination occurs, and (iv) subject to his valid election to continue healthcare coverage, reimbursement for premiums charged to continue his and his eligible dependents’ healthcare coverage under COBRA for up to 12 months. Mr. Monahan’s employment agreement provides that, to the extent that any payment or benefit received in connection with a change in control would be subject to an excise tax under Section 4999 of the Internal Revenue Code, such payments and/or benefits will be subject to a “best pay cap” reduction if such reduction would result in a greater net after-tax benefit to Mr. Monahan than receiving the full amount of such payments.

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Accelerated Vesting of Equity Awards

Under the terms of the 2021 Plan, our NEOs are entitled to accelerated vesting of their stock options, RSUs and PSUs upon certain terminations of employment, as described below.

Stock Options

Upon an NEO’s termination of employment with us due to his or her death or “disability” or, if a “change in control” of the Company is consummated after May 4, 2022 and an NEO’s employment is terminated by us without “cause” or due to such NEO’s resignation for “good reason,” in either case, within 12 months following the consummation of the change in control, his or her options will immediately vest in full. Any accelerated vesting applicable to the NEO’s stock options is subject to the applicable NEO’s execution of a release of claims in favor of the Company.

Restricted Stock Units

If the NEO incurs a termination of service (as defined in the 2021 Plan), due to his or her death or “disability”, or if a “change in control” of the Company is consummated and the NEO’s employment is terminated by us without “cause” or due to such NEO’s resignation for “good reason”, in either case, within 12 months following the consummation of the change in control, his or her RSUs will vest in full (to the extent then-unvested) upon the Company receiving a timely release of claims that becomes effective and irrevocable no later than 60 days following such termination of service.

Relative TSR Performance-Based Restricted Stock Unit Awards

In the event that a “change in control” is consummated during the performance period, and the NEO remains in continued service as an employee until at least immediately prior to such “change in control”, then:

•	In the event that no “assumption” of the PSUs (as defined in Section 8.3 of the 2021 Plan) occurs in connection with such “change in control”, then, immediately prior to the “change in control”, a number of PSUs determined by multiplying (x) the total number of PSUs granted (at target) by (y) the vesting percentage (calculated as if the performance period ended on the last trading day to occur immediately preceding the closing date of such “change in control” and using the per-share consideration paid or payable (as applicable) in connection with such “change in control” as the Company’s ending price) will automatically vest immediately prior to such “change in control”; and

•	In the event that an “assumption” of the PSUs occurs in connection with such “change in control”, then, effective immediately prior to the closing of the “change in control”, the PSUs will be deemed to convert into a number of unvested PSUs determined by multiplying (x) the total number of PSUs (at target) by (y) the vesting percentage (calculated as if the performance period ended on the last trading day to occur immediately preceding the closing date of such “change in control” and using the per-share consideration paid or payable (as applicable) in connection with such “change in control” as the Company’s ending price). Such unvested PSUs as so assumed and adjusted in connection with the “change in control” will be eligible to vest in full on the last day of the performance period based solely on the NEO’s continued status as a service provider through such date or upon such NEO’s termination of service as described below.

If the NEO incurs a termination of service (as defined in the 2021 Plan), then:

•	In the event the NEO incurs a termination of service (as defined in the 2021 Plan) prior to the last day of the performance period (and prior to the consummation of a “change in control”) due to his or her death or “disability”, a number of PSUs equal to the product of (x) the total number of PSUs granted (at target) by (y) the vesting percentage calculated assuming that the Company’s relative TSR at target shall automatically vest upon the Company receiving a timely release of claims that becomes effective and irrevocable no later than 60 days following such termination of service; and

•	In the event that (A) a “change in control” is consummated and there is an “assumption” of the PSUs and (B) the NEO is terminated by the Company without “cause”, due to his or her resignation for “good reason”, or due to his or her death or “disability”, in any case, within 12 months following the consummation of such “change in control”, all then-outstanding restricted stock units shall vest in full (to the extent then-unvested) upon the Company receiving a timely release of claims that becomes effective and irrevocable no later than sixty days following such termination of service.

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Stock Price Vested Performance-Based Restricted Stock Unit Awards

In the event that a “change in control” of the Company is consummated during the four-year performance period applicable to our NEOs’ PSUs and the applicable NEO remains in employment with us until at least immediately prior to such change in control, then (i) if the underlying shares are not publicly traded following the consummation of the change in control and there is not an “assumption” of the PSUs, then a number of PSUs will vest upon the change in control based on the per-share consideration paid (or payable) in connection with the change in control (or, if the change in control is consummated after the third anniversary of the applicable vesting commencement date, based on the Company’s average stock price during the 90-day period ending on the third anniversary of the vesting commencement date (if greater)); and (ii) if the underlying shares are not publicly traded following the consummation of the change in control and there is an “assumption” of the PSUs, the PSUs will convert into a number of unvested restricted stock units based on per-share consideration paid (or payable) in connection with the change in control (or, if the change in control is consummated after the third anniversary of the applicable vesting commencement date, based on the Company’s average stock price during the 90-day period ending on the third anniversary of the vesting commencement date (if greater)). The unvested restricted stock units (as so assumed and adjusted) would remain outstanding and eligible to vest on the last day of the performance period, subject to the NEO’s continued service through the applicable vesting date.

In the event the NEO’s service with the Company terminates prior to the last day of the performance period, the PSUs will vest or be forfeited as follows (with any vesting subject to the applicable NEO’s execution of a release of claims in favor of the Company):

Reason for Termination	If Termination Occurs Before 3rd Anniversary of the Applicable Vesting Commencement Date, then:	If Termination Occurs On or After 3rd Anniversary of, but before 4th Anniversary of, the Applicable Vesting Commencement Date, then:
Death or Disability	A number of PSUs will vest based on the Company’s average stock price over the 90 days ending on and including the termination date.	A number of PSUs will vest based on the greater of (i) the Company’s average stock price over the 90 days ending on and including the termination date and (ii) the Company’s average stock price over the 90-day period ending on the 3rd anniversary of the vesting. commencement date.
Without cause or for good reason prior to the consummation of a change in control	All PSUs will be forfeited without payment upon such termination.	A number of PSUs will vest based on the Company’s average stock price over the 90-day period ending on the 3rd anniversary of the vesting commencement date.
Without cause or for good reason within 24 months after consummation of a change in control	A number of PSUs will vest based on the Company’s average stock price over the 90 days ending on and including the termination date.	A number of PSUs will vest based on the greater of (i) the Company’s average stock price over the 90 days ending on and including the termination date and (ii) the Company’s average stock price over the 90-day period ending on the 3rd anniversary of the vesting commencement date.
Any other reason (including for cause or without good reason)	All PSUs will be forfeited without payment upon such termination.	All PSUs will be forfeited without payment upon such termination.

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Estimated Potential Payments

The following table summarizes the payments that would have been made to our NEOs (other than Mr. Stanleick and Ms. Woo whose employment ended with us prior to December 31, 2023) upon the occurrence of certain qualifying terminations of employment or a change in control, in any case, occurring on December 31, 2023. Amounts shown do not include (i) accrued but unpaid base salary through the date of termination or (ii) other benefits earned or accrued by our NEOs during his or her employment that are available to all salaried employees, such as accrued vacation. The severance and termination benefits paid to Mr. Stanleick and Ms. Woo are described below under the headings “Mr. Stanleick Severance Benefits” and “Ms. Woo Severance Benefits,” respectively.

Name	Type of Benefit	Termination Without Cause or for Good Reason / Cause (no Change in Control) ($)	Termination Without Cause or for Good Reason / Cause in Connection with a Change in Control ($)	Termination due to Death or Disability ($)
Marla Beck	Cash (3)	2,900,000	3,300,000	–
	Equity Acceleration (1)	–	604,646	604,646
	All Other Payments or Benefits	–	–	–
	Total (2)	2,900,000	3,904,646	604,646
Michael Monahan	Cash	760,000	1,045,000	100,846
	Equity Acceleration (1)	–	1,647,734	1,647,734
	All Other Payments or Benefits	20,012	20,012	–
	Total (2)	780,012	2,712,746	1,748,580
Brad Hauser(4)	Cash	760,000	1,045,000	–
	Equity Acceleration (1)	–	1,214,866	1,368,428
	All Other Payments or Benefits	20,012	20,012	–
	Total (2)	780,012	2,279,878	1,368,428
Daniel Watson	Cash	714,000	1,008,000	–
	Equity Acceleration (1)	–	995,091	1,173,499
	All Other Payments or Benefits	16,218	16,218	–
	Total (2)	730,218	2,019,309	1,173,499

_______________

(1)	With respect to options, the value of equity acceleration was calculated by (i) multiplying the number of accelerated shares of Class A Common Stock underlying the options by $3.11, the closing trading price of our Class A Common Stock on December 29, 2023 as reported on The Nasdaq Capital Market and (ii) subtracting the exercise price for the options. Accelerated options have no value as of December 29, 2023 due to the exercise price being below the closing trading price of $3.11. With respect to RSUs and PSUs, the value of equity acceleration was calculated by multiplying the number of accelerated applicable equity by $3.11, the closing trading price of our Class A Common Stock on December 29, 2023. Under “Termination Without Cause or for Good Reason / Cause in Connection with a Change in Control” accelerated Stock Price PSUs and relative TSR PSUs have no value due to performance being under threshold as of December 29, 2023. Under “Termination due to Death or Disability” accelerated Stock Price PSUs have no value due to performance being under threshold as of December 29, 2023.

(2)	Amounts shown are the maximum potential payments and benefits the applicable NEO would have received as of December 31, 2023 (without taking into account any Code Section 280G “best pay” provision that may result in the reduction of such payments and benefits).

(3)	Ms. Beck was appointed Interim Chief Executive Officer of the Company for a 6-month term effective November 20, 2023. Pursuant to the Beck Offer Letter, she is entitled to a monthly base salary of $200,000 for a minimum of four months in the aggregate, even if the 6-month term ends earlier than four months. The amount reported above reflects the potential severance and termination benefits Ms. Beck would be entitled to receive under the Beck Offer Letter.

(4)	On April 8, 2024, the Company and Mr. Hauser mutually agreed to terminate Mr. Hauser’s employment as Chief Operating Officer of the Company without cause, effective as of April 9, 2024. Mr. Hauser will remain with the Company in an advisory role until no later than June 30, 2024.

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Mr. Stanleick’s Severance Benefits

On December 8, 2023, the Company and Mr. Stanleick entered into the Stanleick Separation Agreement in connection with Mr. Stanleick’s termination from his position as Chief Executive Officer of the Company without cause, and any other position held as an officer, director, or committee member of the Company and any of its subsidiaries as of November 19, 2023 (the “Stanleick Separation Date”). Pursuant to the Stanleick Separation Agreement, Mr. Stanleick agreed to remain available to assist the Company as an advisor through December 31, 2023, and received his current level of compensation and benefits during that period. The Stanleick Separation Agreement was effective as of the Stanleick Separation Date.

Within 30 days of his acknowledgement and execution of the Stanleick Separation Agreement, the Company agreed to pay or provide to Mr. Stanleick the following benefits: (i) his earned but unpaid Base Salary (as defined in the Stanleick Employment Agreement) through the Separation Date (as defined in the Stanleick Employment Agreement), and (ii) any vested amounts due to him under any plan, program or policy of the Company in which he participated (excluding any severance, bonus or incentive plan or arrangement).

Additionally, pursuant to Section IV.D.2 of the Stanleick Employment Agreement and the Stanleick Separation Agreement, Mr. Stanleick will receive: (i) any earned, but unpaid annual bonus for the year prior to the year of termination, (ii) continued payment of his annual base salary for 18 months following termination, (iii) a prorated target annual bonus for the year of termination, and (iv) reimbursement of the employer portion of COBRA premium payments for up to 18 months following termination (collectively, the “Stanleick Severance Benefits”).

Furthermore, within 15 days of his acknowledgement and execution of the Stanleick Separation Agreement, Mr. Stanleick received full vesting of 58,536 shares of Class A Common Stock that were granted to him as a retention award on March 1, 2023. The Company will also provide Mr. Stanleick with outplacement services up to a maximum of $15,000 (the “Outplacement Services”). As consideration for the Stanleick Retention Award Acceleration and the Outplacement Services, Mr. Stanleick has agreed to a non-competition covenant for a period of 18 months from the Stanleick Separation Date, which prohibits Mr. Stanleick from being employed by, consulting for, provide services for or otherwise being affiliated with any entities that manufacture, sell or distribute microdermabrasion and/or hydrodermabrasion / hydradermabrasion machines. Mr. Stanleick is also subject to ongoing covenants relating to mutual non-disparagement, and remains bound by certain contractual obligations he has under his confidentiality agreement with the Company, dated on or around January 20, 2022, except as modified in the Stanleick Separation Agreement.

In addition, on several occasions, Mr. Stanleick was granted PSU awards and RSU awards covering Class A Common Stock under the 2021 Plan. On the Separation Date, such awards were treated as set forth in the 2021 Plan and the applicable award agreements between Mr. Stanleick and the Company governing such awards.

Ms. Woo’s Severance Benefits

In connection with Ms. Woo’s departure from the Company, Ms. Woo was entitled to severance benefits in connection with her termination from the Company without cause pursuant to the terms of her employment agreement. Accordingly, under the terms of Ms. Woo’s employment agreement and the Woo Separation Agreement, Ms. Woo is entitled to receive: (i) any earned but unpaid base salary through August 10, 2023; (ii) any vacation earned but not taken through August 10, 2023; (iii) any vested amounts due to Ms. Woo under any plan, program or policy of the Company; (iv) an amount equal to 18 months of her base salary in effect as of August 10, 2023, with such payments to be made in accordance with the Company’s usual payroll periods during the 18 month period commencing on August 10, 2023; (v) a pro-rated target annual bonus for calendar year 2023, determined by multiplying Ms. Woo’s target annual bonus for 2023 by a fraction, the numerator of which equals the number of days she was employed by the Company during 2023, and the denominator of which equals 365, payable in a lump sum; and (vi) subject to her valid election to continue her healthcare coverage under COBRA and the terms of her employment agreement, reimbursement for her and her eligible dependents coverage under its group health plans for 18 months following August 10, 2023, at the same levels and the same cost to her as would have applied had her employment not be terminated.

Under the terms of the Woo Separation Agreement, Ms. Woo is also entitled to receive the following benefits: (i) a two-year extension of the exercise period during which Ms. Woo may exercise the vested portion (372,000 shares) of the options that were granted to Ms. Woo on May 6, 2021 from within 90 days of August 10, 2023 (the date of her termination from the Company without cause), to August 10, 2025, and (ii) accelerated vesting of 18,746 retention RSUs granted to Ms. Woo on March 1, 2023 that would otherwise not have vested until March 1, 2024. All other equity awards granted to Ms. Woo under the 2021 Plan will be treated as provided under the 2021 Plan and the applicable award agreements. Ms. Woo will remain subject to the restrictive covenants set forth in her employee proprietary information and inventions assignment agreement with the Company.

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PAY VERSUS PERFORMANCE

Under rules adopted pursuant to the Dodd-Frank Act, we are required to disclose certain information about the relationship between the compensation actually paid to our named executive officers and certain measures of company performance (“PvP Rules”). The material that follows is provided in compliance with these rules, however, additional information regarding our compensation philosophy, the structure of our performance-based compensation programs, and compensation decisions made this year is described above in our CD&A.

The following table provides information regarding compensation actually paid to our principal executive officer, or PEO, and other named executive officers for each year from 2021 to 2023, compared to our TSR from our initial public offering date, May 6, 2021 through the end of each such year, and our net income and revenue for each such year.

	Summary		Summary		Summary		Summary		Average Summary	Average	Value of Initial Fixed $100 Investment Based On:
Year	Compensation Table Total for First PEO (1)(5)	Compensation Actually Paid to First PEO (1)(6)	Compensation Table Total for Second PEO (2)(5)	Compensation Actually Paid to Second PEO (2)(6)	Compensation Table Total for Third PEO (3)(5)	Compensation Actually Paid to Third PEO (3)(6)	Compensation Table Total for Fourth PEO (4)(5)	Compensation Actually Paid to Fourth PEO (4)(6)	Compensation Table Total for Non-PEO NEOs (7)	Compensation Actually Paid to Non-NEO PEOs (8)	Total Shareholder Return (9)	Peer Group Total Shareholder Return (9)	Net Income (millions) (10)	Revenue (thousands) (11)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)	(o)
2023	$0	$0	$0	$0	$9,130,202	$(1,220,844)	$876,033	$944,628	$3,777,180	$712,844	$24.20	$103.05	$(100.1)	$397,991
2022	$0	$0	$3,464,119	$(19,754,948)	$10,361,434	$6,734,905	$0	$0	$2,494,664	$(5,247,651)	$70.82	$72.36	$44.2	$365,876
2021	$26,526,940	$2,973,403	$0	$0	$0	$0	$0	$0	$6,616,186	$9,523,295	$188.02	$114.92	$(378.7)	$260,086

(1)	The first PEO is Clinton Carnell, who served as our PEO in 2021. Any Stock or Option Awards granted in the year were forfeited in the year, and therefore, had a zero value as of the end of the year. Compensation Actually Paid reflects the sum of Salary and All Other Compensation for the year.

(2)	The second PEO is Brenton L. Saunders, who served as our Interim CEO from January 1, 2022 to February 6, 2022.

(3)	The third PEO is Andrew Stanleick, who served as our PEO for the remainder of 2022 after Mr. Saunders resumed his role as our Executive Chairman for the fiscal year of 2022.

(4)	The fourth PEO is Marla Beck, who became our PEO effective November 20, 2023.

(5)	Represents the total compensation paid to our PEO in each listed year, as shown in our Summary Compensation Table for such listed year.

(6)	Compensation actually paid does not mean that our PEO was actually paid those amounts in the listed year, but this is a dollar amount derived from the starting point of Summary Compensation Table total compensation under the methodology prescribed under the relevant rules as shown in the adjustment table below.

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	2021	2022		2023
	PEO 1 ($)	PEO 2 ($)	PEO 3 ($)	PEO 3 ($)	PEO 4 ($)
Summary Compensation Table Total(a)	26,526,940	3,464,119	10,361,434	9,130,202	876,033
Subtract Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year(b)	(23,553,537)	(2,984,131)	(8,857,355)	(6,454,464)	(649,993)
Add Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year(c)	0	1,883,965	4,626,669	0	604,646
Adjust for Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years(c)	0	(18,760,356)	0	0	0
Adjust for Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year(c)	0	450,363	604,157	192,583	113,246
Adjust for Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year(c)	0	(3,808,908)	0	158,335	695
Subtract Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	0	0	0	(4,247,499)	0
Add Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	0	0	0	0	0
Compensation Actually Paid	2,973,403	(19,754,948)	6,734,905	(1,220,844)	944,628

(a)	We have not reported any amounts in our Summary Compensation Table with respect to “Change in Pension and Nonqualified Deferred Compensation” and, accordingly, the adjustments with respect to such items prescribed by the PvP Rules are not relevant to our analysis and no adjustments have been made.

(b)	The amounts reflect the aggregate grant-date fair value reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year.

(c)	In accordance with PvP Rules, the fair values of unvested and outstanding equity awards to our NEOs were remeasured as of the end of each fiscal year, and as of each vesting date, during the years displayed in the table above. The assumptions used for determining the fair values shown in this table do not differ materially from those used to determine the fair values disclosed as of the grant date of such awards.

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Option Awards: The range of estimates used in the option fair value calculations are as follows:

Assumption	2023	2022	2021
Expected Term	5.21 – 7.35	4.60 – 8.75	5.60 – 6.00
Volatility	72.96% - 100.32%	61.91% - 68.19%	53.52%
Dividend Yield	0%	0%	0%
Risk-Free Rate	3.33% - 3.80%	3.04% - 3.94%	1.32% - 1.35%

PSUs with Market Conditions: The range of estimates for performance-based awards with market conditions are as follows:

Assumption	2023	2022	2021
Volatility	110.05% - 129.92%	69.69% - 77.08%	56.06% - 57.17%
Dividend Yield	0%	0%	0%
Risk-Free Rate	4.13% - 4.67%	4.31%	1.02% - 1.08%

(7)	This figure is the average of the total compensation paid to our NEOs other than our PEO in each listed year, as shown in our Summary Compensation Table for such listed year. The names of the non-PEO NEOs in each year are listed in the table below.

2021-2022 NEOs	2023 NEOs
Liyuan Woo	Liyuan Woo
Indra Pamamull	Michael Monahan
Daniel Watson	Daniel Watson
Stephan Becker	Brad Hauser

(8)	This figure is the average of compensation actually paid for our NEOs other than our PEO in each listed year. Compensation actually paid does not mean that these NEOs were actually paid those amounts in the listed year, but this is a dollar amount derived from the starting point of Summary Compensation Table total compensation under the methodology prescribed under the SEC’s rules as shown in the table below, with the indicated figures showing an average of such figure for all NEOs other than our PEO in each listed year.

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	2021	2022	2023
Summary Compensation Table Total(a)	$6,616,186	$2,494,664	$3,777,180
Subtract Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year(b)	(6,042,926)	(1,815,649)	(3,123,113)
Add Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year(c)	8,950,035	840,930	997,565
Adjust for Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years(c)	0	(4,047,912)	(332,003)
Adjust for Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year(c)	0	0	33,180
Adjust for Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year(c)	0	(662,834)	157,859
Subtract Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	0	(2,056,849)	(797,823)
Add Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	0	0	0
Compensation Actually Paid	$9,523,295	$(5,247,651)	$712,844

(a)	We have not reported any amounts in our Summary Compensation Table with respect to “Change in Pension” and, accordingly, the adjustments with respect to such items prescribed by the pay-versus-performance rules are not relevant to our analysis and no adjustments have been made.

(b)	The amounts reflect the aggregate grant-date fair value reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year.

(c)	In accordance with PvP Rules, the fair values of unvested and outstanding equity awards to our NEOs were remeasured as of the end of each fiscal year, and as of each vesting date, during the years displayed in the table above. The assumptions used for determining the fair values shown in this table do not differ materially from those used to determine the fair values disclosed as of the grant date of such awards.

(9)	Total shareholder return is calculated by assuming that a $100 investment was made on the day prior to the first fiscal year reported below and reinvesting all dividends until the last day of each reported fiscal year. Peer Group Total Shareholder Return is based on the S&P Consumer Discretionary Select Sector Index, which is what we have used for Item 201(e) purposes in our Annual Report.

(10)	The dollar amounts reported are the Company’s net income reflected in the Company’s audited financial statements

(11)	In the Company’s assessment, revenue is the financial performance measure that is the most important financial performance measure (other than total shareholder return and net income) used by the Company in 2023 to link compensation actually paid to performance. This is a change from 2022, where Adjusted EBITDA was used as the primary performance measure for the Company’s bonus structure because it functioned as a “gate” on whether the Company would pay out on bonuses in 2022. The Company’s bonus structure was adjusted in 2023 to remove any gate feature, and be majority weighted by revenue.

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Description of Relationships Between Compensation Actually Paid and Performance

We believe the Company’s pay-for-performance philosophy is well reflected in the table above because the Compensation Actually Paid tracks well to the performance measures disclosed in such tables. The graphs below describe, in a manner compliant with the relevant rules, the relationship between Compensation Actually Paid and the individual performance measures shown.

Relationship between Compensation Actually Paid (CAP) for PEO and NEOs (Average) vs. Cumulative TSR of Company and the Peer Group

The following chart shows the relationship between Compensation Actually Paid to our PEO and Average Compensation Actually Paid to our Other NEOs and our TSR, as well as the relationship between our TSR and the TSR of our peer group.

Relationship between Compensation Actually Paid (CAP) for PEO and NEOs (Average) vs. Net Income

The following chart shows the relationship between Compensation Actually Paid to our PEO and Average Compensation Actually Paid to our Other NEOs and Net Income.

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Relationship between Compensation Actually Paid (CAP) for PEO and NEOs (Average) vs. Revenue

The following chart shows the relationship between Compensation Actually Paid to our PEO and Average Compensation Actually Paid to our Other NEOs and Revenue.

Most Important Company Performance Measures for Determining Executive Compensation

Item 402(v) of Regulation S-K also requires that we provide the following tabular list of at least three and not more than seven financial performance measures that we have determined are our most important financial performance measures used to link compensation actually paid to our NEOs for the most recently completed fiscal year to the Company’s performance. These financial performance measures are:

•	Revenue;

•	Adjusted EBITDA; and

•	TSR

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CEO PAY RATIO DISCLOSURE

Pursuant to Item 402(u) of Regulation S-K and Section 953(b) of the Dodd-Frank Act, below is the ratio of the annual total compensation of our median employee (excluding our Chief Executive Officer) to the total compensation of our Chief Executive Officer.

The ratio is a reasonable estimate calculated in a manner consistent with SEC requirements. The SEC’s rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported below because companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own ratios.

Since the Company operated with two CEOs in 2023, Mr. Stanleick as Chief Executive Officer and President from January 1, 2023 through November 19, 2023, and Ms. Beck as Interim Chief Executive Officer as of November 20, 2023, through the remainder of fiscal year 2023, we used the combined total compensation for both Mr. Stanleick and Ms. Beck for our Pay Ratio Disclosure.

As disclosed in the Summary Compensation Table on page 52 of this Proxy Statement, Mr. Stanleick’s and Ms. Beck’s total compensation for 2023 was $9,130,202 and $876,033, respectively. The median of the annual total compensation of all employees (other than Mr. Stanleick and Ms. Beck) was $95,284. The ratio of the (a) combined total compensation for both Mr. Stanleick and Ms. Beck (b) to the annual total compensation of our median-paid employee for fiscal year 2023 was approximately 105:1. Given that Mr. Stanleick’s total compensation includes the Stanleick Severance Benefits he is entitled to receive pursuant to the Stanleick Separation Agreement, we anticipate the ratio of our Chief Executive Officer’s compensation to that of our median employee will decrease in the next disclosure cycle associated with our 2025 proxy statement.

Methodology and Key Assumptions

For purposes of calculating the pay ratio:

•	with respect to the annual total compensation of the “median employee,” we identified and calculated the elements of such employee’s compensation for fiscal year 2023 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K; and

•	with respect to the total compensation for our Chief Executive Officer, we used the “Total" amount reported in the Summary Compensation Table for fiscal year 2023.

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The below table summarizes our methodology and key assumptions in setting our consistently applied compensation measure.

Item	Company Practice
Date Selection	The last day of the 2023 fiscal year, December 31, 2023, was used for the calculation.
Annual Total Compensation

We used the following compensation measure based on payroll and equity plan records for all active employees as of the determination date:

• For permanent, full-time employees (other than hourly employees), we used (i) the employee’s annual base salary for fiscal year 2023 on an annualized basis and as in effect on the determination date, (ii) the employee’s target annual cash incentive amount for fiscal year 2023 (assuming payout at 100% of target), and (iii) the grant date fair value of the employee’s equity awards awarded in fiscal year 2023; and

• For hourly and/or temporary employees, we used (i) actual pay for fiscal year 2023, (ii) any incentives paid in fiscal year 2023, and (iii) the grant date fair value of any equity awards granted in fiscal year 2023.

Employee Workforce Definition

Generally, employees who were active earners at the end of the fiscal year of 2023 were included. The jurisdictions included in the analysis were the United States of America, China, and the United Kingdom.

De-Minimus Rule

We are a global company operating through a direct sales force in over 15 markets, and sell products globally in other markets utilizing a distributor or hybrid business model. For fiscal year 2023, approximately 85% of our employees were salaried, with the remainder being compensated on an hourly basis.

Employee groups in certain non-U.S. jurisdictions were excluded as the aggregate total of these employees amounts less than 5% of our total employee workforce. The jurisdictions excluded were Australia, Canada, France, Germany, Hong Kong, India, Ireland, Italy, Japan, Malaysia, Mexico, New Zealand, Singapore, Spain, Sweden, Switzerland, Taiwan, and United Arab Emirates.

The total number of employees excluded from the analysis was approximately 185 based on our total workforce of 881 employees as of December 31, 2023.

Exchange Rates	All figures shown are in U.S. dollars. The amounts originally in non-U.S. dollars, if any, were converted to U.S. dollars using the exchange rate as of the determination date.

This information is being provided for compliance purposes. Neither the Compensation Committee nor management used the pay ratio measure in making compensation decisions.

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EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2023, with respect to the shares of the Company’s Class A Common Stock that may be issued under the Company’s existing compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by security holders	10,281,658	$14.00	19,402,877
Equity compensation plans not approved by security holders	–	–	–
Totals	(1)	(2)	(3)

_______________

(1)	Comprises of 3,732,420 shares issuable upon exercise of options outstanding under the 2021 Plan, 5,242,680 shares issuable upon vesting of outstanding RSUs under the 2021 Plan, and 1,306,558 shares issuable upon settlement of PSUs outstanding under the 2021 Plan.

(2)	The weighted average exercise price does not take into account RSUs or PSUs which have no exercise price, or rights outstanding under The Beauty Health Company 2021 Employee Stock Purchase Plan (“ESPP”).

(3)	Comprises of 15,022,204 shares available for future issuance under the 2021 Plan, and 4,380,673 shares available for future issuance under the ESPP, in each case, as of December 31, 2023. On January 1, 2024, an additional 4,915,960 shares under the 2021 Plan were made available for future issuance pursuant to Section 11.26 of the 2021 Plan, and an additional 1,228,990 shares under the ESPP were made available for future issuance as well pursuant to Section 3.1 of the ESPP.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information pertaining to “beneficial ownership” (as defined below) of our Class A Common Stock as of April 9, 2024, by (i) individuals or entities known by us to beneficially own more than five percent of our Class A Common Stock, (ii) each director and director nominee, (iii) our NEOs, and (iv) all directors and executive officers as a group. The table below is based upon information supplied by officers, directors and principal stockholders and Schedule 13Gs and 13Ds filed with the SEC.

The number of shares “beneficially owned” by a given stockholder is determined under SEC Rules, and the designation of ownership set forth below is not necessarily indicative of ownership for any other purpose. In general, the beneficial ownership as set forth below includes shares over which a director, director nominee, principal stockholder, or executive officer has sole or shared voting or investment power and certain shares which such person has a vested right to acquire, under stock options or otherwise, within 60 days of April 9, 2024.

The beneficial ownership percentages set forth in the table below are based on 123,459,323 shares of our Class A Common Stock outstanding as of April 9, 2024. Except as otherwise set forth in the table below, the address of each of the persons listed below is c/o The Beauty Health Company, 2165 Spring Street, Long Beach, California 90806.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned (1)	Percentage of Total Outstanding Common Stock
5% Stockholders:
The Vanguard Group (2)	7,258,870	5.8%
FMR LLC (3)	16,786,185	13.5%
LCP Edge Holdco LLC (4)	33,360,741	27.0%
Luxor Capital Group, LP (5)	8,623,651	6.9%
Janus Henderson Group plc (6)	13,238,594	10.7%
Named Executive Officers and Directors:
Marla Beck (7)	171,410	*
Michael Monahan(8)	5,000	*
Brad Hauser(9)	44,700	*
Daniel Watson (10)	522,276	*
Andrew Stanleick(11)	102,768	*
Liyuan Woo (12)	732,673	*
Brenton L. Saunders (13)	14,781,252	11.9%
Michael Capellas (14)	430,945	*
Dr. Julius Few (15)	182,474	*
Desiree Gruber (16)	108,976	*
Michelle Kerrick(17)	31,450	*
Brian Miller (18)	33,452,191	27.0%
Doug Schillinger(19)	64,450	*
All Executive Officers and Directors as a Group (13 persons)	50,630,565	41.0%

_______________

*	Less than 1%.

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(1)	Shares beneficially owned reflects shares of Class A Common Stock plus rights to acquire Class A Common Stock, such as options, RSUs, PSUs and warrants that are vested or exercisable or will vest or become exercisable within 60 days of April 9, 2024.

(2)	Based solely on information contained in a Schedule 13G/A filed with the SEC on February 13, 2024 by the Vanguard Group. According to the Schedule 13G/A, The Vanguard Group has shared beneficial ownership power over 7,258,870 shares, consisting of shared voting power with respect to 151,465 shares, sole dispositive power with respect to 7,018,678 shares, and shared dispositive power with respect to 240,192 shares. The business address of the Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(3)	Based solely on information contained in a Schedule 13G/A filed with the SEC on January 10, 2024 by FMR LLC and Abigail P. Johnson (“Ms. Johnson”), the Chairman and Chief Executive Officer of FMR LLC. According to the Schedule 13G/A, FMR LLC has sole voting power with respect to 16,779,475 shares and FMR LLC and Ms. Johnson have sole dispositive power with respect to 16,786,185 shares. The business address for FMR LLC is 245 Summer Street, Boston, MA 02210.

(4)	Based solely on information contained in a Schedule 13D/A filed with the SEC on March 14, 2024, by LCP Edge Holdco LLC (“LCP Edge Holdco”), Linden Capital III LLC, Linden Manager III LP, Linden Capital Partners III LP, Linden Capital Partners III-A LP , Anthony Davis, and Brian Miller (“Mr. Miller”). According to the Schedule 13D/A, the shares are held directly by LCP Edge Holdco and each of the reporting persons has shared voting power and dispositive power with respect to the shares based on their relationship to LCP Edge Holdco. The business address for the reporting persons is 150 North Riverside Plaza, Suite 5100, Chicago, Illinois 60606.

(5)	Based solely on information contained in a Schedule 13G/A filed with the SEC on February 14, 2024 by Luxor Capital Partners, LP (the “Onshore Fund”), Luxor Capital Partners Offshore Master Fund, LP (the “Offshore Master Fund”), Luxor Capital Partners Offshore, Ltd. (the “Offshore Feeder Fund”), Lugard Road Capital Master Fund, LP (the “Lugard Master Fund”), Luxor Wavefront, LP, Luxor Gibraltar, LP, LCG Holdings, LLC (“LCG Holdings”), Lugard Road Capital GP, LLC (“Lugard GP”), Luxor Capital Group, LP (“Luxor Capital Group”), Luxor Management, LLC (“Luxor Management”, Jonathan Green (“Mr. Green”), and Christian Leone (“Mr. Leone”) with respect to 8,623,651 shares. According to the Schedule 13G/A, (i) the Onshore Fund shares voting and dispositive power with respect to 18,872 shares, including 3,900 shares underlying call options currently exercisable, (ii) the Offshore Master Fund shares voting and dispositive power with respect to 2,400 shares, including 2,400 shares underlying call options currently exercisable, (iii) the Offshore Feeder Fund, as the owner of a controlling interest in the Offshore Master Fund, may be deemed to beneficially own the shares beneficially owned by the Offshore Master Fund, (iv) the Lugard Master Fund shares voting and dispositive power with respect to 8,602,379 shares, including 1,536,512 shares issuable upon conversion of convertible notes and 493,700 shares underlying call options currently exercisable, (v) LCG Holdings, as the general partner of the Onshore Fund and the Offshore Master Fund, may be deemed to beneficially own the 21,272 shares beneficially owned by the Onshore Fund and the Offshore Master Fund, (vi) Lugard GP, as the general partner of the Lugard Master Fund may be deemed to beneficially own the 8,602,379 shares beneficially owned by the Lugard Master Fund, (vii) Mr. Green, as a managing member of Lugard GP, may be deemed to beneficially own the 8,602,379 shares beneficially owned by Lugard GP, (viii) Luxor Capital Group, as the investment manager of the Onshore Fund, the Offshore Master Fund and the Lugard Master Fund (the “Funds”) may be deemed to beneficially own the 8,623,651 shares beneficially owned by the Funds, (ix) Luxor Management, as the general partner of Luxor Capital Group, may be deemed to beneficially own the 8,623,651 shares beneficially owned by the Luxor Capital Group, (x) Mr. Leone, as the managing member of Luxor Management, may be deemed to beneficially own the 8,623,651 shares beneficially owned by Luxor Management. The principal business address of each of the Onshore Fund, LCG Holdings, Luxor Capital Group, Luxor Management, Lugard GP, Mr. Green, and Mr. Leone is 1114 Avenue of the Americas, 28th Floor, New York, New York 10036. The principal business address of each of Offshore Master Fund, the Offshore Feeder Fund and the Lugard Master Fund is c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

(6)	Based solely on information contained in Schedule 13G filed by Janus Henderson Group PLC (“Janus”) and Janus Henderson Contrarian Fund (“Janus Contrarian”) with the SEC on April 5, 2024. According to the Schedule 13G, (i) Janus has shared voting and dispositive power with respect to 13,238,594 shares and (ii) Janus Contrarian has shared voting and dispositive power with respect to 13,070,091 shares. According to the Schedule 13G, Janus has a 100% ownership stake in Janus Henderson Investors U.S. LLC (“JHIUS”) and Janus Contrarian is an investment company registered under the Investment Company Act of 1940 and is one of the managed portfolios to which JHIUS provides investment advice. The business address for the Janus is 201 Bishopsgate EC2M 3AE, United Kingdom. The business address for Janus Contrarian is 151 Detroit St., Denver, CO 80206.

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(7)	Consists of (i) 159,977 shares and (ii) 11,433 RSUs that will vest within 60 days of April 9, 2024.

(8)	Consists of 5,000 shares.

(9)	Consists of (i) 28,099 shares, and (ii) 16,601 RSUs that will vest within 60 days of April 9, 2024.

(10)	Consists of (i) 285,425 shares, (ii) 155,000 options, (iii) 77,500 shares subject to options that will vest within 60 days of April 9, 2024, and (iv) 4,351 shares estimated to be issued under the ESPP within 60 days of April 9, 2024.

(11)	Consists of 102,768 shares.

(12)	Consists of (i) 372,000 options, and (ii) 360,673 shares.

(13)	Consists of (i) 5,733,611 shares held by Mr. Saunders, (ii) 1,681,771 shares held by Triplet Enterprises III, LLC (“Triplet”), (iii) 1,121,180 shares held by Saunders Family Trust (“Trust”), (iv) 3,166,666 convertible warrants held by Mr. Saunders, (v) 1,000,000 convertible warrants held by Triplet, (vi) 666,667 convertible warrants held by Trust, (vii) 930,000 options, (viii) 465,000 shares subject to options that will vest within 60 days of April 9, 2024, and (ix) 16,357 RSUs that will vest within 60 days of April 9, 2024. Mr. Saunders is the managing member of Triplet and has voting and dispositive control over the securities held by Trust and thus Mr. Saunders may be deemed to indirectly beneficially own shares and warrants held by Triplet and the Trust, but disclaims beneficial ownership of such shares and warrants except to the extent of any pecuniary interest therein. The business address of this stockholder is 1142 N Venetian Dr., Miami Beach, FL 33139.

(14)	Consists of (i) 181,255 shares, (ii) 16,357 RSUs that will vest within 60 days of April 9, 2024, and (iii) 233,333 convertible warrants.

(15)	Consists of (i) 99,450 shares, (ii) 16,357 RSUs that will vest within 60 days of April 9, 2024, (iii) and 66,667 convertible warrants.

(16)	Consists of (i) 39,286 shares, (ii) 16,357 RSUs that will vest within 60 days of April 9, 2024, and (iii) 53,333 convertible warrants.

(17)	Consists of (i) 15,093 shares and (ii) 16,357 RSUs that will vest within 60 days of April 9, 2024.

(18)	Consists of (i) 75,093 shares held by Mr. Miller, (ii) 16,357 RSUs held by Mr. Miller that will vest within 60 days of April 9, 2024, and (iii) 33,360,741 shares of Class A Common Stock held by LCP Edge Holdco LLC. Brian Miller, as Vice President of LCP Edge Holdco LLC, may be deemed to directly or indirectly beneficially own the shares as he may be deemed to have shared voting and dispositive power over the 33,360,741 shares, but hereby disclaims any beneficial ownership of any shares held by LCP Edge Holdco except to the extent of any pecuniary interest therein.

(19)	Consists of (i) 48,093 shares and (ii) 16,357 RSUs that will vest within 60 days of April 9, 2024.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Other than equity and other compensation, termination, change of control, and other arrangements, which are described under the section entitled “Executive Compensation” and “2023 Director Compensation” of this Proxy Statement, below we describe transactions since January 1, 2022 to which we were a party or will be a party, in which:

•	the amounts exceeded or will exceed $120,000; and

•	any of our directors, executive officers, or holders of more than 5% of our capital stock, or any member of the immediate family of, or person sharing the household with, the foregoing persons, had or will have a direct or indirect material interest.

Indemnity Agreements

We have entered into indemnity agreements with each of our directors and executive officers and certain other officers of the Company. Each indemnity agreement provides for indemnification and advancement by the Company of certain expenses and costs relating to claims, suits or proceedings arising from service to the Company or, at our request, service to other entities, as officers or directors to the maximum extent permitted by applicable law.

Investor Rights Agreement

On May 4, 2021, we consummated a business combination pursuant to that certain Agreement and Plan of Merger, dated December 8, 2020, by and among Vesper Healthcare Acquisition Corp. (“Vesper Healthcare”), Hydrate Merger Sub I, Inc. (“Merger Sub I”), Hydrate Merger Sub II, LLC (“Merger Sub II”), LCP Edge Intermediate, Inc., the indirect parent of HydraFacial LLC (f.k.a. Edge Systems, LLC (“HydraFacial”), and LCP Edge Holdco, LLC (“LCP Edge Holdco” or “Former Parent,” and, in its capacity as the stockholders’ representative, the “Stockholders’ Representative”) (the “Merger Agreement”), which provided for: (a) the merger of Merger Sub I with and into HydraFacial, with HydraFacial continuing as the surviving corporation (the “First Merger”), and (b) immediately following the First Merger and as part of the same overall transaction as the First Merger, the merger of HydraFacial with and into Merger Sub II, with Merger Sub II continuing as the surviving entity (the “Second Merger” and, together with the First Merger, the “Mergers” and, together with the other transactions contemplated by the Merger Agreement, the “Business Combination”).

In connection with the consummation of the Business Combination, on May 4, 2021, the Company and LCP Edge Holdco entered into that certain Investor Rights Agreement (the “Investor Rights Agreement”). Pursuant to the Investor Rights Agreement, LCP Edge Holdco has the right to designate a number of directors for appointment or election to the Company’s Board of Directors as follows: (i) one director for so long as LCP Edge Holdco holds at least 10% of the outstanding Class A Common Stock, (ii) two directors for so long as LCP Edge Holdco holds at least 15% of the outstanding Class A Common Stock, and (iii) three directors for so long as LCP Edge Holdco holds at least 40% of the outstanding Class A Common Stock (the “Board Designation Right”). Furthermore, for so long as LCP Edge Holdco holds at least 10% of the outstanding Class A Common Stock, LCP Edge Holdco will be entitled to have at least one of its designees represented on the compensation committee and nominating and corporate governance committee of the Company’s Board of Directors. LCP Edge Holdco elected to designate Brian Miller to the Company’s Board of Directors pursuant to the Board Designation Right.

Policies and Procedures for Related Party Transactions

The Audit Committee charter of the Company provides for the review, approval and/or ratification of “related party transactions,” which are those transactions required to be disclosed pursuant to Item 404 of Regulation S-K as promulgated by the SEC, by the Audit Committee. At its meetings, the Audit Committee shall be provided with the details of each new, existing or proposed related party transaction, including the terms of the transaction, any contractual restrictions that the Company has already committed to, the business purpose of the transaction and the benefits of the transaction to the Company and to the relevant related party. Any member of the Audit Committee who has an interest in the related party transaction under review by the Audit Committee shall abstain from voting on the approval of the related party transaction, but may, if so requested by the chairman of the Audit Committee, participate in some or all of the Audit Committee’s discussions of the related party transaction. Upon completion of its review of the related party transaction, the Audit Committee may determine to permit or to prohibit the related party transaction.

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SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and officers, and persons who own more than 10% of our common stock, to file initial reports of ownership and reports of changes in ownership (Forms 3, 4, and 5) of common stock with the SEC. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all such forms that they file.

To our knowledge, based solely on our review of the copies of such reports furnished to us and on written representations by certain reporting persons that no reports on Form 5 were required, we believe that during the fiscal year ended December 31, 2023, all Section 16(a) filing requirements applicable to our officers, directors and 10% stockholders were complied with in a timely manner, except (i) Andrew Stanleick, who filed one late report; (ii) Liyuan Woo, who filed one late report; (iii) Daniel Watson, who filed one late report; (iv) Michael Capellas, who filed one late report; and (v) Dr. Julius Few, who filed one late report.

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STOCKHOLDER PROPOSALS

Stockholders may present proposals for action at a future meeting only if they comply with the requirements of the proxy rules established by the SEC and our Bylaws. Pursuant to Rule 14a-8 under the Exchange Act and our Bylaws, stockholder proposals that are intended to be presented at our 2025 annual meeting of stockholders and included in the proxy statement, form of proxy and other proxy solicitation materials related to that meeting must be received by us no later than December 30, 2024. Stockholders are also advised to review our Bylaws, which contain additional advance notice requirements, including requirements with respect to advance notice of stockholder proposals and director nominations. Under our Bylaws, the deadline for submitting a stockholder proposal outside of Rule 14a-8 or a nomination for director that a stockholder intends to present at our 2025 annual meeting of stockholders is not later than the close of business on the 90th day (March 8, 2025), nor earlier than the 120th day (February 6, 2025) prior to the anniversary date of the immediately preceding annual meeting.

In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice to the Company that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 8, 2025.

Stockholder proposals must be in writing and should be addressed to our Secretary, at our principal executive offices at 2165 Spring Street, Long Beach, California 90806. It is recommended that stockholders submitting proposals direct them to our Secretary and utilize certified mail, return receipt requested in order to provide proof of timely receipt. The Chairman of the Annual Meeting reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements, including conditions set forth in our Bylaws and conditions established by the SEC.

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OTHER MATTERS

We do not know of any business, other than as described in this Proxy Statement, that should be considered at the Annual Meeting. If any other matters should properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxies held by them in accordance with their best judgment.

To assure the presence of the necessary quorum and to vote on the matters to come before the Annual Meeting, please indicate your choices on the enclosed proxy and date, sign, and return it promptly in the envelope provided. The signing of a proxy by no means prevents you from attending and voting at the Annual Meeting.

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AVAILABLE INFORMATION

We are subject to the informational requirements of the Exchange Act, and, in accordance therewith, file reports and other information with the SEC. The SEC maintains an Internet site that contains our reports, proxies and information statements that we have filed electronically with the SEC at http://www.sec.gov. The information contained on our website, other than this Proxy Statement, is not considered proxy solicitation material and is not incorporated by reference herein.

A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2023 (INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO), WHICH WE FILED WITH THE SEC ON MARCH 12, 2024, WILL BE PROVIDED WITHOUT CHARGE TO ANY PERSON TO WHOM THIS PROXY STATEMENT IS MAILED UPON THE WRITTEN REQUEST OF ANY SUCH PERSON TO THE BEAUTY HEALTH COMPANY, ATTN: SECRETARY, 2165 SPRING STREET, LONG BEACH, CALIFORNIA 90806. THE SHARE OWNERSHIP OF THE STOCKHOLDER SUBMITTING THE STOCKHOLDER PROPOSAL MAY BE OBTAINED BY USING THE CONTACT INFORMATION ABOVE.

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APPENDIX A

CERTIFICATE OF AMENDMENT

TO THE SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

THE BEAUTY HEALTH COMPANY

(Pursuant to Section 242 of the

General Corporation Law of the State of Delaware)

The Beauty Health Company (the “Corporation”), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (as amended from time to time, the “DGCL”), does hereby certify as follows:

1.	The name of the Corporation is The Beauty Health Company. The Corporation’s Certificate of Incorporation was filed in the office of the Secretary of State of the State of Delaware on July 8, 2020. An Amended and Restated Certificate of Incorporation was filed in the office of the Secretary of State of the State of Delaware on September 28, 2020. A Second Amended and Restated Certificate of Incorporation was filed in the office of the Secretary of State of the State of Delaware on May 4, 2021 (the “Second Amended and Restated Certificate of Incorporation”).

2.	This Amendment to the Second Amended and Restated Certificate of Incorporation amends the Second Amended and Restated Certificate of Incorporation of the Corporation.

3.	Section 5.2 of Article V of the Second Amended and Restated Certificate of Incorporation of the Corporation is hereby amended in its entirety to read as follows:

“(a) The number of directors of the Corporation shall be fixed from time to time exclusively by the Board pursuant to a resolution adopted by a majority of the Board.

(b) Subject to Section 5.5 hereof, a director shall hold office until the next annual meeting following his or her election, and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.

(c) Unless and except to the extent that the Bylaws shall so require, the election of directors need not be by written ballot. The holders of shares of Common Stock shall not have cumulative voting rights.”

4.	The foregoing amendment was duly adopted by the Board of Directors of the Corporation and the stockholders of the Corporation in accordance with Sections 228, 242 and 245 of the DGCL.

5.	This Certificate of Amendment shall be effective upon filing with the Secretary of State of the State of Delaware.

* * * * *

A-1

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by the undersigned duly authorized officer this [•] day of [•], 2024.

THE BEAUTY HEALTH COMPANY

By:
Name: Brenton L. Saunders
Title: Chairman of the Board

A-2

APPENDIX B

SECOND CERTIFICATE OF AMENDMENT

TO THE SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

THE BEAUTY HEALTH COMPANY

(Pursuant to Section 242 of the

General Corporation Law of the State of Delaware)

The Beauty Health Company (the “Corporation”), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (as amended from time to time, the “DGCL”), does hereby certify as follows:

1.	The name of the Corporation is The Beauty Health Company. The Corporation’s Certificate of Incorporation was filed in the office of the Secretary of State of the State of Delaware on July 8, 2020. An Amended and Restated Certificate of Incorporation was filed in the office of the Secretary of State of the State of Delaware on September 28, 2020. A Second Amended and Restated Certificate of Incorporation was filed in the office of the Secretary of State of the State of Delaware on May 4, 2021 (the “Second Amended and Restated Certificate of Incorporation”). A Certificate of Amendment was filed in the office of the Secretary of State of the State of Delaware on [•], 2024 (the “First Certificate of Amendment”).

2.	This Second Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation amends the Second Amended and Restated Certificate of Incorporation of the Corporation, as amended by the First Certificate of Amendment.

3.	Article XI of the Second Amended and Restated Certificate of Incorporation of the Corporation is hereby amended in its entirety to read as follows:

“The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Second Amended and Restated Certificate (including any Preferred Stock Designation), in the manner now or hereafter prescribed by this Second Amended and Restated Certificate and the DGCL, and, except as set forth in Article VIII, all rights, preferences and privileges herein conferred upon stockholders, directors or any other persons by and pursuant to this Second Amended and Restated Certificate in its present form or as hereafter amended are granted subject to the right reserved in this Article XI. Notwithstanding anything to the contrary contained in this Second Amended and Restated Certificate, and notwithstanding that a lesser percentage may be permitted from time to time by applicable law, no provision of Article V, Section 7.1, Section 7.3, Article VIII, Article IX, Article X and this Article XI may be altered, amended or repealed in any respect, nor may any provision or bylaw inconsistent therewith be adopted, unless, in addition to any other vote required by this Second Amended and Restated Certificate or otherwise required by law, such alteration, amendment, repeal or adoption is approved by the affirmative vote of the holders of a majority of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.”

4.	The foregoing amendment was duly adopted by the Board of Directors of the Corporation (the “Board”) and the stockholders of the Corporation in accordance with Sections 228, 242 and 245 of the DGCL.

5.	This Second Certificate of Amendment shall be effective upon filing with the Secretary of State of the State of Delaware.

* * * * *

B-1

IN WITNESS WHEREOF, the Corporation has caused this Second Certificate of Amendment to be executed by the undersigned duly authorized officer this [•] day of [•], 2024.

THE BEAUTY HEALTH COMPANY

By:
Name: Brenton L. Saunders
Title: Chairman of the Board

B-2

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V39254 - P09673 1. Election of Directors Nominees: 1) Marla Beck 2) Brenton L. Saunders 3) Doug Schillinger For Withhold For All All All Except ! ! ! THE BEAUTY HEALTH COMPANY To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below . The Board of Directors recommends a vote of “FOR ALL” on Proposal No . 1 , and “FOR” on Proposal No . 2 , Proposal No . 3 , Proposal No . 4 and Proposal No . 5 . Please sign exactly as your name(s) appear(s) hereon . When shares are held by joint tenants, both should sign . When signing as attorney, executor, administrator, trustee or guardian, please give full title as such . If a corporation, please sign in full corporate name by president or other authorized officer . If a partnership, please sign in partnership name by an authorized person . For Against Abstain 2. The approval of an amendment to the Company’s Second Amended and Restated Certificate of Incorporation to declassify the Board of Directors of ! ! ! the Company, beginning with the Company’s 2025 annual meeting of stockholders. 3. The approval of an amendment to the Company’s Second Amended and Restated Certificate of Incorporation to eliminate the supermajority voting ! ! ! requirement for amendments to the Second Amended and Restated Certificate of Incorporation. 4. The ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the fiscal year ! ! ! ending December 31, 2024. 5. Approve, on a non - binding, advisory basis, the compensation paid to the Company’s named executive officers. ! ! ! THE BEAUTY HEALTH COMPANY 2165 SPRING STREET LONG BEACH, CA 90806 VOTE BY INTERNET Before The Meeting - Go to www . proxyvote . com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11 : 59 p . m . Eastern Time the day before the cut - off date or meeting date . Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form . During The Meeting - Go to www . virtualshareholdermeeting . com/SKIN 2024 You may attend the meeting via the Internet and vote during the meeting . Have the information that is printed in the box marked by the arrow available and follow the instructions . VOTE BY PHONE - 1 - 800 - 690 - 6903 Use any touch - tone telephone to transmit your voting instructions up until 11 : 59 p . m . Eastern Time the day before the cut - off date or meeting date . Have your proxy card in hand when you call and then follow the instructions . VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage - paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 . SCAN TO VIEW MATERIALS & VOTE ;

V39255 - P09673 Important Notice Regarding the Availability of Proxy Materials for the 2024 Annual Stockholders’ Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. FOR THE 2024 ANNUAL STOCKHOLDERS’ MEETING OF THE BEAUTY HEALTH COMPANY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Marla Beck, Michael Monahan and Paul Bokota (each a ” Proxy ” and collectively, the ” Proxies “), and each of them independently, with full power of substitution as Proxies to vote the shares of Class A Common Stock of the Company (as defined below) that the undersigned is entitled to vote (the ” Shares “) at the 2024 Annual Stockholders’ Meeting of The Beauty Health Company (the ” Company “) to be held virtually on June 6 , 2024 at 1 : 00 p . m . PDT at www . virtualshareholdermeeting . com/SKIN 2024 , and at any adjournments and/or postponements thereof . Such Shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and, unless such authority is withheld on the reverse side hereof, in the Proxies’ discretion on such other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof . This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. P R O X Y C A R D Continued and to be signed on reverse side